    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 15, 1998
                                                      REGISTRATION NO. 333-38597

================================================================================

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             -----------------------

                                 AMENDMENT NO. 1
                                       TO

                                    FORM SB-2
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                             -----------------------
                                 PAWNMART, INC.
                 (NAME OF SMALL BUSINESS ISSUER IN ITS CHARTER)
         DELAWARE                         5940                   75-2520896
 (State or jurisdiction of     (Primary Standard Industrial  (I.R.S. Employer
incorporation or organization)  Classification Code Number)  Identification No.)

                         301 COMMERCE STREET, SUITE 3600
                             FORT WORTH, TEXAS 76102
                                 (817) 335-7296
          (Address and telephone number of principal executive offices and principal place of business)
                             -----------------------

                               CARSON R. THOMPSON
                                 PAWNMART, INC.
                         301 COMMERCE STREET, SUITE 3600
                             FORT WORTH, TEXAS 76102
                                 (817) 335-7296
            (Name, address and telephone number of agent for service)

                             -----------------------
                                   COPIES TO:


    JAKES JORDAAN, ESQ.                          RICHARD F. DAHLSON, ESQ.
 JORDAAN & PENNINGTON, PLLC                       JACKSON WALKER L.L.P.
300 CRESCENT COURT, SUITE 1670                  901 MAIN STREET, SUITE 6000
    DALLAS, TEXAS 75201                            DALLAS, TEXAS 75201
     (214) 871-6550                                  (214) 953-5896


     APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the date this Registration Statement becomes effective.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                                                           ---------------


     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                          ---------------

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                          ---------------


     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                             -----------------------

     CALCULATION OF REGISTRATION FEE. See next page.

                             -----------------------
THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

================================================================================

================================================================================
(REGISTRATION STATEMENT COVER PAGE CONT'D)

                         CALCULATION OF REGISTRATION FEE


================================================================================================================================
  TITLE OF EACH CLASS OF                AMOUNT TO BE      PROPOSED MAXIMUM OFFERING      PROPOSED MAXIMUM            AMOUNT OF
SECURITIES TO BE REGISTERED             REGISTERED(1)         PRICE PER SHARE(1)    AGGREGATE OFFERING PRICE(1)  REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------------------

COMMON STOCK, PAR VALUE $.01
PER SHARE(2)                             1,380,000                 $ 5.00                $ 6,900,000               $2,035.50
--------------------------------------------------------------------------------------------------------------------------------
COMMON STOCK UNDERLYING
UNDERWRITER WARRANTS                       120,000                 $ 6.00                $   720,000               $  212.40
--------------------------------------------------------------------------------------------------------------------------------
SERIES A REDEEMABLE COMMON
STOCK PURCHASE WARRANTS (3)
                                         1,500,000                 $ .125                         (4)                     (4)
--------------------------------------------------------------------------------------------------------------------------------
SERIES B REDEEMABLE COMMON
STOCK PURCHASE WARRANTS (3)
                                         1,500,000                 $.0625                         (4)                     (4)
--------------------------------------------------------------------------------------------------------------------------------
COMMON STOCK, ISSUABLE
UNDER SERIES A REDEEMABLE
--------------------------------------------------------------------------------------------------------------------------------
COMMON STOCK PURCHASE
WARRANTS (5)                             1,500,000                 $ 6.00                $ 9,000,000              $ 2,655.00
--------------------------------------------------------------------------------------------------------------------------------
COMMON STOCK, ISSUABLE UNDER
SERIES B REDEEMABLE COMMON
STOCK PURCHASE WARRANTS (6)
                                         1,500,000                 $ 8.00                $12,000,000             $  3,540.00
--------------------------------------------------------------------------------------------------------------------------------
UNDERWRITER WARRANTS                       120,000                 $ .001                $       120             $      0.04
--------------------------------------------------------------------------------------------------------------------------------
TOTAL                                                                                                            $  8,442.94(7)
================================================================================================================================



(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended.

(2) Includes 180,000 shares of Common Stock that may be purchased by the Underwriter from the Company to cover over-allotments, if any.

(3) Includes 180,000 warrants that may be purchased by the Underwriter to cover over-allotments, if any, and 120,000 warrants underlying the Underwriter Warrants.

(4) Because the shares of Common Stock underlying the warrants are registered, no additional registration fee required.

(5) Represents shares of Common Stock issuable upon exercise of the Series A Redeemable Common Stock Purchase Warrants registered hereby together with such additional indeterminate number of shares as may be issued upon exercise of such Series A Redeemable Common Stock Purchase Warrants by reason of the anti-dilution provisions contained therein.

(6) Represents shares of Common Stock issuable upon exercise of the Series B Redeemable Common Stock Purchase Warrants registered hereby together with such additional indeterminate number of shares as may be issued upon exercise of such Series B Redeemable Common Stock Purchase Warrants by reason of the anti-dilution provisions contained therein.

(7)  Of this amount, $3,848.49 was previously paid.




================================================================================

                  SUBJECT TO COMPLETION, DATED FEBRUARY , 1998
                                 PAWNMART, INC.
                        1,200,000 SHARES OF COMMON STOCK
          1,200,000 SERIES A REDEEMABLE COMMON STOCK PURCHASE WARRANTS
          1,200,000 SERIES B REDEEMABLE COMMON STOCK PURCHASE WARRANTS
                      ------------------------------------

     PawnMart, Inc. (the "Company") is offering (the "Offering") 1,200,000 shares (the "Shares") of Common Stock, $.01 par value per share (the "Common Stock"), 1,200,000 Series A Redeemable Common Stock Purchase Warrants (the "Series A Warrants") and 1,200,000 Series B Redeemable Common Stock Purchase Warrant (the "Series B Warrants"). The Shares, the Series A Warrants and the Series B Warrants are sometimes hereinafter collectively referred to as the "Securities." Prior to this Offering, there has been no public market for the Securities. It is estimated that the initial public offering price will be $5.00 per Share, $0.125 per Series A Warrant and $0.0625 per Series B Warrant. Each Series A Warrant and Series B Warrant (collectively, the "Warrants") entitles the holder to purchase one share of Common Stock at a price of $6.00 per share and $8.00 per share, respectively, during the respective five and six-year periods commencing on the date of this Prospectus. The Series A Warrants and Series B Warrants are redeemable by the Company for $.05 per warrant on not less than 30 nor more than 60 days written notice if the closing price for the Common Stock for seven trading days during a 10 consecutive trading day period ending not more than 15 days prior to the date that the notice of redemption is mailed equals or exceeds $9.00 per share and $11.00 per share, respectively. Any redemption of the Warrants during the one-year period commencing on the date of this Prospectus shall require the written consent of First London Securities Corporation, the representative of the Underwriter (the "Representative"). See "Description of Securities."

     Prior to this Offering, there has been no public market for the Securities. The initial public offering price of the Securities and the exercise price and other terms of the Warrants have been determined through negotiations between the Company and the Representative and are not related to the Company's assets, book value, financial condition or other recognized criteria of value. Although the Company has applied for the inclusion of the Common Stock and the Warrants on the Pacific Stock Exchange under the proposed symbols "PMT", "PMTA" and "PMTB," respectively, and on the Nasdaq SmallCap Market under the symbols "PMRT", "PMRTA" and "PMRTB", respectively, there can be no assurance that an active trading market in the Securities will develop or be sustained.

 THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK AS WELL AS
           IMMEDIATE AND SUBSTANTIAL DILUTION. SEE "RISK FACTORS" AND
             "DILUTION," COMMENCING ON PAGES 7 AND 15, RESPECTIVELY.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
      SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
          PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
              REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



==========================================================================================================================
                                                                  PRICE TO            Underwriting          Proceeds to
                                                                   PUBLIC            Discounts and          Company (2)
                                                                                    Commissions (1)
--------------------------------------------------------------------------------------------------------------------------
     Per Share..............................................          $                    $                     $
--------------------------------------------------------------------------------------------------------------------------
     Per Series A Warrant...................................          $                    $                     $
--------------------------------------------------------------------------------------------------------------------------
     Per Series B Warrant...................................          $                    $                     $
--------------------------------------------------------------------------------------------------------------------------
     Total(3)...............................................          $                    $                     $
==========================================================================================================================



*See Footnotes on following Page

     The Securities are offered by the Underwriter on a firm commitment basis, subject to prior sale, when, as and if delivered to and accepted by the Underwriter, and subject to their right to reject orders in whole or in part. It is expected that delivery of the certificates for the shares of Common Stock and Warrants will be made on or about , 1998.

                       FIRST LONDON SECURITIES CORPORATION
                     The date of this Prospectus is , 1998.

Footnotes

(1) Does not include additional underwriting compensation to be received by the Representative in the form of (i) a non-accountable expense allowance equal to 3% of the gross proceeds of this Offering, of which $25,000 has been paid to date, and (ii) warrants issued to the Representative (the "Representative's Warrants") to purchase up to 120,000 of each of the Securities, which Representative's Warrants are exercisable for a four-year period commencing one year from the effective date of this Offering at a purchase price of 120% of the initial offering price of the Securities. In addition, the Company has granted to the Representative certain registration rights with respect to registration of the shares of Common Stock and the Warrants underlying the Representative's Warrants (the "Underlying Warrants") and the shares of Common Stock issuable upon exercise of the Underlying Warrants. The Company has agreed to pay the Representative upon the exercise or redemption of the Warrants a fee equal to 5% of the gross proceeds received by the Company from the exercise of the Warrants and 5% of the aggregate redemption price for Warrants redeemed. Such fee will be paid to the Representative or its designee no sooner than 12 months after the effective date of this Offering. The Company has agreed to indemnify the Underwriter against certain liabilities arising under the Securities Act of 1933, as amended (the "Act"). See "Underwriting."

(2) Before deducting expenses payable by the Company estimated at $450,000, including the Representative's non-accountable expense allowance.

(3) The Company has granted the Representative an option (the "Representative's Over-Allotment Option"), exercisable within 30 days from the date of this Prospectus, to purchase on the same terms as the Securities offered hereby up to 180,000 additional Securities solely to cover over-allotments, if any. If the Representative's Over-Allotment Option is exercised in full, the total Price to Public, Underwriting Commissions, and Proceeds to Company will be $ , $ and $ , respectively. See "Underwriting."

                              AVAILABLE INFORMATION

     The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form SB-2 (the "Registration Statement"), pursuant to the Act with respect to the Securities offered by this Prospectus. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits thereto. THE STATEMENTS CONTAINED IN THIS PROSPECTUS AS TO THE CONTENTS OF ANY CONTRACT OR OTHER DOCUMENT IDENTIFIED AS EXHIBITS IN THIS PROSPECTUS ARE NOT NECESSARILY COMPLETE, AND IN EACH INSTANCE, REFERENCE IS MADE TO A COPY OF SUCH CONTRACT OR DOCUMENT FILED AS AN EXHIBIT TO THE REGISTRATION STATEMENT, EACH STATEMENT BEING QUALIFIED IN ANY AND ALL RESPECTS BY SUCH REFERENCE. For further information with respect to the Company and the Securities offered hereby, reference is made to the Registration Statement and exhibits which may be inspected without charge at the Commission's principal office at Judiciary Plaza, 450 Fifth Street, NW, Washington, DC 20549.

     Upon consummation of this Offering, the Company will become subject to the reporting requirements of the Securities Exchange Act of 1934, (the "Exchange Act") and in accordance therewith will file reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at its New York Regional Office, Room 1300, 7 World Trade Center, New York, New York 10048; and at its Chicago Regional Office, Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material may also be obtained from the Public Reference Section of the Commission at prescribed rates. The Company's Registration Statement on Form SB-2 as well as any reports to be filed under the Exchange Act can also be obtained electronically after the Company has filed such documents with the Commission through a variety of databases, including among others, the Commission's Electronic Data Gathering, Analysis And Retrieval ("EDGAR") program, Knight-Ridder Information, Inc., Federal Filings/Dow Jones and Lexis/Nexis. Additionally, the Commission maintains a Website (at http://www.sec.gov) that contains such information regarding the Company.

     The Company intends to furnish its shareholders with annual reports containing audited financial statements and such other reports as the Company deems appropriate or as may be required by law. Such requests may be directed to Carson R. Thompson, Chairman of the Board, PawnMart, Inc., 301 Commerce Street, Suite 3600, Fort Worth, Texas 76102, telephone number (817) 335-7296.

     IN CONNECTION WITH THIS OFFERING, THE UNDERWRITER MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE COMMON STOCK OR THE WARRANTS AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE OVER-THE-COUNTER MARKET OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME. SEE "PLAN OF DISTRIBUTION."

                               PROSPECTUS SUMMARY


     The following summary should be read in conjunction with, and is qualified in its entirety by the more detailed information and financial statements (including the notes thereto) appearing elsewhere in this Prospectus. Except as otherwise noted herein, all information in this Prospectus (i) assumes a public offering price of Common Stock of $5.00 per share; (ii) assumes no exercise of the Warrants or Underwriter's over-allotment option; (iii) gives effect to the Preferred Stock Conversion (as defined below) and the Debenture Conversion (as defined below); (iv) gives effect to a 1-for-2 and a subsequent 1-for-1.5163715 reverse stock split (collectively, the "Reverse Stock Split") of the Company's outstanding shares of Common Stock; and (v) assumes no exercise or conversion of outstanding options or warrants. See "Description of Capital Stock," "Underwriting" and Notes 5, 7, 8, 10, 11 and 12 of Notes to Audited Consolidated Financial Statements.


                                   THE COMPANY

GENERAL

     The Company is a financial services and specialty retail enterprise principally engaged in establishing and operating stores which advance money secured by the pledge of tangible personal property and sell pre-owned merchandise to the value-conscious consumer. The Company generates income in two ways: through collection of a monthly service charge from advancing money to individuals based primarily upon the estimated resale value of pledged personal property such as jewelry, consumer electronics, tools, musical instruments, firearms, automobiles, and other miscellaneous items and through a profit realized on the retail sale of unredeemed or other purchased pre-owned merchandise.

MARKET POSITIONING STRATEGY

     The Company has developed extensive demographical information that identifies both its borrowing and retail customers. This data indicates that the Company's customers have a median household income in the $45,000 to $55,000 range, more than 50 percent are female and approximately half are married with children. In this regard, the Company's strategic market positioning targets these customer groups for both pawn and retail transactions with specialty retail concepts such as "PAWNMART(sm) -- An Estate Sale Everyday(sm)." To attract these customers, PAWNMART(sm) stores are attractive, clean, well-lit and often located close to national discount stores, with merchandise displayed in an organized and easy-to- shop manner similar to national discount stores. Because the Company believes that most existing pawnshops are situated in locations that do not satisfy the Company's customer demographics, the Company has opened new stores rather than acquire smaller "mom and pop" stores. Currently, the Company owns and operates 19 stores, of which 11 are located in Georgia, five in Alabama, two in North Carolina and one in Texas.

FINANCIAL RESTRUCTURING

     The Company's capital structure will automatically change upon consummation of the Offering, resulting in an approximate $1,654,000 decrease in the Company's annual cash interest requirements and an approximate $130,000 decrease in the Company's annual dividend requirements. The Company's total stockholders' equity (deficit) at October 26, 1997 will improve by $14,146,107 from a total deficit of ($5,476,043) on an actual basis to total equity of $3,495,064 on a pro forma and $8,670,064 on an adjusted basis. See "Capitalization."

     In particular, the Company's $.50 Series A Convertible Preferred Stock (the "Series A Preferred Stock"), Series B Convertible Preferred Stock (the "Series B Preferred Stock"), Series C Convertible Preferred Stock (the "Series C Preferred Stock"), and 12% Series D Convertible Exchangeable Preferred Stock (the "Series D Preferred Stock") will be converted automatically into an aggregate of 1,482,766 shares of Common Stock at an average conversion price of $2.90 per share of Common Stock (the "Preferred Stock Conversion") and $9,520,000 aggregate principal amount of the Company's 14% Convertible Subordinated Debentures due June 30, 1999, June 30, 2000 and January 31, 2001, respectively, (collectively, the "Subordinated Debentures") will be converted automatically into an aggregate of 2,380,000 shares of Common Stock at a conversion price of $4.00 in principal amount per share of Common Stock (the "Debenture Conversion"). Additionally, the Company intends to use approximately 41.4% of the net proceeds from the Offering for the repayment of $2,142,000 in 15% notes payable. See "Use of Proceeds."

FRAGMENTED AND GROWING INDUSTRY

     The pawnshop industry is a multi-billion dollar, rapidly growing industry and is highly fragmented. Of the approximately 13,000 pawnshops in the United States, the industry's four public companies collectively own approximately five percent. The Company's strategic objective is to capitalize upon growth opportunities afforded by this highly fragmented industry through a roll-out of new PAWNMART(sm) stores.

GROWTH STRATEGY

     The Company has adopted the following strategy:

o Develop new -- rather than acquire existing -- stores that satisfy the Company's strategic market positioning similar to national discount stores;

o    Expand in metropolitan areas in states with favorable pawn regulations;

o    Franchise operations in smaller markets;

o Utilize information technology as a platform for collateral assessment and management control; and

o    Direct customer marketing.





EXPERIENCED SPECIALTY RETAIL MANAGEMENT TEAM AND BOARD OF DIRECTORS

     Carson Thompson, the Company's Chief Executive Officer and Chairman of the Board, served as President and Chief Executive Officer for The Bombay Company, Inc. during its roll-out phase. Also, Robert Bourland, the Company's Chief Operating Officer and Director, worked for Tandy Corporation for twenty years serving as Senior Vice President -- Managing Director, Tandy U.K. operations and other management capacities. Between 1979 and 1985, he acted as Tandy's Divisional Vice President responsible for 1,200 Radio Shack stores. As such, these executives have, collectively, more than 50 years of specialty retail and management experience.


     The Company's Board of Directors includes Robert Camp who has 19 years of experience with Pier 1 Imports, Inc., including five years as Chief Executive Officer or Chief Operating Officer. Additional Directors include James Berk, who is Vice Chairman and Chief Executive Officer of APC, Inc. and has served as President and Chief Executive Officer of Bizmart, Inc.; Monty Standifer, who served as Chief Financial Officer of Bizmart, Inc. and is presently the Chief Financial Officer of Gadzooks, Inc. (Nasdaq:GADZ); and Mark Kane, who founded, and served as President and Chief Executive Officer of CD Warehouse, Inc. (Nasdaq:CDWI). See "Management -- Directors and Executive Officers." The Company intends to capitalize upon the specialty retail experience and talents of these individuals to expand rapidly in a fragmented industry.

THE COMPANY

     The Company was incorporated under the laws of the State of Delaware on January 13, 1994 and began operations under the name "Pawnco, Inc." On June 14, 1994, the Company changed its name to PCI Capital Corporation and conducted business under the trade name "PAWNMART(sm)." On October 21, 1997, the Company changed its name to "PawnMart, Inc." The Company's principal office is located at 301 Commerce Street, Suite 3600, Fort Worth, Texas 76102 and its telephone number is (817) 335-7296. As of December 1, 1997, the Company has a total of 115 employees.

                                  THE OFFERING




Securities Offered by the Company:
    Common Stock..............................................1,200,000 shares
    Series A Warrants.........................................1,200,000 warrants
    Series B Warrants.........................................1,200,000 warrants

Common Stock Outstanding:
    Prior to the Offering.....................................5,800,000 shares (1)
    After the Offering........................................7,000,000 shares (1)

Estimated Net Proceeds........................................$5.175 million (2)

Use of Proceeds...............................................The Company intends to use the net proceeds of this Offering to develop new stores, repay indebtedness and for working
                                                              capital and other general corporate purposes.

Proposed Trading Symbols (3):
  Pacific Stock Exchange:
      Common Stock............................................PMT
       Series A Warrants......................................PMTA
       Series B Warrants......................................PMTB
  Nasdaq SmallCap Market:
       Common Stock...........................................PMRT
       Series A Warrants......................................PMRTA
       Series B Warrants......................................PMRTB

Risk Factors..................................................The Common Stock and the Warrants offered hereby are speculative and involve a high degree of risk. Investors
                                                              should carefully consider the risk factors enumerated
                                                              hereafter before investing in the Common Stock and the
                                                              Warrants. See "Risk Factors" and "Dilution."



(1)  See "Capitalization."

(2) After subtracting the underwriting discounts and commissions and estimated offering expenses payable by the Company, including a 3% non-accountable expense allowance to the Representative.

(3) Pacific Stock Exchange and the Nasdaq SmallCap Market symbols do not imply that an established public trading market will develop for any of these securities, or if developed, that any such market will be sustained. See "Risk Factors--Possible Applicability of Rules Relating to Low-Priced Stock; Possible Failure to Qualify for Pacific Stock Exchange or Nasdaq SmallCap Market Listing."

                       SUMMARY CONSOLIDATED FINANCIAL DATA



                                                                    Year Ended                      Nine Months Ended
                                                          ------------------------------        ----------------------------
SELECTED STATEMENTS OF OPERATIONS DATA:                   January 28,        January 26,        October 27,      October 26,
                                                             1996               1997               1996              1997
                                                             ----               ----               ----              ----
                                                                                                (Unaudited)      (Unaudited)

REVENUES:
Pawn service charges.............................          $1,337,618         $2,291,104       $  1,622,310      $ 2,106,525
Merchandise sales................................           3,051,678          5,522,731          3,887,577        4,981,240
Other income.....................................              34,206             89,567             8,050           67,320
                                                         -----------        -----------        -----------      -----------
Total revenue....................................           4,423,502          7,903,402          5,517,937        7,155,085
Less cost of sales...............................          (1,941,489)        (3,527,670)        (2,540,902)      (3,458,769)
                                                         -----------        -----------        -----------      -----------
Gross profit.....................................           2,482,013          4,375,732          2,977,035        3,696,316

EXPENSES:
Operating expenses...............................           2,625,716          3,863,843          2,553,588        2,788,950
Interest.........................................             720,301          1,360,511            947,015        1,355,951
Depreciation and amortization....................             375,023            495,125            389,554          377,094
Administrative...................................          1,588,600           1,712,568         1,343,400        1,518,913
                                                         -----------        -----------        -----------      -----------
Total expenses...................................          5,309,640           7,432,047         5,233,557        6,040,908
                                                         -----------        -----------        -----------      -----------
Net loss.........................................        $(2,827,627)       $(3,056,315)       $(2,256,522)     $(2,344,592)
                                                         ===========        ===========        ===========      ===========
Pro forma loss per common share (1)..............                           $     (0.34)                        $     (0.19)
                                                                            ===========                         ===========
Pro forma common and common equivalent
shares outstanding (1)...........................                              6,145,847                           6,398,644
OTHER DATA:
Stores owned at end of period....................                  17                 19                 19               19
Average age of stores at end of period...........           .93 years         1.77 years         1.52 years       2.52 years



                                                                    At October 26, 1997
                                              --------------------------------------------------------------
SELECTED BALANCE SHEET DATA:                      Actual                Pro Forma (2)        As Adjusted (3)
                                                  ------                -------------        ---------------

Loans.................................        $   2,426,158           $    2,426,158         $  2,426,158
Inventories, net......................            2,227,782                2,227,782            2,227,782
Working capital.......................            3,045,668                3,045,668            6,830,668
Total assets..........................            7,036,763                6,487,870            9,520,870
Long-term notes payable,
    net of current installments.......           10,272,000                  752,000                   --
Stockholders' equity (deficit) (4)....          (5,476,043)                3,495,064            8,670,064



----------

(1) Pro forma loss per common share is determined based on the weighted average number of common and common equivalent shares outstanding during each period giving effect to the Reverse Stock Split, the Preferred Stock Conversion, the Debenture Conversion and the exercise or conversion of outstanding options and warrants. See the consolidated financial statements and the notes thereto of the Company included elsewhere in the Prospectus.

(2)  Gives effect to the Preferred Stock Conversion and the Debenture
     Conversion.

(3)  Pro forma as adjusted to give effect to the sale of (i) the Securities,
     (ii) the application of the net proceeds therefrom of approximately $5.175 million and (iii) the retirement of $2,142,000 in debt of which $1,390,000 was current at October 26, 1997. See "Use of Proceeds" and
     "Capitalization."

(4)  See "Capitalization."

                                  RISK FACTORS

     AN INVESTMENT IN THE SECURITIES OFFERED HEREBY IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK, INCLUDING THE RISK FACTORS DESCRIBED BELOW. IN ADDITION TO THE OTHER INFORMATION PRESENTED IN THIS PROSPECTUS, EACH PROSPECTIVE INVESTOR SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS INHERENT IN AND AFFECTING THE BUSINESS OF THE COMPANY AND THIS OFFERING BEFORE MAKING AN INVESTMENT DECISION. THIS PROSPECTUS CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS REGARDING THE COMPANY'S BUSINESS AND PROSPECTS THAT ARE BASED UPON NUMEROUS ASSUMPTIONS ABOUT FUTURE CONDITIONS WHICH MAY ULTIMATELY PROVE TO BE INACCURATE AND ACTUAL EVENTS AND RESULTS MAY MATERIALLY DIFFER FROM ANTICIPATED RESULTS DESCRIBED IN SUCH STATEMENTS. THE COMPANY'S ABILITY TO ACHIEVE SUCH RESULTS IS SUBJECT TO CERTAIN RISKS AND UNCERTAINTIES, SUCH AS THOSE RISKS DETAILED IN THIS SECTION, AND OTHER RISKS DETAILED THROUGHOUT THIS PROSPECTUS. THESE FORWARD-LOOKING STATEMENTS REPRESENT THE COMPANY'S JUDGMENT AS OF THE DATE OF THE FILING OF THIS PROSPECTUS. THE COMPANY DISCLAIMS, HOWEVER, ANY INTENT OR OBLIGATION TO UPDATE THESE FORWARD-LOOKING STATEMENTS.


LACK OF PROFITABILITY, POTENTIAL LOSSES


     From its inception on January 13, 1994 through October 26, 1997, the Company has experienced aggregate losses of $9,882,688. Further, a key element of the Company's strategy consists of developing (rather than acquiring) multiple PAWNMART(sm) stores meeting the Company's required store size, configuration, and site selection requirements in regional and local markets. This strategy may result in continued net losses for the Company during its roll-out phase due to start-up losses associated with the anticipated high number of new stores. The Company's audited consolidated financial statements include a "going concern" explanatory paragraph, and there can be no assurance that the Company will be able to achieve profitability. Results of operations in the future will be influenced by numerous factors including, among others, new store expansions, the ability of the Company to manage its growth and maintain the quality of its personnel, and the ability of the Company to implement its strategic plan. Potential investors should be aware of the problems, delays, expenses and difficulties encountered by any company in an expansion stage, many of which may be beyond the Company's control. These include, but are not limited to, unanticipated regulatory compliance, marketing problems and intense competition that may exceed current estimates. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business."

CAPITAL REQUIREMENTS

     The Company is dependent upon the proceeds of this Offering and the anticipated cash flow from operations to complete its current expansion plans. Should the Company's cash flow from operations fail to meet anticipated levels, or should its costs and capital expenditures exceed the amounts currently expected to be required, the Company could be required to seek unanticipated financing in the future. There can be no assurance that the Company will be able to raise such capital or financing when needed or on acceptable terms, and therefore, the Company may be unable to achieve its goals, including anticipated growth. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources" and "Business -- Growth Strategy."

MANAGEMENT OF GROWTH

     The Company plans to expand its business through a roll-out of new PAWNMART(sm) stores. To a significant extent, the Company's future success will be dependent upon its ability to engage in a successful expansion program and will be dependent, in part, upon its ability to secure suitable sites for its new stores, obtain adequate inventory for its new stores, maintain adequate financial controls and reporting systems to manage a larger operation, and to obtain additional capital upon favorable terms. There can be no assurance that the Company will be able to successfully implement its planned expansion, finance its growth or manage the resulting larger operation.


AVAILABILITY OF QUALIFIED STORE MANAGEMENT PERSONNEL

     The Company's ability to expand may also be limited by the availability of qualified store management personnel. While the Company seeks to train existing qualified personnel for management positions and to create attractive compensation packages to retain existing management personnel, there can be no assurance that sufficient qualified personnel will be available to satisfy the Company's needs with respect to its planned expansion.

COMPETITION

     The Company encounters significant competition in connection with the operation of its business. In connection with lending operations, the Company competes with other pawnshops (owned by individuals and by large operators) and certain financial institutions, such as consumer finance companies, which generally lend on an unsecured as well as on a secured basis. The Company's competitors in connection with its retail sales include numerous retail and discount stores. Many competitors have greater financial resources than the Company, including Cash America International, Inc. and EZCORP, Inc. These competitive conditions may adversely affect the Company's revenues, profitability and ability to expand.

GOVERNMENT REGULATION

     The Company's lending operations are subject to extensive regulation, supervision and licensing under various federal, state and local statutes, ordinances and regulations. These statutes prescribe, among other things, service charges a pawnshop may charge for lending money and the rules of conduct that govern an entity's ability to maintain a pawnshop license. With respect to firearm and ammunition sales, a pawnshop must comply with the regulations promulgated by the United States Department of the Treasury-Bureau of Alcohol, Tobacco and Firearms. Governmental regulators have broad discretionary authority to refuse to grant a license or to suspend or revoke any or all existing licenses of licensees under common control if it is determined that any such licensee has violated any law or regulation or that the management of any such licensee is not suitable to operate pawnshops. In addition, there can be no assurance that additional state or federal statutes or regulations will not be enacted at some future date which could inhibit the ability of the Company to expand, significantly decrease the service charges it can charge for lending money, or prohibit or more stringently regulate the sale of certain goods, such as firearms, any of which could significantly adversely affect the Company's prospects. The Company's ability to open new stores in other states could be affected by the enactment of state or local legislation, similar to current Texas legislation, which requires a finding of public need and probable profitability by the Texas Consumer Credit Commissioner as a condition to the issuance or activation of any new pawnshop license in Texas counties having a population of more than 250,000. In addition, the present statutory and regulatory environment of some states renders expansion into those states impractical. For instance, certain states require public sale of forfeited collateral or do not permit service charges sufficient to make pawnshop operations profitable.


RISKS RELATED TO IMPROPER ASSESSMENT OF THE PLEDGED PROPERTY'S ESTIMATED RESALE VALUE

     The Company makes pawn loans without the borrower's personal liability and does not investigate the creditworthiness of the borrower, but relies on the pledged personal property, and the possibility of its forfeiture, as a basis for its lending decision. In this regard, the recovery of the amount advanced, as well as realization of a profit on sale of merchandise, is dependent on the Company's initial assessment of the property's estimated resale value. Improper assessment of the resale value of the collateral in the lending function can result in reduced marketability of the property and resale of the merchandise for an amount less than the amount advanced. Although, historically, the Company has experienced profits from the sale of such merchandise, no assurances can be given that the Company's historical results will continue. For example, unexpected technological changes could adversely impact the value of consumer electronic products and declines in gold and silver prices could reduce the resale value of jewelry items acquired in pawn transactions and could adversely affect the Company's ability to recover the amount advanced on the acquired collateral.


DEPENDENCE ON KEY MANAGEMENT


     The Company relies on the business and technical expertise of its executive officers and certain other key employees, particularly its Chief Executive Officer, Carson Thompson and its Chief Operating Officer, Robert Bourland. The Company does not have an employment agreement with any member of its executive staff. The loss of the services of any of these individuals could have a material adverse effect on the Company. No assurance can be given that their services will be available in the future. The Company's success will also be dependent on its ability to attract and retain additional qualified management personnel. See "Management."

RISKS RELATED TO FIREARM SALES

     The Company has not, and, at present, the Company does not intend to engage in the sale of handguns or assault rifles to the public. The Company does wholesale handguns and assault rifles to licensed firearm dealers. The Company has engaged in the sale of sporting rifles to the public leaving it open to the risk of lawsuits from persons who may claim injury as a result of an improper sale. No such claims have been asserted against the Company as of the date hereof. The Company does maintain insurance covering potential risks related to the sale of firearms.

RISKS RELATED TO AUTOMOBILE TITLE LOANS


     Alabama and Georgia pawn regulations allow the Company to advance funds secured by automobile titles. Approximately 9% of the Company's total revenues for the nine months ended October 26, 1997 were related to pawn service charges generated from such advances. The adoption of additional, or the revision of existing, laws and regulations impacting the Company's ability to advance funds against automobile titles could have a material adverse effect on the Company's business. In addition, the Company could be subject to consumer claims and litigation seeking damages based upon wrongful repossession of automobiles.


NO TRADEMARK PROTECTION


     The Company has not been issued any registered trademark for its "PAWNMART(sm) " or "PAWNLINK(TM)" trade names. No assurance can be given that the Company will be successful in obtaining any trademarks, or that the trademarks, if obtained, will afford the Company any competitive advantages.


SHARES ELIGIBLE FOR FUTURE SALE; POTENTIAL ADVERSE EFFECT ON MARKET PRICE OF COMMON STOCK


     Sales of shares of Common Stock in the public market, including "restricted shares" first becoming eligible for resale following this Offering, could adversely affect prevailing market prices. As of the date of this Prospectus, there were outstanding on a pro forma basis 5,800,000 shares of Common Stock, all of which shares were "restricted securities" under applicable securities laws. Additional shares of Common Stock may become eligible for sale in the public market from time to time upon exercise of warrants and stock options. See "Description of Capital Stock --Shares Eligible for Future Sale."

NO DIVIDENDS

     The Company has not paid any cash or other dividends on its Common Stock and does not expect to declare or pay any cash dividends on its Common Stock in the foreseeable future. See "Dividend Policy."

NO PRIOR PUBLIC MARKET; POSSIBLE VOLATILITY OF SECURITIES PRICES

     Prior to this Offering, there has been no public market for the Common Stock or the Warrants. Although the Company has applied to list the Common Stock and the Warrants on the Pacific Stock Exchange and the Nasdaq SmallCap Market, there can be no assurance that a regular trading market will develop (or be sustained, if developed) for the Common Stock or the Warrants upon completion of this Offering, or that purchasers will be able to resell their Common Stock or Warrants or otherwise liquidate their investment without considerable delay, if at all. Recent history relating to the market prices of newly public companies indicates that, from time to time, there may be significant volatility in their market price. There can be no assurance that the market price of the Common Stock or the Warrants will not be volatile as a result of a number of factors, including the Company's financial results or various matters affecting the stock market generally.

ARBITRARY OFFERING PRICE AND EXERCISE PRICE OF WARRANTS

     The public offering price of the Common Stock and the Warrants and the exercise price of the Warrants, as well as the exercise price of the Representative's Warrants, have been determined solely by negotiations between the Company and the Representative. Among the factors considered in determining these prices were the Company's current financial condition and prospects, market prices of similar securities of comparable publicly traded companies, and the general condition of the securities market. However, the public offering price of the Common Stock and the Warrants and the exercise price of the Warrants and the Representative's Warrants do not necessarily bear any relationship to the Company's assets, book value, earnings or any other established criterion of value. See"Underwriting."

NECESSITY TO MAINTAIN CURRENT PROSPECTUS AND REGISTRATION STATEMENT

     The Company must maintain an effective registration statement on file with the Commission before any of the Warrants may be redeemed or exercised. It is possible that the Company may be unable to cause a registration statement covering the Common Stock underlying the Warrants to be effective. It is also possible that the Warrants could be acquired by persons residing in states where the Company is unable to qualify the Common Stock underlying the Warrants for sale. In either event, the Warrants may expire, unexercised, which would result in the holders losing all the value of the Warrants.

STATE BLUE SKY REGISTRATION REQUIRED TO EXERCISE WARRANTS

     Holders of the Warrants have the right to exercise the Warrants only if the underlying shares of Common Stock are qualified, registered or exempt from registration under applicable securities laws of the states in which the various holders of the Warrants reside. The Company cannot issue shares of Common Stock to holders of the Warrants in states where such shares are not qualified, registered or exempt. The Company has undertaken, however, to qualify the Warrants for listing on the Pacific Stock Exchange which provides for blue sky registration in over 20 states. See "Description of Capital Stock--Series A Warrants and Series B Warrants."

REDEEMABLE WARRANTS AND IMPACT ON INVESTORS

     The Warrants are subject to redemption by the Company in certain circumstances. The Company's exercise of this right would force a holder of the Warrants to exercise the Warrants and pay the exercise price at a time when it may be disadvantageous for the holder to do so, to sell the Warrants at the then current market price when the holder might otherwise wish to hold the Warrants for possible additional appreciation, or to accept the redemption price, which is likely to be substantially less than the market value of the Warrants in the event of a call for redemption. Holders who do not exercise their Warrants prior to redemption by the Company will forfeit their right to purchase the shares of Common Stock underlying the Warrants. The foregoing notwithstanding, the Company may not redeem the Warrants at any time that a current registration statement under the Act is not then in effect. See "Description of Capital Stock--Series A Warrants and Series B Warrants."

REPRESENTATIVE'S POTENTIAL INFLUENCE ON THE MARKET

     It is anticipated that a significant amount of the Common Stock and the Warrants will be sold to customers of the Representative. Although the Representative have advised the Company that they intend to make a market in the Common Stock and the Warrants, they will have no legal obligation to do so. The prices and the liquidity of the Common Stock and the Warrants may be significantly affected by the degree, if any, of the Representative's participation in the market. No assurance can be given that any market making activities of the Representative, if commenced, will be continued. See "Underwriting."

POSSIBLE APPLICABILITY OF RULES RELATING TO LOW-PRICED OR "PENNY" STOCKS; POSSIBLE FAILURE TO QUALIFY FOR PACIFIC STOCK EXCHANGE OR NASDAQ SMALLCAP MARKET LISTING

     The Commission has adopted regulations which generally define a "penny stock" to be any equity security that has a market price (as defined) of less than $5.00 per share, subject to certain exceptions. While the price at which the shares of Common Stock offered to the public pursuant to this Offering will be equal to $5.00, the Warrants offered hereby will initially be "penny stocks" and become subject to rules that impose additional sales practice requirements on broker/dealers who sell such securities to persons other than established customers and accredited investors, unless the Common Stock and the Warrants are listed on the Pacific Stock Exchange. There can be no assurance that the Company will be able to satisfy the listing criteria of the Pacific Stock Exchange or that the Common Stock or the Warrants will trade for $5.00 or more per security after the

Offering. Consequently, the "penny stock" rules may restrict the ability of broker/dealers to sell the Company's securities and may affect the ability of purchasers in this Offering to sell the Company's securities in a secondary market.

     Although the Company has applied for listing of the Common Stock and the Warrants on the Pacific Stock Exchange and the Nasdaq SmallCap Market, there can be no assurance that such application will be approved or that a trading market for the Common Stock and the Warrants will develop or, if developed, will be sustained. Furthermore, there can be no assurance that the securities purchased by the public hereunder may be resold at their original offering price or at any other price. If the Common Stock and the Warrants are not approved for listing on the Pacific Stock Exchange or the Nasdaq SmallCap Market, the Company intends to apply for listing of the Common Stock and the Warrants on the Boston Stock Exchange; however, there can be no assurance that such application would be accepted.

     In order to qualify for initial listing on the Pacific Stock Exchange, a company must, among other things, have at least $8,000,000 in net worth, $2.0 million "public float," and a minimum bid price for its securities of $1.00 per share. For continued listing on the Pacific Stock Exchange, a company must maintain a $1.0 million market value of the public float and $2.0 million in total capital and surplus. In addition, continued inclusion requires two market-makers and a minimum bid of $1.00 per share. The failure to meet these maintenance criteria in the future may result in the discontinuance of the listing of the Common Stock and Warrants on the Pacific Stock Exchange.

     In order to qualify for initial listing on the Nasdaq SmallCap Market, a company must, among other things, have at least $4,000,000 in total assets, $2.0 million of total capital and surplus, $1.0 million "public float," and a minimum bid price for its securities of $3.00 per share. For continued listing on the Nasdaq SmallCap Market, a company must maintain a $200,000 market value of the public float, $2.0 million in total assets and $1.0 million in total capital and surplus. In addition, continued inclusion requires two market- makers and a minimum bid of $1.00 per share. The failure to meet these maintenance criteria in the future may result in the discontinuance of the listing of the Common Stock and Warrants on the Nasdaq SmallCap Market.

     If the Company is or becomes unable to meet the listing criteria (either initially or on a continued basis) of the Pacific Stock Exchange or the Nasdaq SmallCap Market and is never traded or becomes delisted therefrom, trading, if any, in the Common Stock and the Warrants would thereafter be conducted in the over-the-counter market in the so-called "pink sheets" or, if then available, "Electronic Bulletin Board" administered by the National Association of Securities Dealers, Inc. (the "NASD"). In such an event, the market price of the Common Stock and the Warrants may be adversely impacted. As a result, an investor may find it difficult to dispose of or to obtain accurate quotations as to the market value of the Common Stock and the Warrants.

EXERCISE OF REPRESENTATIVE'S PURCHASE WARRANTS

     In connection with this Offering, the Company will sell to the Representative or its designee, for nominal consideration, the Representative's Warrants to purchase up to 120,000 shares of Common Stock, 120,000 Series A Warrants and 120,000 Series B Warrants. The Representative's Warrants will be exercisable for a four-year period commencing one year from the effective date of this Offering at an exercise price of 120% of the price at which the Common Stock and Warrants are sold to the public, subject to adjustment. The Representative's Warrants may have certain dilutive effects because the holders thereof will be given the opportunity to profit from a rise in the market price of the underlying shares with a resulting dilution in the interest of the Company's other stockholders. The terms on which the Company could obtain additional capital during the life of the Representative's Warrants may be adversely affected because the holders of the Representative's Warrants might be expected to exercise them at a time when the Company would otherwise be able to obtain comparable additional capital in a new offering of securities at a price per share greater than the exercise price of the Representative's Warrants.

CERTAIN ANTI-TAKEOVER EFFECTS

     Certain provisions of the Company's Restated Certificate of Incorporation and By-laws could prohibit or delay mergers or other takeover or change in control attempts with respect to the Company and, accordingly, may discourage attempts to acquire the Company. These provisions include: (i) a classified Board of Directors; (ii) a prohibition on stockholder action through written consents; (iii) a requirement that special meetings of stockholders be called only by the Board; (iv) advance notice requirements for stockholder proposals and nominations; (v) limitations requiring the affirmative vote of holders of at least 66 2/3% of the total votes eligible to be cast in the election of directors to amend, alter or repeal the Company's Restated Certificate of Incorporation and By-laws; and (vi) the authority of the Board to issue preferred stock with such terms as the Board may determine without stockholder approval. The Company will also be afforded the protections of Section 203 of the Delaware General Corporation Law, which could have similar effects. See "Description of Capital Stock."

DILUTION


   Purchasers of the Common Stock will experience immediate and substantial dilution of $3.77 (75.4%) per share between the pro forma net tangible book value per share of Common Stock after the Offering and the assumed initial public offering price of $5.00 per share. See "Dilution."


OUTSTANDING OPTIONS AND WARRANTS; RISK OF FURTHER DILUTION


     As of the date of this Prospectus, the Company has outstanding warrants to purchase a total of 213,455 shares of Common Stock at an exercise price of $5.50 per share and outstanding options to purchase a total of 308,764 shares of Common Stock at an exercise price of $3.79 per share. The price that the Company would receive for its Common Stock upon exercise of such options or warrants may be significantly less than the value of, or market price for, the Common Stock at the time such options or warrants are exercised. To the extent that any such options or warrants are exercised, the interests of the Company's stockholders may be diluted proportionately.


LIMITATIONS ON DIRECTOR LIABILITY

     The Company's Restated Certificate of Incorporation provides, as permitted by the Delaware General Corporation Law, that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, with certain exceptions. These provisions may discourage stockholders from bringing suit against a director for breach of fiduciary duty and may reduce the likelihood of derivative litigation brought by stockholders on behalf of the Company against a director. In addition, the Company's Restated Certificate of Incorporation and By-laws provide for mandatory indemnification of directors and officers to the fullest extent permitted by Delaware law. In addition, the Company has entered into indemnification agreements pursuant to which the Company is obligated to advance litigation costs and indemnify its directors and officers to the fullest extent permitted by Delaware law. See "Description of Capital Stock -- Limitations on Liability and Indemnification of Officers and Directors."

AUTHORIZATION OF PREFERRED STOCK


     The Company's Restated Certificate of Incorporation authorizes the issuance of up to 10,000,000 shares of preferred stock with such rights and preferences as may be determined from time to time by the Board of Directors. Accordingly, under the Restated Certificate of Incorporation, the Board of Directors may, without stockholder approval, issue preferred stock with dividend, liquidation, conversion, voting, redemption or other rights which could adversely affect the voting power or other rights of the holders of the Company's Common Stock. The issuance of any shares of preferred stock having rights superior to those of the Company's Common Stock may result in a decrease of the value or market price of the Common Stock and could further be used by the Board as a device to prevent a change in control of the Company. Holders of the preferred stock may have the right to receive dividends, certain preferences in liquidation and conversion rights.

FORWARD-LOOKING STATEMENTS

     This Prospectus includes "forward looking statements" within the meaning of
Section 27A of the Act, and Section 21E of the Exchange Act. The actual results of the Company may differ significantly from the results discussed in such forward-looking statements. Certain factors that might cause such differences include, but are not limited to, the factors discussed in this "Risk Factors" section. The safe harbors contained in Section 27A of the Act and Section 21E of the Act, which apply to certain forward-looking statements, are not applicable to this Offering.

                                 USE OF PROCEEDS

     The net proceeds to the Company from the sale of the Securities offered by the Company are estimated to be approximately $5.175 million after deducting underwriting discounts and estimated offering expenses.

     The following table sets forth the anticipated uses of the net proceeds from this Offering:



                                                                      Dollar       Percent of
                                                                      Amount      Net Proceeds

Capital expenditures for new store development ..................   $2,825,000       54.6%
Repayment of indebtedness (1) ...................................    2,142,000       41.4%
Working capital and other general corporate purposes ............      208,000        4.0%
                                                                    ----------      -----
   Total uses ...................................................   $5,175,000      100.0%
                                                                    ==========      =====


(1) Includes (i) $1,390,000 in 15% notes payable issued by the Company to various individuals to mature on March 31, 1998, (ii) $278,000 in 15% notes payable issued by the Company to various individuals to mature on March 31, 2000 and (iii) $474,000 in 15% notes payable issued by the Company to various individuals to mature on December 31, 2000, the proceeds of which were used to fund capital expenditures for the development of two additional stores.


     The exact allocation of the proceeds for such purposes and the timing of such expenditures may vary significantly depending upon numerous factors, including the number of stores to be developed by the Company. Pending the application of such proceeds, the Company intends to invest the net proceeds of this Offering in short-term, investment-grade securities. The Company estimates that such proceeds together with the proceeds from anticipated commercial credit facilities will be sufficient to fund such expenditures and other cash requirements for the next 12 months. However, if the Company fails to obtain such credit facilities, the Company may be required to delay the development of new stores. Over the longer term, it is likely that the Company will require additional capital to fund its anticipated growth. The Company has no present plans, proposals, arrangements, commitments, agreements or understandings with respect to any acquisitions. However, the Company may use a portion of the net proceeds to acquire additional stores or other pawnshop companies. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

                                 DIVIDEND POLICY

     During the nine months ended October 26, 1997, the Company paid $33,059 in dividends on its Series D Preferred Stock. The annual dividend requirements related to the Company's Series D Preferred Stock total approximately $130,000. The Company has not paid any cash dividends on its other classes of outstanding common and preferred stock since its inception and for the foreseeable future intends to follow a policy of retaining all of its earnings, if any, to finance the development and continued expansion of its business. There can be no assurance that dividends on its other classes of outstanding common and preferred stock will ever be paid by the Company. Any future determination as to payment of dividends will depend upon the Company's financial condition, results of operations and such other factors as the Board of Directors deems relevant. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

                                 CAPITALIZATION


     The following table sets forth the consolidated capitalization of the Company, (i) on an actual basis after giving effect to the Reverse Stock Split;
(ii) on a pro forma basis after giving effect to the Preferred Stock Conversion and the Debenture Conversion; and (iii) on an as adjusted basis to additionally reflect the issuance of the Securities offered by the Company and the application of the estimated net proceeds therefrom. The following table should be read in conjunction with the respective consolidated financial statements and notes thereto of the Company included elsewhere in this Prospectus.



                                                                                     At October 26, 1997
                                                                               ---------------------------------------
                                                                                Actual    Pro Forma    As Adjusted (1)
                                                                                ------    ---------    ---------------
                                                                                        (in thousands)
Long-term notes payable, net of current installments (2) ...................   $ 10,272    $    752    $     --
                                                                               --------    --------    --------

Stockholders' equity (deficit):
  Preferred stock, $.01 par value; authorized 10,000,000 shares:
      Series A Preferred Stock; 2,000,000 shares issued and
            outstanding (liquidation preference of $.50 per
            share) (3) .....................................................         20          --          --
     Series B Preferred Stock; 1,091,858 issued
            (liquidation preference of $2.00 per share) (3) ................         11          --          --
     Series C Convertible Preferred stock; 26,842 shares issued and outstanding  (liquidation preference of $2.50 per
            share) (3) .....................................................          1          --          --
     Series D Preferred Stock; 542,500 shares issued
            and outstanding (liquidation preference of $2.00 per
            share) (3) .....................................................          5          --          --
  Common stock, $.01 par value; authorized 20,000,000
      shares; 1,950,424 shares issued (actual), 5,821,432 shares issued (pro forma), and 7,021,432 shares issued (as adjusted)
      (2)(3)(4) ............................................................         20          58          70
  Series A Redeemable Common Stock Purchase Warrants .......................         --          --         150
  Series B Redeemable Common Stock Purchase Warrants .......................         --          --          75
  Additional paid-in capital (2)(3)(4) .....................................      4,453      16,626      21,564
  Accumulated deficit ......................................................     (9,916)    (13,119)    (13,119)
  Less treasury stock, at cost:  13,189 common shares and 25,000
   Series B Convertible Preferred shares (actual) and 21,432
   common shares (pro forma and as adjusted) ...............................        (70)        (70)        (70)
                                                                               --------    --------    --------
Total stockholders' equity (deficit) .......................................     (5,476)      3,495       8,670
                                                                               --------    --------    --------
   Total capitalization ....................................................   $  4,796    $  4,247    $  8,670
                                                                               ========    ========    ========


-----------


(1) Does not include: (i) 213,455 shares of Common Stock which may be issued upon exercise of currently outstanding Common Stock purchase warrants issued to broker/dealers in connection with the private placement of the Company's securities; and (ii) 120,000 shares of Common Stock, 120,000 Series A Warrants and 120,000 Series B Warrants issuable upon exercise of the Representative's Warrants; (iii) 308,764 shares of Common Stock which may be issued upon exercise of currently outstanding Common Stock options issued under the 1997 PawnMart, Inc. Employee Stock Option Plan; and (iv) 2,400,000 shares of Common Stock which may be issued upon exercise of the Warrants.

(2) Pro forma common shares outstanding includes 2,380,000 shares issued in connection with the Debenture Conversion. See "Prospectus Summary - Financial Restructuring" and Notes 5, 11 and 12 of Notes to Audited Consolidated Financial Statements.

(3) Pro forma common shares outstanding includes 1,482,766 shares issued in connection with the Preferred Stock Conversion. See "Prospectus Summary - Financial Restructuring" and Notes 8, 11 and 12 of Notes to Audited Consolidated Financial Statements.

(4) As adjusted common shares outstanding includes the issuance of 1,200,000 shares of Common Stock offered hereby at an assumed initial public offering price of $5.00 per share.


                                    DILUTION


     The pro forma net tangible book value of the Company at October 26, 1997 was $3,417,272, or $0.59 per share. "Pro forma net tangible book value per share" represents the amount of total tangible assets less total liabilities, divided by the number of shares of Common Stock outstanding on a pro forma basis. After giving effect to the sale by the Company of the Securities, the pro forma net tangible book value of the Company at October 26, 1997 would have been $8,592,272, or $1.23 per share, representing an immediate increase in net tangible book value of $.64 per share to existing stockholders and an immediate dilution of $3.77 per share to the persons purchasing shares at the initial public offering price ("New Investors").


     The following table illustrates the per share dilution in net tangible book value per share to New Investors.


   Assumed initial public offering price per share..................................                $  5.00
      Pro forma net tangible book value per share................................... $0.59
      Increase per share attributable to New Investors.............................. $0.64
   Pro forma net tangible book value after the Offering.............................                   1.23
                                                                                                    -------
   Dilution of net tangible book value to New Investors.............................                $  3.77
                                                                                                    =======
 Percentage dilution................................................................                   75.4%
                                                                                                    =======



     The following table summarizes as of the date of this Prospectus the difference between existing stockholders and New Investors with respect to the number of shares purchased from the Company, the total consideration paid to the Company and the average price paid per share (for New Investors, at the assumed initial public offering price):



                                                                                                          Average
                                                            Shares Purchased      Total Consideration    Price Per
                                                            Number     Percent    Amount       Percent     Share
                                                            ------------------    --------------------   ---------

Existing Stockholders ...............................     5,800,000      82.9% $13,762,134      69.6%    $   2.37
New Investors .......................................     1,200,000      17.1%   6,000,000      30.4%    $   5.00
                                                          ---------     -----  -----------     -----
     Total ..........................................     7,000,000     100.0% $19,762,134     100.0%
                                                          =========     =====  ===========     =====



     The computations in both of the foregoing tables assume no exercise of outstanding employee stock options and warrants, the Warrants, or of the Underwriter's over-allotment option. See "Underwriting." As of the date of this Prospectus, options to purchase 308,764 shares of Common Stock at an exercise price of $3.79 per share were outstanding. See "Management -- Employee Stock Option Plan." In addition, warrants to purchase 213,455 shares of Common Stock at an exercise price of $5.50 per share had been granted.

                      SELECTED CONSOLIDATED FINANCIAL DATA

     The following table sets forth, for the periods and at the dates indicated, selected historical financial data of the Company. The selected consolidated historical financial data has been derived from the audited and unaudited historical consolidated financial statements of the Company and should be read in conjunction with such financial statements and the notes thereto included elsewhere in this Prospectus. The unaudited consolidated financial statements have been prepared on the same basis as the audited consolidated financial statements and, in the opinion of management, contain all adjustments, consisting only of normal recurring accruals, necessary for a fair presentation of the financial position and results of operations for the periods presented.


                                                        Year Ended                  Nine Months
                                                ---------------------------  -----------------------------
SELECTED STATEMENTS OF OPERATIONS DATA:         January 28,     January 26,  October 27,       October 26,
                                                   1996            1997          1996             1997
                                                   ----            ----          ----             ----
                                                                             (Unaudited)       (Unaudited)

REVENUES:
Pawn service charges ........................   $ 1,337,618    $ 2,291,104    $ 1,622,310    $ 2,106,525
Merchandise sales ...........................     3,051,678      5,522,731      3,887,577      4,981,240
Other income ................................        34,206         89,567          8,050         67,320
                                                -----------    -----------    -----------    -----------
Total revenue ...............................     4,423,502      7,903,402      5,517,937      7,155,085
Less cost of sales ..........................    (1,941,489)    (3,527,670)    (2,540,902)    (3,458,769)
                                                -----------    -----------    -----------    -----------
Gross profit ................................     2,482,013      4,375,732      2,977,035      3,696,316
EXPENSES:
Operating expenses ..........................     2,625,716      3,863,843      2,553,588      2,788,950
Interest ....................................       720,301      1,360,511        947,015      1,355,951
Depreciation and amortization ...............       375,023        495,125        389,554        377,094
Administrative ..............................     1,588,600      1,712,568      1,343,400      1,518,913
                                                -----------    -----------    -----------    -----------
Total expenses ..............................     5,309,640      7,432,047      5,233,557      6,040,908
                                                -----------    -----------    -----------    -----------
Net loss ....................................   $(2,827,627)   $(3,056,315)   $(2,256,522)   $(2,344,592)
                                                ===========    ===========    ===========    ===========
Pro forma loss per common share (1) .........                  $     (0.34)                  $     (0.19)
                                                               ===========                   ===========
Pro forma common and common
equivalent shares outstanding (1) ...........                    6,145,847                     6,398,644
OTHER DATA:
Stores owned at end of period ...............            17             19             19             19
Average age of stores at end of period ......     .93 years     1.77 years     1.52 years     2.52 years



                                                                  At October 26, 1997
                                              -------------------------------------------------------------
SELECTED BALANCE SHEET DATA:                       Actual              Pro Forma (2)        As Adjusted (3)
                                                   ------             --------------        ---------------

Loans.................................        $   2,426,158           $    2,426,158         $  2,426,158
Inventories, net......................            2,227,782                2,227,782            2,227,782
Working capital.......................            3,045,668                3,045,668            6,830,668
Total assets..........................            7,036,763                6,487,870            9,520,870
Long-term notes payable,
    net of current installments.......           10,272,000                  752,000                   --
Stockholders' equity (deficit) (4)....          (5,476,043)                3,495,064            8,670,064



--------

(1) Pro forma loss per common share is determined based on the weighted average number of common and common equivalent shares outstanding during each period giving effect to the Reverse Stock Split, the Preferred Stock Conversion, the Debenture Conversion and the exercise or conversion of outstanding options and warrants. See the consolidated financial statements and the notes thereto of the Company included elsewhere in the Prospectus.

(2)  Gives effect to the Preferred Stock Conversion and the Debenture
     Conversion.

(3)  Pro forma as adjusted to give effect to the sale of (i) the Securities;
     (ii) the application of the net proceeds therefrom of approximately $5.175 million and (iii) the retirement of $2,142,000 in debt of which $1,390,000 was current at October 26, 1997. See "Use of Proceeds" and
     "Capitalization."

(4)  See "Capitalization."

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

OVERVIEW

     Since its inception in January 1994, the Company's store growth has been funded primarily through debt and equity issuances. Additionally, the Company has invested in the management and financial controls necessary to support rapid growth. This growth strategy and the investment in management and financial controls have substantially increased interest expense and general and administrative expenses as a percentage of total revenue. Other factors which have impacted or are expected to impact the Company's results of operations and cash flows include the maturation of newly established stores and the initial capital expenditures and costs associated with new stores. Management of the Company believes that material fluctuations in the results of operations from lending activities and product sales due to seasonality will not occur.


Maturation of Newly Established Stores


     During the fiscal years ended January 29, 1995, January 28, 1996 and January 26, 1997, the Company opened seven, ten and two stores, respectively. The Company's newer stores typically experience lower profitability and operating cash flows than its more mature stores. The Company's newly established stores experience substantially higher levels of profitability after reaching two years of age. Historical operating results from the Company's stores which had been open at least three years as of October 26, 1997 (six stores) indicate average gross profit during the first three years of operations of approximately $190,000, $314,000, and $327,000, respectively, and average store contribution (defined as total store revenues less direct operating expenses, which exclude general and administrative expenses, interest expense, and depreciation and amortization expense) during the first three years of operations of approximately $3,000, $107,000, and $124,000, respectively. As of October 26, 1997, seven of the Company's 19 stores were under two years of age. These stores are expected to have a favorable impact on profitability if they achieve the substantially increased lending and retail volumes experienced by the Company in its other stores. There can be no assurance that future average gross profit and store contribution associated with newly established stores will not vary from historical amounts.


     The Company's historical operating results have also indicated improvements in same store (stores open 12 months or more) total revenues and store contribution. The Company experienced increases in total revenues and total store contribution of 23% and 44%, respectively, during the fiscal year ended January 26, 1997 based on a same store comparison of stores which have been open for at least two years (seven stores). There can be no assurance that future same store total revenues and total store contribution will not vary from historical amounts.

Initial Capital Expenditures and Costs


     A key element of the Company's strategy has been to establish (rather than acquire) PAWNMART(sm) stores meeting the Company's required store size, configuration, and site selection requirements, in regional and local markets. Management believes that such anticipated expansion will continue to provide economies of scale in supervision, purchasing supplies and inventory, administration and marketing by decreasing the overall average cost of such functions per unit owned.

     After a suitable location has been found and a lease and license are obtained, the new location can be ready for business within four to six weeks, with completion of counters, vaults and security system and transfer of merchandise from existing stores, and external purchases of pre-owned merchandise. The Company projects the following initial capital expenditures and costs associated with opening a new PAWNMART(sm) store:


         Leasehold Improvement......................................... $  35,000
         Fixtures & Equipment..........................................    45,000
         Pre-opening Expenses..........................................     7,000
         Advertising...................................................    15,000
         Initial Inventory.............................................   120,000
                                                                        ---------
            Total Initial Opening Capital Expenditures and Costs....... $ 222,000
                                                                        =========

     In addition, the Company projects incurring aggregate start-up losses of approximately $13,000 during the first four months of new store operations. Because of these start-up losses and expenditures necessary to support its anticipated growth, the Company may incur losses during its high-growth phase. See "Risk Factors -- Lack of Profitability, Potential Losses." There can be no assurance that future initial capital expenditures and costs and start-up losses with new store operations will not vary from historical amounts. The Company does not capitalize start-up losses and does not recognize pawn service charges on defaulted loans.


     Presented below is selected consolidated historical data for the Company for the fiscal years ended January 28, 1996 and January 26, 1997, and the nine months ended October 27, 1996 and October 26, 1997. The following table sets forth certain consolidated financial data expressed as a percentage of total revenue for the periods indicated and should be read in conjunction with "Risk Factors" and the consolidated financial statements and notes thereto of the Company included elsewhere in the Prospectus. Year Ended Nine Months Ended



                                                             January 28, January 26,  October 27,  October 26,
                                                                 1996       1997         1996          1997

Pawn Service Charges.......................................      30.2%     29.0%        29.4%        29.4%
Merchandise Sales..........................................      69.0      69.9         70.5         69.6
Other Income...............................................       0.8       1.1          0.1          1.0
                                                                -----     -----        -----        -----
Total Revenue .............................................     100.0     100.0        100.0        100.0
Cost of Sales .............................................      43.9      44.6         46.0         48.3
                                                                -----     -----        -----        -----
Gross Profit ..............................................      56.1      55.4         54.0         51.7
Operating Expenses ........................................      59.3      48.9         46.3         39.0
                                                                -----     -----        -----        -----
Store Contribution ........................................      (3.2)      6.5          7.7         12.7
Administrative Expenses ...................................      35.9      21.7         24.3         21.2
Interest ..................................................      16.3      17.2         17.2         19.0
Depreciation and Amortization .............................       8.5       6.3          7.1          5.3
                                                                -----     -----        -----        -----
Net Loss ..................................................     (63.9)%   (38.7)%      (40.9)%      (32.8)%
                                                                =====     =====        =====        =====


RESULTS OF OPERATIONS


NINE MONTHS ENDED OCTOBER 26, 1997 COMPARED TO NINE MONTHS ENDED OCTOBER 27,
1996

     Total revenues increased 30% to $7,155,085 for the nine months ended October 26, 1997 (the "Nine Month 1997 Period") as compared to $5,517,937 for the nine months ended October 27, 1996 (the "Nine Month 1996 Period"). $1,258,905 of this increase was due to a 24% increase in comparative store revenue for stores opened 12 months or more ("Comparative Stores") and $378,243 from two stores opened after Fiscal 1995 (as defined below). Comparative Store revenue gains were primarily attributable to store maturation, increased store traffic and special promotions. The overall increase is primarily attributable to a 28% increase in product sales and a 30% increase in pawn service charges.

     Merchandise sales increased 28% to $4,981,240 for the Nine Month 1997 Period from $3,887,577 for the Nine Month 1996 Period. $821,009 of this increase was due to a 22% increase in sales gains for Comparative Stores and $272,654 from two stores opened after Fiscal 1995.

     Pawn service charges increased 30% to $2,106,525 in the Nine Month 1997 Period from $1,622,310 in the Nine Month 1996 Period primarily due to pawn loans increasing 12% from $2,167,538 at October 27, 1996 to $2,426,158 at October 26, 1997. $369,180 of this increase was due to a 24% increase in pawn service charge gains for Comparative Stores and $115,035 from two stores opened after Fiscal 1995. The Company expects that, during the first four years of operation, a store should experience significant increases in loan activity resulting in a higher percentage of loans being renewed, causing pawn service charges to increase as a percentage of loans outstanding.

     Gross profit as a percentage of total revenues declined 2.3% from 54.0% in the Nine Month 1996 Period to 51.7% in the Nine Month 1997 Period primarily due to a conscious effort by the Company to turn older inventory and an uninsured theft at one of the Company's locations during February 1997. The Company currently maintains theft insurance at all locations.

     Operating expenses increased 9% to $2,788,950 in the Nine Month 1997 Period from $2,553,588 in the Nine Month 1996 Period primarily due to the addition of two new stores after fiscal 1995. Operating expenses as a percent of total revenues decreased to 39% in the Nine Month 1997 Period from 46% in the Nine Month 1996 Period primarily resulting from the large increases in comparable store sales and pawn service charges discussed above.

     Interest expense increased 43% to $1,355,951 in the Nine Month 1997 Period from $947,015 in the Nine Month 1996 Period primarily due to increases in the aggregate outstanding principal amount of Subordinated Debentures.

     Administrative expenses increased 13% to $1,518,913 in the Nine Month 1997 Period from $1,343,400 in the Nine Month 1996 Period primarily due to increased salaries associated with the hiring of additional executive management and increased expenses associated with development of marketing strategies. However, administrative expenses decreased to 21% of total revenues in the Nine Month 1997 Period compared to 24% in the Nine Month 1996 Period primarily resulting from significant increases in comparable store sales and pawn service charges discussed above.

     Store contribution margin increased 114% to $907,366 in the Nine Month 1997 Period compared to $423,447 for the Nine Month 1996 Period primarily due to increases in same store product sales and pawn service charges which were not offset by corresponding increases in operating expenses.


YEAR ENDED JANUARY 26, 1997 COMPARED TO YEAR ENDED JANUARY 28, 1996


     Total revenues increased 79% to $7,903,402 during the fiscal year ended January 26, 1997 ( "Fiscal 1996") as compared to $4,423,502 during the fiscal year ended January 28, 1996 ("Fiscal 1995"). $744,620 of this increase was due to a 23% increase in revenue for Comparative Stores and $2,735,280 from 12 stores opened after the fiscal year ended January 29, 1995 ("Fiscal 1994"). Comparative Store product revenue gains were primarily attributable to store maturation, increased store traffic and special promotions. The overall increase is primarily attributable to a 81% increase in product sales and a 71% increase in pawn service charges.

     Product sales increased 81% to $5,522,731 during Fiscal 1996 from $3,051,678 during Fiscal 1995. $510,841 of this increase was due to a 24% increase in sales gains for Comparative Stores and $1,960,212 from 12 stores opened after Fiscal 1994.

     Pawn service charges increased 71% to $2,291,104 during Fiscal 1996 from $1,337,618 during Fiscal 1995 primarily due to pawn loans increasing 54% from $1,446,503 at January 28, 1996 to $2,227,565 at January 26, 1997. $206,995 of
this increase was due to a 19% increase in pawn service charge gains for Comparative Stores and $746,491 from 12 stores opened after Fiscal 1994. The Company expects that, during the first four years of operation, a store should experience significant increases in loan activity resulting in a higher percentage of loans being renewed causing pawn service charges to increase as a percentage of loans outstanding.

     Operating expenses increased 47% to $3,863,843 during Fiscal 1996 from $2,625,716 during Fiscal 1995 primarily due to the addition of ten new stores during Fiscal 1995 and two new stores during Fiscal 1996. Operating expenses as a percent of total revenues decreased to 49% during Fiscal 1996 from 59% during Fiscal 1995 primarily resulting from the large increases in comparable store sales and pawn service charges discussed above.

     Interest expense increased 89% to $1,360,511 during Fiscal 1996 from $720,301 during Fiscal 1995 primarily due to increases in the aggregate outstanding principal amount of Subordinated Debentures.

     Administrative expenses increased 8% to $1,712,568 during Fiscal 1996 from $1,588,600 during Fiscal 1995 primarily due to increased costs associated with stock issuances, increased salaries, and other miscellaneous items. However, administrative expenses decreased to 22% of total revenues during Fiscal 1996 compared to 36% during Fiscal 1995 primarily resulting from the large increases in comparable store sales and pawn service charges discussed above.

     Store contribution margin increased 256% to $511,889 during Fiscal 1996 compared to a deficit of $143,703 during Fiscal 1995 primarily due to improvement in store contribution from the maturation of stores opened prior to January 28, 1996 (see "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Overview") and only two stores being opened during Fiscal 1996 lowering the amount of start-up losses.


     At January 26, 1997, the Company has accumulated net operating loss carry forwards for tax purposes of approximately $7,500,000 which are available to offset future federal taxable income, if any, through 2012.

LIQUIDITY AND CAPITAL RESOURCES

     The profitability and liquidity of the Company are affected by the amount of loans outstanding, which is controlled in part by the Company's loan decisions. The Company is able to influence the frequency of forfeiture of collateral by increasing or decreasing the amount loaned in relation to the sale value of the pledged property. Tighter credit decisions generally result in smaller loans in relation to the estimated sale value to the pledged property and can thereby decrease the Company's aggregate loan balance and, consequently, decrease pawn service charges. Additionally, small loans in relation to the pledged property's estimated sale value tend to increase loan redemptions and improve the Company's liquidity. Conversely, providing larger loans in relation to the estimated sale value of the pledged property can result in an increase in the Company's pawn service charge income. Also larger average loan balances can result in an increase in loan forfeitures, which increases the quantity of goods on hand and, unless the Company increases inventory turnover, reduces the Company's liquidity. In addition to these factors, liquidity is also affected by product sales and the pace of store expansions.


     At January 26, 1997 and October 26, 1997, the Company operated 19 stores. The Company funded these operations from proceeds attributable to debt and equity issuances. At October 26, 1997, the Company's primary sources of liquidity were $166,776 in cash and cash equivalents, $250,606 in pawn service charges receivable, $2,426,158 in loans, and $2,227,782 in inventories. The Company had a current ratio of approximately 1.9 to 1.0 and 2.4 to 1.0 at January 26, 1997 and October 26, 1997, respectively. Net cash used in operating activities was $2,356,914 in Fiscal 1996, $3,354,770 in Fiscal 1995, $2,852,487
in the Nine Month 1997 Period and $1,896,488 in the Nine Month 1996 Period.


     Since its inception in January 1994, the Company has invested in the management and financial controls necessary to support rapid growth. This investment substantially increased general and administrative expenses as a percentage of total revenue. The Company anticipates incurring aggregate start-up losses of approximately $13,000 per store during the first four months of the new store's operation. Because of these start-up losses and the Company's aggressive expansion plans, the Company may incur losses during its high-growth phase. See "Risk Factors -- Lack of Profitability, Potential Losses."


     The Company's newly established stores generate substantially higher levels of profitability after reaching two years of age. As of October 26, 1997 seven of the Company's 19 stores were under two years of age. Presently, 18 of the Company's stores are experiencing positive store contribution margins. The Company believes that its store expansion program will be funded by cash flow from operations from its established stores and the proceeds from the Offering. In addition to the expansion capital expected to be available from the proceeds of the Offering, the Company has had discussions with several commercial banks with regard to a credit facility which would be provided to the Company upon completion of the Offering. No assurance can be made that the Company will obtain long or short-term financing to realize certain business opportunities. In the event the Company does not obtain the credit facility, the Company will modify or reduce its expansion schedule. While management does not expect that the failure to obtain the credit facility would adversely affect the Company's cash flows, there can be no assurance that cash flow would not be affected.

CAPITAL REQUIREMENTS

     The Company is dependent upon the proceeds of this Offering and the anticipated cash flow from operations to complete its current expansion plans. Should the Company's cash flow from operations fail to meet anticipated levels, or should its costs and capital expenditures exceed the amounts currently expected to be required, the Company could be required to seek unanticipated financing in the future. There can be no assurance that the Company will be able to raise such capital or financing when needed or on acceptable terms, and therefore, the Company may be unable to achieve its goals, including anticipated growth. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources" and "Business -- Growth Strategy."

                                    BUSINESS

INDUSTRY

     The pawnshop industry is a multi-billion dollar, rapidly growing industry with an increasing number of states adopting favorable pawnshop regulations. States with favorable pawn regulations include, but are not limited to, Alabama, Florida, Georgia, Indiana, Kentucky, Illinois, Mississippi, Missouri, North Carolina, Oklahoma, South Carolina, Tennessee and Texas. The industry is highly fragmented, with approximately 95% of the approximately 13,000 stores in the United States owned by "mom and pop" operators and less than 700 owned by public companies. The Company believes that pawnshops generally perform well during recessions and all other economic cycles.


     Pawnshops provide short-term secured loans. Most pawn loans are for less than $500. Industry sources believe that banks could not recover the administrative costs of these small loans without substantial increases in rates and charges. In addition, many pawn loans are to people who would not qualify as "credit worthy" at a bank. An estimated 20-40 million people occasionally have short-term needs, such as for utility bills and medical expenses. For these people, pawnshops supply cash conveniently and quickly.


     During the fiscal years ended January 26, 1997 and January 28, 1996, the Company's promotional and advertising strategies primarily consisted of newspaper ads and store promotional signs. During recent months, the Company has developed a targeted database marketing segmentation system and has utilized such information to begin a direct mailing campaign targeting specific customer profiles. The Company has incurred approximately $25,000 in research and development costs to implement the targeted database marketing segmentation system.


     Based on its research, the Company has observed somewhat different demographics for its customers from those generally published for the pawnshop industry in general. Many of the Company's customers are "credit worthy" and have bank credit cards. Many are women. The Company's stores also provide a retail outlet for its value-conscious customers.


THE COMPANY -- GENERAL

     The Company is a financial services and specialty retail enterprise principally engaged in establishing and operating stores which advance money secured by the pledge of tangible personal property and sell pre-owned merchandise to the value-conscious consumer. The Company generates income in two ways: through collection of a monthly service charge from advancing money to individuals based primarily upon the estimated resale value of pledged personal property such as jewelry, consumer electronics, tools, musical instruments, firearms, automobiles and other miscellaneous items and through a profit realized on the retail sale of the unredeemed or other purchased pre-owned merchandise.

     The Company was incorporated under the laws of the State of Delaware on January 13, 1994 and began operations under the name "Pawnco, Inc." On June 14, 1994, the Company changed its name to PCI Capital Corporation and conducted business under the trade name "PAWNMART(sm)." On October 21, 1997, the Company changed its name to "PawnMart, Inc." The Company's principal office is located at 301 Commerce Street, Suite 3600, Fort Worth, Texas 76102 and its telephone number is (817) 335-7296.

STRATEGIC MARKET POSITIONING

     The Company has developed extensive demographical information that identifies both its borrowing and retail customers. This data indicates that the Company's customers have a median household income in the $45,000 to $55,000 range, more than 50 percent are female and approximately half are married with children. In this regard, the Company's strategic market positioning targets these customer groups for both pawn and retail transactions with specialty retail concepts such as "PAWNMART(sm) -- An Estate Sale Everyday(sm)." To attract these customers, all PAWNMART(sm) stores are attractive, clean, well-lit and often located close to national discount stores, with merchandise displayed in an organized and easy-to-shop manner similar to national discount stores. Because the Company believes that most existing pawnshops are situated in locations that do not satisfy the Company's customer demographics, the Company has opened new stores rather than acquire smaller "mom and pop" stores. Currently, the Company owns and operates 19 stores, of which 11 are located in Georgia, five in Alabama, two in North Carolina and one in Texas.

GROWTH STRATEGY

     The pawnshop industry is a multi-billion dollar, rapidly growing industry and is highly fragmented. Of the approximately 13,000 pawnshops in the United States, the industry's four public companies collectively own approximately five percent. The Company's strategic objective is to capitalize upon growth opportunities afforded by this highly fragmented industry through a roll-out of new PAWNMART(sm) stores. To achieve its strategic objective, the Company has adopted the following strategy:


o DEVELOP NEW -- RATHER THAN ACQUIRE -- STORES THAT MEET SITE SELECTION, STORE SIZE AND CONFIGURATION REQUIREMENTS IN SELECTED MARKETS. The Company believes that by opening new stores -- rather than acquiring smaller "mom and pop" stores -- it will enjoy substantial long-term strategic benefits. First, the Company believes that ideal site selection is one of the most critical factors in creating a successful PAWNMART(sm) store. In this regard, the Company has developed extensive customer demographics that identify both its borrowing and retail customers. The Company believes that most existing pawnshops are situated in less than ideal locations. The Company, therefore, believes that by opening new stores only in locations meeting its demographic and site selection requirements, it will be well situated to compete effectively in the highly fragmented pawnshop industry. Second, the Company believes that the "look and feel" of its stores is an important factor in establishing a successful specialty retail store and that most existing pawnshops do not meet, and cannot cost-effectively be modified to meet, the Company's store size and configuration requirements. By opening new stores only in accordance with its specifications, the Company can ensure that each PAWNMART(sm) has a similar "look and feel." During the next fiscal year, the Company anticipates opening between 15 and 20 stores.

o MARKET POSITIONING STRATEGY. The Company's strategy is to operate attractive stores that are clean, well-lit and conveniently located, with merchandise displayed in an organized and easy-to-shop manner, similar to national discount stores. The Company's store design and layout specifically target both its borrowing and retail customers.

o UTILIZE TARGETED DATABASE MARKETING. The Company has developed a targeted database marketing segmentation system that identifies the customers for both pawn and product sales from proprietary data collected at the store level. Given this customer information, the Company has developed a marketing strategy that seeks to leverage its understanding of customer demographics, motivations and purchasing behavior. This demographic data will include utilizing direct marketing for customer acquisition, retention and promotions, and for store site selection.

o EXPAND IN METROPOLITAN AREAS IN STATES WITH FAVORABLE PAWN REGULATIONS. The Company's roll-out strategy is to generate operating efficiencies by first expanding in the metropolitan areas of Atlanta, Georgia, Mobile, Alabama and Charlotte, North Carolina, and thereafter, in metropolitan areas in states with favorable pawn regulations.

o FRANCHISE OPERATIONS IN SMALLER MARKETS. The Company intends to sell PAWNMART(sm) franchises in secondary markets. The Company's franchise strategy is designed to allow future franchisees to benefit from the Company's targeted database marketing segmentation system, PAWNLINK(TM) computer software and information system, as well as the Company's standardized operating procedures.

o UTILIZE INFORMATION TECHNOLOGY. The Company has developed PAWNLINK(TM), a proprietary software system, which is connected to a "wide area network" that allows for real-time point of sale connectivity. PAWNLINK(TM) is a user friendly, menu driven software package that operates in a Windows 95(TM) environment. PAWNLINK(TM) interfaces with the Company's centralized database, assists in determining the maximum amount of funds to advance on any particular pawn item, and provides in-store assistance with operational and sales management, inventory control and accounting.

o OPERATIONAL EXCELLENCE. The Company believes that its success will be substantially dependent on its ability to achieve excellence in operating its stores. In this regard, the Company intends to capitalize upon the operational expertise of its experienced specialty retail management team and board of directors, employ specialty retailers as store management personnel, utilize extensive training programs for employees and maintain effective extensive operating controls.


LENDING OPERATIONS


     The Company is a financial services and specialty retail enterprise principally engaged in developing and operating stores which advance money secured by the pledge of tangible personal property and sell pre-owned merchandise to the value-conscious consumer. The pledged tangible personal property is intended to provide security to the Company for the repayment of the amount advanced plus accrued pawn service charges. Pawn loans are made without personal liability to the borrower. Because the loan is made without the borrower's personal liability, the Company does not investigate the creditworthiness of the borrower, but relies on the pledged personal property, and the possibility of its forfeiture, as a basis for its lending decision. PAWNLINK(TM) interfaces with the Company's centralized database, and assists in determining the maximum amount of funds to advance on any particular pawn item. The Company contracts for a pawn service charge as compensation for the use of the funds advanced to cover costs such as storage, insurance, title investigation and other transaction costs. Pawn service charges contributed 30.2% and 29.0% of the Company's total revenues during the fiscal years ended January 28, 1996 and January 26, 1997, respectively.


     The pledged property is held through the term of the transaction, which generally is one month with an automatic sixty-day redemption period, except for automobile title loans, where a shorter redemption period applies under state regulations. The term of the transaction may continue if the loan is extended prior to the end of the redemption period. Extensions are for one month with an additional redemption period. Most of the Company's loans are repaid in full with accrued service charges or extended through payment of accrued service charges. In the event the pledgor does not repay or extend the loan by the end of the redemption period, the unredeemed collateral is forfeited to the Company and becomes merchandise available for sale.


     The recovery of the amount advanced, as well as realization of a profit on sale of merchandise, is dependent on the Company's initial assessment of the property's estimated resale value. Improper assessment of the resale value of the collateral in the lending function can result in reduced marketability of the property and resale of the merchandise for an amount less than the amount advanced. For example, unexpected technological changes could adversely impact the value of consumer electronic products and declines in gold and silver prices could reduce the resale value of jewelry items acquired in pawn transactions and could adversely affect the Company's ability to recover the carrying cost of the acquired collateral. However, historically, the Company has experienced profits from the sale of such merchandise.


RETAIL SALES OPERATIONS

     The Company retails pre-owned products acquired either when a loan is not repaid or from individual customers or other sources. For the year ended January 26, 1997, $3,847,227 of products were added to inventory, of which $3,155,129 was from loans not repaid and $692,098 was otherwise purchased.


     The Company provides its customers with a 30-day guarantee on pre-owned products, providing the customer with an exchange or cash refund. The Company believes that most pawnshops do not offer this type of guarantee. The Company provides a layaway plan, with a maximum holding period of 90 days, whereby the customer agrees to purchase an item by making an initial cash deposit representing at least 20% of the sales price and making additional, non-interest bearing payments of the balance of the sales price in accordance with a specified schedule. The Company then holds the item until the sales price is paid in full. Should the customer fail to make a required payment, the item becomes inventory available for sale and previous payments are forfeited to the Company.

FRANCHISING

     The Company's business strategy is to continue expanding its pawnshop business within new geographic markets through its franchising operation. The Company is prepared to begin offering single store and multi-store franchises throughout the United States. Although, the Company is currently legally permitted to offer and sell its franchises in over 40 states, no franchise has been sold as of the date of this Prospectus. The Company's franchises will generally be offered directly by the Company.

     Although no assurances can be given that the Company will be able to sell any franchises, the Company believes that it offers potential franchisees with the following benefits:

o Site Selection and Store Opening Assistance. The Company plans to visit each franchisee market area and will provide extensive demographic data to assist each franchisee in selecting the location of his PAWNMART(sm) store. Once a site is chosen, the Company will provide advice throughout the lease negotiation, building and store opening process.

o Opening Inventory. Each PAWNMART(sm) franchise must open with an initial assortment of retail merchandise. The Company intends to provide each franchisee with a balanced opening inventory of attractive and desirable merchandise. Inventory is planned to be sold to each franchisee at wholesale prices, and may be exchanged for similar merchandise during the first six months of operations.

o Marketing and Advertising. The Company plans to assist each franchisee in developing a marketing plan directed to consumers in each market area. PAWNMART(sm) advertising materials are planned to be provided to each franchisee.

o Accounting and Payroll Services. The Company intends to offer optional accounting and payroll services to franchisees. Easy and efficient data access through the PAWNLINK(TM) software system, combined with the Company's internal accounting department should allow the Company to provide cost-effective accounting and payroll management assistance. Accounting services may include the preparation of monthly financial statements, bank statement reconciliation, accounts payable reports and general ledger information.

o Jewelry Cleaning and Assessment. The Company operates an in-house jewelry center for its PAWNMART(sm) stores. The Company contemplates that each franchisee can utilize this expert facility to restore and refurbish each franchisee's "out of pawn" jewelry.

o Franchise Training. The Company has developed a comprehensive management training program for PAWNMART(sm) franchisees. Franchisee training includes an in-depth analysis of the pawn industry and PAWNMART(sm) management, merchandising and store operation practices. Franchisee training involves active, hands-on participation in mock negotiations, loan transactions, inventory control procedures and jewelry evaluation. Use of the PAWNLINK(TM) information system also forms an integral part of the training program.

o Ongoing Franchisee Support. The Company plans that a Company employed professional district manager will be assigned to each PAWNMART(sm) franchisee. The Company anticipates that each district manager will visit their store on a regular basis to provide ongoing support.

PROPERTIES

     The Company's corporate offices are leased under a five year lease expiring in May 1999. As of the date of this Prospectus, the Company operated 19 leased store locations with monthly rental payments ranging from $2,000 to $6,250 per location and having initial lease terms expiring from January 1999 through May 2002. All of the Company's leased locations include renewal options. The size of the leased store locations range from approximately 4,000 to 12,000 square feet. With the exception of the location in Weatherford, Texas, the Company leases all of these properties from unaffiliated third parties. See "Certain Transactions." The following table sets forth, as of the date of this Prospectus, the geographic markets served by the Company and the number of stores in each market.



                                                               Number of Stores

  GEORGIA:
       Atlanta Metropolitan Area. . . . . . . . . . . . . . . .       9
       Rome . . . . . . . . . . . . . . . . . . . . . . . . . .       1
       Calhoun  . . . . . . . . . . . . . . . . . . . . . . . .       1
                                                                    ---
           Total Georgia  . . . . . . . . . . . . . . . . . . .      11
  ALABAMA:
       Mobile   . . . . . . . . . . . . . . . . . . . . . . . .       4
       Dothan   . . . . . . . . . . . . . . . . . . . . . . . .       1
                                                                    ---
            Total Alabama . . . . . . . . . . . . . . . . . . .       5
  NORTH CAROLINA:
       Charlotte. . . . . . . . . . . . . . . . . . . . . . . .       2
                                                                    ---
           Total North Carolina . . . . . . . . . . . . . . . .       2
  TEXAS:
       Weatherford . . . . . . . .. . . . . . . . . . . . . . .       1
                                                                    ---
           Total Texas . . . . . .. . . . . . . . . . . . . . .       1
                                                                    ---

           TOTAL    . . . . . . . . . . . . . . . . . . . . . .      19
                                                                    ===


     The Company considers its equipment, furniture and fixtures and leased buildings to be in good condition. The Company's leases typically require the Company to pay all maintenance costs, insurance costs and property taxes.

OPERATIONS

     Retail Store Management. Each location has a store manager who typically supervises its personnel and assures that it is managed in accordance with Company guidelines and established policies and procedures. Each store manager reports to a District Manager who will typically supervise up to seven stores. As of the date of this Prospectus, the Company has established three operating districts, each of which is managed by a District Manager.


     Trade Name. The Company operates its stores under the trade name "PAWNMART(sm)." The Company has filed applications to register the "PAWNMART(sm)" marks and descriptive logos and phrases with the United States Patent and Trademark Office. However, such trademark protection has not been granted as of the date of this filing.

     Personnel. As of December 1, 1997, the Company has a total of 115 employees (of which 14 were in executive, administrative, clerical and accounting functions), 59 of whom were salaried and 56 of whom were hourly employees. The Company has an established training program that provides a combination of classroom instruction and on-the-job loan and specialty retail training.


COMPETITION

     The Company encounters significant competition in connection with the operation of its business. In connection with lending operations, the Company competes with other pawnshops (owned by individuals and by large operators) and certain financial institutions, such as consumer finance companies, which generally lend on an unsecured as well as on a secured basis. The Company's competitors in connection with its retail sales include numerous retail and discount stores. Many competitors have greater financial resources than the Company, including Cash America International, Inc. and EZCORP, Inc. These competitive conditions may adversely affect the Company's revenues, profitability and ability to expand.


     The Company's stores are positioned similarly to national discount stores. They are attractive, clean, well-lit and conveniently located. Merchandise is displayed in an organized, easy-to-shop manner and the Company's stores do not retail handguns or assault rifles. The Company believes that this positioning provides a more comfortable and desirable shopping experience with better customer demographics.


REGULATION

     The Company's store operations are subject to extensive regulation, supervision and licensing under various federal, state and local statutes, ordinances and regulations in the four states in which it operates. See "Business -- Properties." Set forth below is a summary of the state pawnshop regulations in those states of the Company's present operating locations.

     Georgia Pawnshop Regulations. Georgia state law requires pawnbrokers to maintain detailed permanent records concerning pawn transactions and to keep them available for inspection by duly authorized law enforcement authorities. The Georgia statute prohibits pawnbrokers from failing to make entries of material matters in their permanent records; making false entries in their records; falsifying, obliterating, destroying, or removing permanent records from their places of business; refusing to allow duly authorized law enforcement officers to inspect their records; failing to maintain records of each pawn transaction for at least four years; accepting a pledge or purchase from a person under the age of eighteen or who the pawnbroker knows is not the true owner of the property; making any agreement requiring the personal liability of the pledgor or seller or waiving any of the provisions of the Georgia statute; or failing to return or replace pledged goods upon payment of the full amount due (unless the pledged goods have been taken into custody by a court or a law enforcement officer). In the event pledged goods are lost or damaged while in the possession of the pawnbroker, the pawnbroker must replace the lost or damaged goods with like kinds of merchandise. Under Georgia law, total interest and service charges may not, during each thirty-day period of the loan, exceed 25% of the principal amount advanced in the pawn transaction (except that after ninety days from the original date of the loan, the maximum rate declines to 12.5% for each subsequent thirty-day period). The statute provides that municipal authorities may license pawnbrokers, define their powers and privileges by ordinance, impose taxes upon them, revoke their licenses, and exercise such general supervision as will ensure fair dealing between the pawnbroker and his customers.

     Alabama Pawnshop Regulations. The Alabama Pawnshop Act regulates the licensing, operation and reporting requirements of pawnshops in that state. The general fitness of pawnshop applicants is investigated by the Supervisor of the Bureau of Loans of the State Department of Banking ("the Supervisor"). The Supervisor also issues pawnshop licenses. The Alabama Pawnshop Act requires that certain bookkeeping records be maintained and made available to the Supervisor and to local law enforcement authorities and that motor vehicles are retained on the premises for at least 21 days prior to sale by the pawnshop. The Alabama Pawnshop Act establishes a maximum allowable pawn service charge of 300% annually.

     North Carolina Pawnshop Regulations. In North Carolina, the Pawnbrokers Modernization Act of 1989 regulates the licensing, reporting and financial responsibility of pawnbrokers. Appropriate city and county governments must be petitioned in order to acquire a license. Once licensed, a pawnbroker must keep consecutively numbered records of each and every pawn transaction. No pawnbroker may receive an effective rate of interest in excess of 2% per month, except that the pawnbroker may charge additional fees up to 20% per month for services such as title investigation, insurance, reporting fees, etc., so long as certain total dollar limits are not exceeded. Mobile homes, recreational vehicles, or motor vehicles other than a motorcycle may not be pledged.

     Texas Pawnshop Regulations. Pursuant to the terms of the Texas Pawnshop Act, the Texas Consumer Credit Commissioner has primary responsibility for the regulation of pawnshops and enforcement of laws relating to pawnshops in Texas. The Company is required to furnish the Texas Consumer Credit Commissioner with copies of information, documents and reports which are required to be filed by it with the Securities and Exchange Commission.

     The Texas Pawnshop Act prescribes the stratified loan amounts and the maximum allowable rates of service charge that pawnbrokers in Texas may charge for the lending of money within each stratified range of loan amounts ranging from one percent per month to 20% per month.

     As part of the license application process, any existing pawnshop licensee who would be affected by the granting of the proposed application may request a public hearing at which to appear and present evidence for or against the application. For an application for a new license in a county with a population of 250,000 or more, the Consumer Credit Commissioner must find not only that the applicant meets the other requirements for a license, but also that (i) there is a public need for the proposed pawnshop and (ii) the volume of business in the community in which the pawnshop will conduct business indicates a profitable operation is probable.

     Other Regulatory Matters, Etc. With respect to firearm sales, each of the stores must comply with the Brady Handgun Violence Prevention Act (the "Brady Act"), which took effect on February 28, 1994. The Brady Act imposes a waiting period/background check in connection with the disposition of handguns by federally licensed firearms dealers. In addition, the Company must continue to comply with the longstanding regulations promulgated by the Department of the Treasury, Bureau of Alcohol, Tobacco and Firearms, which require each store dealing in guns to maintain a permanent written record of all receipts and dispositions of firearms.

     In addition to the state statutes and regulations described above, many of the Company's stores are subject to municipal ordinances, which may require, for example, local licenses or permits and specified record-keeping procedures, among other things. Each of the Company's stores, voluntarily or pursuant to municipal ordinance, provides to the police department having jurisdiction copies of all daily transactions involving pawn loans and over-the-counter purchases. These daily transaction reports are designed to provide the local police with a detailed description of the goods involved including serial numbers, if any, and the name and address of the owner obtained from a valid identification card.

     A copy of the transaction ticket is provided to local law enforcement agencies for processing by the National Crime Investigative Computer to determine rightful ownership. Goods which are either purchased or held to secure pawn loans and which are determined to belong to an owner other than the borrower or seller are subject to recovery by the rightful owner. However, the Company historically has not experienced a material number of claims of this sort, and the claims experienced have not had a material adverse effect on the Company's results of operations.

     Casualty insurance, including burglary coverage, is maintained for each of the Company's stores, and fidelity bond coverage is maintained on each of the Company's employees.

     Management of the Company believes its operations are conducted in material compliance with all federal, state and local laws and ordinances applicable to its business.

LEGAL PROCEEDINGS

     The Company is a defendant in certain lawsuits encountered in the ordinary course of its business. Certain of these matters are covered to an extent by insurance. In the opinion of management, the resolution of these matters will not have a material adverse effect on the Company's consolidated financial position, results of operations or liquidity.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth certain information as of the date of this Prospectus with respect to the directors and executive officers of the Company.

Name                                  Age       Position
----                                  ---       --------

Carson R. Thompson (1)                58        Chief Executive Officer and Chairman of the Board
Robert D. Bourland, Jr.  (2)          56        President, Chief Operating Officer and Director
Thomas W. White                       28        Vice President-- Finance and Chief Accounting
                                                Officer
Randall L. Haden                      36        Vice President-- Information Services
James E. Berk  (2)                    52        Director
Robert E. Camp (1)                    54        Director
Mark E. Kane (3)                      43        Director
Monty R. Standifer (3)                57        Director

------------

(1)  Class I Director whose term expires in 1998.

(2)  Class II Director whose term expires in 1999.

(3)  Class III Director whose term expires in 2000.

     The business experience, principal occupations and employment of each of the directors and executive officers of the Company during at least the past five years, together with their periods of service as directors and executive officers of the Company are set forth below.

     Carson R. Thompson joined the Company in August 1996 as a Director. In March 1997, he was named Chairman of the Board and Chief Executive Officer of the Company. Prior to this, Mr. Thompson had served as President, Chief Executive Officer and Chairman of The Bombay Company, Inc., a specialty retailer of home furnishing products. Mr. Thompson joined Tandy Corporation, Fort Worth, Texas in 1957, and held various management positions before becoming President in 1981 of Tandy Brands, Inc., a spin-off of Tandy Corporation and a manufacturer and specialty retailer of various products. From 1982 to 1991, Mr. Thompson was Chairman and Chief Executive Officer, from 1991 to 1996, he was Chairman, and from 1996 to 1997, he was President and Chief Executive Officer of The Bombay Company. Mr. Thompson serves as a director of the University of North Texas Health Science Center at Fort Worth, and the Osteopathic Health Foundation, Inc., and is a member of the Board of Advisors of the College of Business Administration at the University of Oklahoma.

     Robert D. Bourland, Jr. joined the Company in July 1994 as a Director and President. From 1985 until joining the Company, he served as President of Cook's Nook, Inc., a specialty retailer of gourmet cookware. From 1964 until that time, he served in various retail management positions with the Radio Shack division of Tandy Corporation, including serving as Senior Vice President -- Managing Director, Tandy U.K. and as Tandy's Divisional Vice President responsible for 1,200 Radio Shack stores. Radio Shack is a specialty retailer of consumer electronic products.

     Thomas W. White joined the Company on October 15, 1997 as Vice President -- Finance and Chief Accounting Officer. Mr. White was previously employed for six years with the accounting firm of KPMG Peat Marwick LLP, most recently as an assurance manager serving numerous clients within the financial services, manufacturing and retailing industries.

     Randall L. Haden joined the Company in February 1994 as Vice President -- Information Systems. Since November 1991 until joining the Company, he was employed by Search Capital Group, Inc., a publicly held consumer finance company, most recently as Vice President -- Information Services.

     James E. Berk joined the Company in 1997 as a Director. Presently, Mr. Berk is the Vice Chairman and Chief Executive Officer of APC, Inc., a specialty retailer and wholesaler of auto parts. Mr. Berk founded and, from 1993 to 1997, served as the President, Chief Executive Officer and Chairman of the Board for Teach & Play Smart, Inc., a privately held specialty retail chain of children's educational products. Prior to that time, he served as President and Chief Executive Officer of Bizmart, Inc., a chain of office products superstores, and President and Chief Operating Officer of The Wholesale Club, a chain of discount retail stores, and served in various other companies in management capacities.

     Robert E. Camp joined the Company in July 1995 as a Director. He founded and, from 1993 until the present, served as President of Hero's Welcome, Inc., a privately held retail/mail order business. From 1982 until 1992, Mr. Camp was the founder and Chief Executive Officer of Simpson & Fisher Companies, Inc., a specialty retailer of apparel and home furnishing products. Mr. Camp is the former Chief Executive Officer of Fort Worth based Pier 1 Imports, Inc., a specialty retailer of home furnishing products, having been with that firm for 18 years.

     Mark E. Kane joined the Company in September 1997 as Director. Presently, he is President and Chief Executive Officer of Compact Discs International, LLC, an international affiliate of CD Warehouse Inc. that owns the worldwide development rights for the CD Warehouse Inc. franchise concept. Mr. Kane founded and, from 1992 to 1997, served as President and Chief Executive Officer of CD Warehouse Inc., a publicly traded national franchising firm specializing in the sale of new and pre- owned compact discs.

     Monty R. Standifer joined the Company in August 1997 as a Director. Mr. Standifer has served as Senior Vice President, Chief Financial Officer, Treasurer and Secretary of Gadzooks, Inc., a specialty retailer of apparel products, since July 1995. From June 1992 until July 1995, Mr. Standifer served as Vice President -- Treasurer and Chief Financial Officer of Gadzooks, Inc. From July 1991 to June 1992, Mr. Standifer served as Senior Vice President and Chief Financial Officer of AmeriServ Food Company, a food service systems distributor. Prior to that time, Mr. Standifer was a co-founder of Bizmart, Inc., a chain of office products superstores, serving as Vice President -- Finance, Treasurer and Secretary from its founding in October 1987 until July 1991, shortly after the company was sold. Mr. Standifer was previously employed by Tandy Corporation for 14 years in various financial management positions.

COMPENSATION OF DIRECTORS

     Cash Compensation. No cash compensation has been paid by the Company to its directors prior to this Offering. Directors are reimbursed for their ordinary and necessary expenses incurred in attending meetings of the Board of Directors or a committee thereof.

     1997 Stock Option Plan for Directors. Effective as of October 16, 1997, the 1997 PawnMart, Inc. Director Stock Option Plan ("Directors' Option Plan") was approved by the Company's Board of Directors and the holders of a majority of the outstanding shares of the Company's Common Stock.

     Stock options will be granted under the Directors' Option Plan to any director who is not an employee of the Company and is not a holder of more than 5% of the outstanding shares of the Company's Common Stock or a person who is in control of such holder ("Eligible Directors").


     A maximum of 263,788 shares of Common Stock (subject to certain anti-dilution adjustments) may be issued to Eligible Directors upon the exercise of options granted under the Directors' Option Plan. Currently, no options have been granted under the Directors' Option Plan.


     Newly appointed Eligible Directors will automatically receive an initial grant of options to purchase 25,000 shares of Common Stock upon their appointment to the Board of Directors. All Eligible Directors will receive annual grants of options to purchase the lesser of 20,000 shares of Common Stock or $200,000 in market value of underlying Common Stock as of the date following each annual meeting of the Company's stockholders. The exercise price of options granted under the Directors' Option Plan will be the closing sales price of the Common Stock on the date of grant. Options granted pursuant to the Directors' Option Plan are immediately exercisable. The expiration date is six years from the date of grant. Payment for shares purchased upon exercising an option is made in cash or by certified check, bank draft or money order, or by delivery of previously owned shares of Common Stock held for at least six months (at their fair market value), or partly in cash and partly in such Common Stock.

EXECUTIVE COMPENSATION

     The following table sets forth the compensation paid by the Company to its President and Chief Executive Officer during the fiscal years ended January 29, 1995, January 28, 1996 and January 26,1997, for services rendered to the Company in all capacities during those fiscal years. No other executive officer of the Company had total salary and bonus which exceeded $100,000 for any of those fiscal years.

                                                                        SUMMARY COMPENSATION TABLE
                                                                            ANNUAL COMPENSATION
                                                        ----------------------------------------------------------------
                                                        FISCAL                                           OTHER ANNUAL
                                                         YEAR           SALARY            Bonus         COMPENSATION (1)
                                                         ----           ------            -----         ----------------

   Robert D. Bourland, Jr.
   President and Chief Executive Officer...........      1996          $90,000          $15,000               --
                                                         1995          $90,000               --               --
                                                         1994          $90,000               --               --

(1) Mr. Bourland received personal benefits in addition to salary and bonuses. The aggregate amount of such personal benefits, however, did not exceed the lesser of $50,000 or 10% of the total of his annual salary and bonus.

EMPLOYEE STOCK OPTION PLAN


     The Board of Directors and the stockholders of the Company have approved the adoption of the 1997 PawnMart, Inc. Employee Stock Option Plan (the "Plan"). Stock options granted pursuant to the Plan may be either incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), or non-qualified stock options. The number of shares of Common Stock reserved for issuance pursuant to the Plan is 494,602 shares. As of the date of this Prospectus, options for 308,764 shares of Common Stock had been granted and are outstanding under the Plan. All options have an exercise price of $3.79 per share of Common Stock.


     The Plan is administered by the Compensation and Human Resources Committee (the "Committee") of the Board of Directors. Subject to the provisions of the Plan, the Committee has the exclusive power to grant options, to interpret the Plan, to grant waivers of restrictions thereunder and to adopt such rules and regulations as it may deem necessary or appropriate in keeping with the objectives of the Plan.

     Options granted pursuant to the Plan become exercisable on such date or dates as may be established by the Committee. The exercise price of options granted under the Plan may not be an amount less than the market value of Common Stock at the time of grant. The exercise price must be paid in full in cash at the time an option is exercised or, if permitted by the Committee, by means of tendering previously owned shares of Common Stock held for at least six months (at their fair market value), or partly in cash and partly in Common Stock.

     In the event of a stock split, stock dividend, combination or reclassification or certain other corporate transactions, the Committee is authorized to make appropriate adjustments to the exercise price and number of shares subject to options granted under the Plan. Subject to certain limitations, the Board of Directors is authorized to amend, modify or terminate the Plan to meet any changes in legal requirements or for any other purpose permitted by law.

                             FINANCIAL RESTRUCTURING

     The Company's capital structure will automatically change upon consummation of the Offering, resulting in an approximate $1,654,000 decrease in the Company's annual cash interest requirements and an approximate $130,000 decrease in the Company's annual dividend requirements. The Company's total stockholders' equity (deficit) at October 26, 1997 will improve by $14,146,107 from a total deficit of ($5,476,043) on an actual basis to total equity of $3,495,064 on a pro forma and $8,670,064 on an adjusted basis. See "Capitalization."

     In particular, the Company's $.50 Series A Convertible Preferred Stock (the "Series A Preferred Stock"), Series B Convertible Preferred Stock (the "Series B Preferred Stock"), Series C Convertible Preferred Stock (the "Series C Preferred Stock"), and 12% Series D Convertible Exchangeable Preferred Stock (the "Series D Preferred Stock") will be converted automatically into an aggregate of 1,482,766 shares of Common Stock at an average conversion price of $2.90 per share of Common Stock (the "Preferred Stock Conversion") and $9,520,000 aggregate principal amount of the Company's 14% Convertible Subordinated Debentures due June 30, 1999, June 30, 2000 and January 31, 2001, respectively, (collectively, the "Subordinated Debentures") will be converted automatically into an aggregate of 2,380,000 shares of Common Stock at a conversion price of $4.00 in principal amount per share of Common Stock (the "Debenture Conversion"). Additionally, the Company intends to use approximately 41.4% of the net proceeds from the Offering for the repayment of $2,142,000 in 15% notes payable. See "Use of Proceeds," "Capitalization" and Notes 5, 11 and 12 of Notes to Audited Consolidated Financial Statements.

                              CERTAIN TRANSACTIONS

     In July of 1997, Mr. Thompson acquired an aggregate of 375,000 shares of Series D Preferred Stock for $750,000 in connection with Mr. Thompson's becoming a Chief Executive Officer of the Company. In connection with the Offering, the 375,000 shares of Series D Preferred Stock will automatically be converted into 187,500 shares of Common Stock at a conversion price of $4.00. In March of 1996, Mr. Thompson purchased a principal amount of $228,000 of 14% unsecured Convertible Subordinated Debentures due June 30, 1999. In October 1997, Mr. Standifer acquired an aggregate of 50,000 shares of Series D Preferred Stock for $100,000 in connection with Mr. Standifer's becoming a Director of the Company. In connection with the Offering, the 50,000 shares of Series D Preferred Stock will automatically be converted into 25,000 shares of Common Stock at a conversion price of $4.00.

     In consideration for serving as a Director of the Company, in September 1997, Mr. Berk received 8,243 shares of Common Stock; in April 1996 and August 1997, Mr. Camp received an aggregate amount of 16,487 shares of Common Stock; in September 1997, Mr. Kane received 8,243 shares of Common Stock; in September 1997, Mr. Standifer received 8,243 shares of Common Stock and in April 1996 and August 1997, Mr. Thompson received 8,243 and 4,946 shares of Common Stock, respectively. In connection with his employment with the Company, in August 1997, Mr. Bourland received 16,487 shares of Common Stock. In connection with joining the Company, in October 1997, Mr. White received 8,243 shares of Common Stock.

     The Company's Weatherford, Texas store is leased under a five year lease agreement with a joint venture owned by Joe Owens, a principal stockholder, and another stockholder. The terms of the lease agreement include monthly rental payments of $4,000 and an initial lease term which expires on February 1, 1999.

                             PRINCIPAL STOCKHOLDERS


     The following table sets forth certain information as of the date of this Prospectus, on a pro forma basis before the Offering and as adjusted to reflect the sale of 1,200,000 shares of Common Stock by the Company in this Offering, regarding the beneficial ownership of the Company's Common Stock by: (i) all persons known by the Company to own beneficially more than 5% of the Company's Common Stock; (ii) each director of the Company; (iii) the Chief Executive Officer of the Company; and (iv) all directors and executive officers of the Company individually and as a group.



                                                                              Percent Beneficially Owned (1)
                                                                       -----------------------------------------
Name and Address
of Beneficial Owners                       Number of Shares            Before Offering            After Offering
--------------------                       ----------------            ---------------            --------------

DIRECTORS AND EXECUTIVE
OFFICERS:

Carson R. Thompson(2)........                  341,406                       5.9%                       4.9%

Robert D. Bourland,
Jr.(2).......................                   74,083                       1.3%                       1.1%

Thomas W. White(2)...........                    8,243                         *                          *

Randall L. Haden(2)..........                   35,351                         *                          *

Robert E. Camp(3)............                   16,487                         *                          *

James E. Berk (4)............                    8,243                         *                          *

Monty R. Standifer(5)........                    8,243                         *                          *

Mark E. Kane(6)..............                    8,243                         *                          *

All directors and
executive officers as a
group (8 persons)............                  500,299                       8.6%                       7.1%

OTHER SIGNIFICANT
HOLDERS:

Joe Owens(7).................                  317,913                       5.5%                       4.5%



     *Less than 1%.

(1) Unless otherwise noted, the Company believes that each person named in the table has sole voting and investment power with respect to all shares beneficially owned by such persons.

(2)  His address is 301 Commerce Street, Suite 3600, Fort Worth, Texas 76102.


(3)  The address for Mr. Camp is Rural Route 1, Box 202, North Hero, Vermont
     05474.


(4) The address for Mr. Berk is 5825 Obelin, Suite 100, San Diego, California 92121.

(5) The address for Mr. Standifer is 4121 International Parkway, Carrollton, Texas 75007.

(6) The address for Mr. Kane is 1017 N. Central Expressway, Suite 200, Plano, Texas 75075.

(7) Mr. Owens is one of the founders of the Company, and his address is 5201 Odessa Dr., Fort Worth, Texas 76133.

                          DESCRIPTION OF CAPITAL STOCK

     The following description of the Company's capital stock and selected provisions of its Restated Certificate of Incorporation and By-laws, is a summary and is qualified in its entirety by the Company's Restated Certificate of Incorporation and By-laws, as amended, copies of which have been filed with the Securities and Exchange Commission as exhibits to the Registration Statement of which this Prospectus is a part.

GENERAL


     At the time of the Offering, the total amount of authorized capital stock of the Company will consist of 20,000,000 shares of Common Stock, par value $.01 per share and 10,000,000 shares of preferred stock, par value $.01 per share (the "Preferred Stock"). Upon completion of the Offering, 7,000,000 shares of Common Stock and no shares of Preferred Stock will be issued and outstanding (assuming an initial public offering price of $5 per share). After giving effect to the Preferred Stock and Debenture Conversions, there will be approximately 850 holders of record of the Company's Common Stock. The following summary of certain provisions of the Company's capital stock describes all material provisions of, but does not purport to be complete and is subject to, and qualified in its entirety by, the Restated Certificate of Incorporation and the By-laws of the Company that are included as exhibits to the Registration Statement of which this Prospectus forms a part and by the provisions of applicable law.


     The Restated Certificate of Incorporation and By-laws will contain certain provisions that are intended to enhance the likelihood of continuity and stability in the composition of the Board of Directors and which may have the effect of delaying, deferring or preventing a future takeover or change in control of the Company unless such takeover or change in control is approved by the Board of Directors.

COMMON STOCK

     The issued and outstanding shares of Common Stock are, and the shares of Common Stock being offered by the Company will be upon payment therefor, validly issued, fully paid and nonassessable. Subject to the prior rights of the holders of any Preferred Stock, the holders of outstanding shares of Common Stock are entitled to receive dividends out of assets legally available therefor at such time and in such amounts as the Board of Directors may from time to time determine. See "Dividend Policy." The shares of Common Stock are not convertible and the holders thereof have no preemptive or subscription rights to purchase any securities of the Company. Upon liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to receive pro rata the assets of the Company which are legally available for distribution, after payment of all debts and other liabilities and subject to the prior rights of any holders of Preferred Stock then outstanding. Each outstanding share of Common Stock is entitled to one vote on all matters submitted to a vote of stockholders. There is no cumulative voting. Accordingly, holders of a majority of the shares of Common Stock entitled to vote in any election of directors may elect all of the directors standing for election. Except as otherwise required by law or the Restated Certificate of Incorporation, the Common Stock will vote on all matters submitted to a vote of the stockholders, including the election of directors.

PREFERRED STOCK

     The Board of Directors may, without further action by the Company's stockholders, from time to time, direct the issuance of shares of Preferred Stock in series and may, at the time of issuance, determine the rights, preferences and limitations of each series. Satisfaction of any dividend preferences of outstanding shares of Preferred Stock would reduce the amount of funds available for the payment of dividends on shares of Common Stock. Holders of shares of Preferred Stock may be entitled to receive a preference payment in the event of any liquidation, dissolution or winding-up of the Company before any payment is made to the holders of shares of Common Stock. Under certain circumstances, the issuance of shares of Preferred Stock may render more difficult or tend to discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of the Company's securities or the removal of incumbent management. Upon the affirmative vote of a majority of the total number of directors then in office, the Board of Directors, without stockholder approval, may issue shares of Preferred Stock with voting and conversion rights which could adversely affect the holders of shares of Common Stock. Upon consummation of the Offering, there will be no shares of Preferred Stock outstanding, and the Company has no present intention to issue any shares of Preferred Stock.

SERIES A WARRANTS

     The Series A Warrants will be issued in registered form pursuant to an agreement dated the date of this Prospectus (the "Series A Warrant Agreement"), between the Company and Harris Trust and Savings Bank, N.A., Chicago, Illinois, as the Warrant Agent (the"Warrant Agent"). The following discussion of certain terms and provisions of the Series A Warrants is qualified in its entirety by reference to the Series A Warrant Agreement. A form of the certificate representing the Series A Warrants which form a part of the Series A Warrant Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part.

     Each of the Series A Warrants entitles the registered holder to purchase one share of Common Stock. The Series A Warrants are exercisable at a price equal to $6.00 (which exercise price has been arbitrarily determined by the Company and the Representative) subject to certain adjustments. The Series A Warrants are entitled to the benefit of adjustments in their exercise prices and in the number of shares of Common Stock or other securities deliverable upon the exercise thereof in the event of a stock dividend, stock split, reclassification, reorganization, consolidation or merger.

     The Series A Warrants may be exercised at any time and continuing thereafter until the close of five years from the date hereof, unless such period is extended by the Company. After the expiration date, Series A Warrant holders shall have no further rights. Series A Warrants may be exercised by surrendering the certificate evidencing such Series A Warrant, with the form of election to purchase on the reverse side of such certificate properly completed and executed, together with payment of the exercise price and any transfer tax, to the Warrant Agent. If less than all of the Series A Warrants evidenced by a warrant certificate are exercised, a new certificate will be issued for the remaining number of Series A Warrants. Payment of the exercise price may be made by cash, bank draft or official bank or certified check equal to the exercise price.

     Series A Warrant holders do not have any voting or any other rights as shareholders of the Company. The Company has the right at any time beginning six months from the date hereof to redeem the Series A Warrants, at a price of $.05 per Series A Warrant, by written notice to the registered holders thereof, mailed not less than 30 nor more than 60 days prior to the Redemption Date. The Company may exercise this right only if the closing bid price for the Common Stock for seven trading days during a 10 consecutive trading day period ending no more than 15 days prior to the date that the notice of redemption is given, equals or exceeds $9.00 per share, subject to adjustment. If the Company exercises its right to call Series A Warrants for redemption, such Series A Warrants may still be exercised until the close of business on the day immediately preceding the Redemption Date. If any Series A Warrant called for redemption is not exercised by such time, it will cease to be exercisable, and the holder thereof will be entitled only to the repurchase price. Notice of redemption will be mailed to all holders of Series A Warrants of record at least 30 days, but not more than 60 days, before the Redemption Date. The foregoing notwithstanding, the Company may not call the Series A Warrants at any time that a current registration statement under the Act is not then in effect. Any redemption of the Series A Warrants during the one-year period commencing on the date of this Prospectus shall require the written consent of the Representative.

     The Series A Warrant Agreement permits the Company and the Warrant Agent without the consent of Series A Warrant holders, to supplement or amend the Series A Warrant Agreement in order to cure any ambiguity, manifest error or other mistake, or to address other matters or questions arising thereafter that the Company and the Series A Warrant Agent deem necessary or desirable and that do not adversely affect the interest of any Series A Warrant holder. The Company and the Warrant Agent may also supplement or amend the Series A Warrant Agreement in any other respect with the written consent of holders of not less than a majority in the number of the Series A Warrants then outstanding; however, no such supplement or amendment may (i) make any modification of the terms upon which the Series A Warrants are exercisable or may be redeemed; or
(ii) reduce the percentage interest of the holders of the Series A Warrants without the consent of each Series A Warrant holder affected thereby.

     In order for the holder to exercise a Series A Warrant, there must be an effective registration statement, with a current prospectus on file with the Commission covering the shares of Common Stock underlying the Series A Warrants, and the issuance of such shares to the holder must be registered, qualified or exempt under the laws of the state in which the holder resides. If required, the Company will file a new registration statement with the Commission with respect to the securities underlying the Series A Warrants prior to the exercise of such Series A Warrants and will deliver a prospectus with respect to such securities to all holders thereof as required by Section 10(a)(3) of the Act. See "Risk Factors--Necessity to Maintain Current Prospectus and Registration Statement" and "State Blue Sky Registration Required to Exercise Warrants."

SERIES B WARRANTS

     The Series B Warrants will be issued in registered form pursuant to an agreement dated the date of this Prospectus (the "Series B Warrant Agreement"), between the Company and the Warrant Agent. The following discussion of certain terms and provisions of the Series B Warrants is qualified in its entirety by reference to the Series B Warrant Agreement. A form of the certificate representing the Series B Warrants which form a part of the Series B Warrant Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part.

     Each of the Series B Warrants entitles the registered holder to purchase one share of Common Stock. The Series B Warrants are exercisable at a price equal to $8.00 (which exercise price has been arbitrarily determined by the Company and the Representative) subject to certain adjustments. The Series B Warrants are entitled to the benefit of adjustments in their exercise prices and in the number of shares of Common Stock or other securities deliverable upon the exercise thereof in the event of a stock dividend, stock split, reclassification, reorganization, consolidation or merger.

     The Series B Warrants may be exercised at any time and continuing thereafter until the close of six years from the date hereof, unless such period is extended by the Company. After the expiration date, Series B Warrant holders shall have no further rights. Series B Warrants may be exercised by surrendering the certificate evidencing such Series B Warrant, with the form of election to purchase on the reverse side of such certificate properly completed and executed, together with payment of the exercise price and any transfer tax, to the Warrant Agent. If less than all of the Series B Warrants evidenced by a warrant certificate are exercised, a new certificate will be issued for the remaining number of Series B Warrants. Payment of the exercise price may be made by cash, bank draft or official bank or certified check equal to the exercise price.

     Series B Warrant holders do not have any voting or any other rights as shareholders of the Company. The Company has the right at any time beginning six months from the date hereof to redeem the Series B Warrants, at a price of $.05 per Series B Warrant, by written notice to the registered holders thereof, mailed not less than 30 nor more than 60 days prior to the Redemption Date. The Company may exercise this right only if the closing bid price for the Common Stock for seven trading days during a 10 consecutive trading day period ending no more than 15 days prior to the date that the notice of redemption is given, equals or exceeds $11.00 per share, subject to adjustment. If the Company exercises its right to call Series B Warrants for redemption, such Series B Warrants may still be exercised until the close of business on the day immediately preceding the Redemption Date. If any Series B Warrant called for redemption is not exercised by such time, it will cease to be exercisable, and the holder thereof will be entitled only to the repurchase price. Notice of redemption will be mailed to all holders of Series B Warrants of record at least 30 days, but not more than 60 days, before the Redemption Date. The foregoing notwithstanding, the Company may not call the Series B Warrants at any time that a current registration statement under the Act is not then in effect. Any redemption of the Series B Warrants during the one-year period commencing on the date of this Prospectus shall require the written consent of the Representative.

     The Series B Warrant Agreement permits the Company and the Warrant Agent without the consent of Series B Warrant holders, to supplement or amend the Series B Warrant Agreement in order to cure any ambiguity, manifest error or other mistake, or to address other matters or questions arising thereafter that the Company and the Series B Warrant Agent deem necessary or desirable and that do not adversely affect the interest of any Series B Warrant holder. The Company and the Warrant Agent may also supplement or amend the Series B Warrant Agreement in any other respect with the written consent of holders of not less than a majority in the number of the Series B Warrants then outstanding; however, no such supplement or amendment may (i) make any modification of the terms upon which the Series B Warrants are exercisable or may be redeemed; or
(ii) reduce the percentage interest of the holders of the Series B Warrants without the consent of each Series B Warrant holder affected thereby.

     In order for the holder to exercise a Series B Warrant, there must be an effective registration statement, with a current prospectus on file with the Commission covering the shares of Common Stock underlying the Series B Warrants, and the issuance of such shares to the holder must be registered, qualified or exempt under the laws of the state in which the holder resides. If required, the Company will file a new registration statement with the Commission with respect to the securities underlying the Series B Warrants prior to the exercise of such Series B Warrants and will deliver a prospectus with respect to such securities to all holders thereof as required by Section 10(a)(3) of the Act. See "Risk Factors--Necessity to Maintain Current Prospectus and Registration Statement" and "State Blue Sky Registration Required to Exercise Warrants."

REPRESENTATIVE WARRANTS

     At the closing of this Offering, the Company will issue to the Representative or its designees, for nominal consideration, Representative's Warrants to purchase up to 120,000 shares, 120,000 Series A Warrants and 120,000 Series B Warrants. The Representative's Warrants are exercisable for a four-year period commencing one year from the effective date of this Offering at a purchase price of 120% of the Initial Public Offering price of the Securities. In addition, the Company has granted to the Representative certain registration rights with respect to registration of the shares of Common Stock and the Warrants underlying the Representative's Warrants (the "Underlying Warrants") and the shares of Common Stock issuable upon exercise of the Underlying Warrants. The Company has agreed to pay the Representative upon the exercise or redemption of the Warrants a fee equal to 5% of the gross proceeds received by the Company from the exercise of the Warrants and 5% of the aggregate redemption price for Warrants redeemed. Such fee will be paid to the Representative or its designee no sooner than 12 months after the effective date of this Offering. The Company has agreed to indemnify the Underwriter against certain liabilities arising under the Securities Act of 1933. See "Underwriting."

OTHER WARRANTS

     Presently, the Company has outstanding warrants to purchase an aggregate of 213,455 shares of Common Stock at an exercise price of $5.50 per share. In connection with the Preferred Stock Conversion and Debenture Conversion, the Company has granted holders of these warrants certain piggy-back registration rights. These warrants expire January 2, 2002.

CERTAIN PROVISIONS OF THE RESTATED CERTIFICATE OF INCORPORATION AND BY-LAWS

     The Restated Certificate of Incorporation provides for the Board to be divided into three classes, as nearly equal in number as possible, serving staggered terms. Approximately one-third of the Board will be elected each year. See "Management." Under the Delaware General Corporation Law, directors serving on a classified board can only be removed for cause. The provision for a classified board could prevent a party who acquires control of a majority of the outstanding voting stock from obtaining control of the Board until the second annual stockholders meeting following the date the acquiror obtains the controlling stock interest. The classified board provision could have the effect of discouraging a potential acquiror from making a tender offer or otherwise attempting to obtain control of the Company and could increase the likelihood that incumbent directors will retain their positions.


     The Restated Certificate of Incorporation provides that stockholder action can be taken only at an annual or special meeting of stockholders and cannot be taken by written consent in lieu of a meeting. The Restated Certificate of Incorporation and the By-laws provide that, except as otherwise required by law, special meetings of the stockholders can only be called pursuant to a resolution adopted by a majority of the Board of Directors or by the Chief Executive Officer of the Company. Stockholders will not be permitted to call a special meeting or to require the Board to call a special meeting.

     The By-laws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of stockholders of the Company, including proposed nominations of persons for election to the Board.

     Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the Board or by a stockholder who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given to the Company's Secretary timely written notice, in proper form, of the stockholder's intention to bring that business before the meeting. Although the By-laws do not give the Board the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting, the By-laws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquiror from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of the Company.

     The Restated Certificate of Incorporation and By-laws provide that the affirmative vote of holders of at least 66 2/3% of the total votes eligible to be cast in the election of directors is required to amend, alter, change or repeal certain of their provisions. This requirement of a super-majority vote to approve amendments to the Restated Certificate of Incorporation and By-laws could enable a minority of the Company's stockholders to exercise veto power over any such amendments.

CERTAIN PROVISIONS OF DELAWARE LAW

     Following the consummation of the Offering, the Company will be subject to the "Business Combination" provisions of the Delaware General Corporation Law. In general, such provisions prohibit a publicly held Delaware corporation from engaging in various "business combination" transactions with any "interested stockholder" for a period of three years after the date of the transaction in which the person became an "interested stockholder," unless: (i) the transaction is approved by the Board of Directors prior to the date the "interested stockholder" obtained such status; (ii) upon consummation of the transaction which resulted in the stockholder becoming an "interested stockholder," the "interested stockholder," owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned by
(a) persons who are directors and also officers and (b) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or (iii) on or subsequent to such date the "business combination" is approved by the board of directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the "interested stockholder." A "business combination" is defined to include mergers, asset sales and other transactions resulting in financial benefit to a stockholder. In general, an "interested stockholder" is a person who, together with affiliates and associates, owns (or within three years, did own) 15% or more of a corporation's voting stock. The statute could prohibit or delay mergers or other takeover or change in control attempts with respect to the Company and, accordingly, may discourage attempts to acquire the Company.

LIMITATIONS ON LIABILITY AND INDEMNIFICATION OF OFFICERS AND DIRECTORS

     The Restated Certificate of Incorporation limits the liability of directors to the fullest extent permitted by the Delaware General Corporation Law. In addition, the Restated Certificate of Incorporation will provide that the Company shall indemnify directors and officers of the Company to the fullest extent permitted by such law. The Company anticipates entering into separate indemnification agreements with its current directors and executive officers prior to the completion of the Offering which will have the effect of providing such persons indemnification protection in the event the Restated Certificate of Incorporation is subsequently amended.

TRANSFER AGENT AND REGISTRAR


     The transfer agent and registrar for the Common Stock and Warrants is Harris Trust and Savings Bank, N.A., Chicago, Illinois.

                         SHARES ELIGIBLE FOR FUTURE SALE

     Upon completion of this Offering, the Company will have 7,000,000 shares of Common Stock outstanding. All of the 1,200,000 shares sold by the Company in this Offering will be freely transferable without further restriction or registration under the Securities Act, except for any shares purchased by an "affiliate" of the Company (as defined under the Securities Act). At the date of this Prospectus there were outstanding 5,800,000 shares of Common Stock on a pro forma basis, all of which shares are "restricted securities" under applicable securities laws. All of these shares either will be subject to the resale restrictions described below or will be held for a period of one year from the effective date of this Offering. Additional shares of Common Stock may become eligible for sale in the public market from time to time upon exercise of warrants and stock options.

     Holders of restricted securities must comply with the requirements of Rule 144 in order to sell their shares in the open market. In general, under Rule 144 as currently in effect, any affiliate of the Company and any person (or persons whose sales are aggregated) who has beneficially owned his or her restricted shares for at least one year would be entitled to sell in the open market within any three-month period a number of shares that does not exceed the greater of:
(i) 1% of the then outstanding shares of the Company's Common Stock (70,000 shares immediately after this Offering) or (ii) the average weekly trading volume of the Company's Common Stock during the four calendar weeks preceding such sale. Sales under Rule 144 are also subject to certain limitations on manner of sale, notice requirements, and availability of current public information about the Company. Nonaffiliates who have held their restricted shares for two years are entitled to sell their shares under Rule 144 without regard to any of the above limitations, provided they have not been affiliates of the Company for the three months preceding such sale. An aggregate of 494,602 shares of Common Stock has been reserved for issuance to employees of the Company pursuant to the Plan. In addition, an aggregate of 263,788 shares of Common Stock have been reserved for issuance to directors of the Company pursuant to the Directors' Option Plan.

     Subject to certain exceptions, each of the officers and directors of the Company and each other holder of Common Stock prior to the Offering have agreed with the Representative not to offer, sell, contract to sell or otherwise dispose of any shares of Common Stock for a period of one year from the effective date of this Offering without the prior written consent of the Representative.


     The Company can make no prediction as to the effect, if any, that sales of shares of Common Stock or the availability of shares for sale will have on the market price of Common Stock. Nevertheless, sales of significant amounts of Common Stock could adversely affect the prevailing market price of Common Stock, as well as impair the ability of the Company to raise capital through the issuance of additional equity securities.


REGISTRATION RIGHTS

     Upon the expiration of the contractual one-year lock-up period described above, certain shares issued or issuable upon the exercise of options granted prior to the date of this Prospectus also may be issuable for sale in the public market pursuant to Rule 701 under the Securities Act. In general, Rule 701 permits resales of shares issued pursuant to certain compensatory benefit plans and contracts commencing at the end of the 90 day period after the Company becomes subject to the reporting requirements of the Exchange Act.

     The Company intends to file a registration statement under the Securities Act to register all shares of Common Stock issuable pursuant to the Company's Stock Option Plan. See "Management--Stock Option Plan." Subject to the completion of the one-year period described above, shares of Common Stock issued after the effective date of such registration statement upon the exercise of awards issued under such plan generally will be eligible for sale in the public market.

     The Company cannot predict the effect, if any, that sales of restricted securities or the availability of such securities for sale could have on the market price, if any, prevailing from time to time. Nevertheless, sales of substantial amounts of the Company's securities, including the securities offered hereby, could adversely affect prevailing market prices of the Company's securities and the Company's ability to raise additional capital by occurring at a time when it would be beneficial for the Company to sell securities.

                                  UNDERWRITING

     Subject to the terms and conditions of the Underwriting Agreement, the Underwriter named below, for whom First London Securities Corporation is acting as the Representative, have severally agreed to purchase from the Company an aggregate of 1,200,000 shares of Common Stock, 1,200,000 Series A Warrants and 1,200,000 Series B Warrants. The number of shares of Common Stock and Warrants which each Underwriter has agreed to purchase is set forth opposite its name.



UNDERWRITER                                              NUMBER OF SHARES          NUMBER OF SERIES A       NUMBER OF SERIES B
                                                                                        WARRANTS                 WARRANTS

First London Securities Corporation





    Total                                                   1,200,000                 1,200,000                1,200,000
                                                            =========                 =========                =========



     The Securities are offered by the Underwriter subject to prior sale, when, as and if delivered to and accepted by the Underwriter and subject to approval of certain legal matters by counsel and certain other conditions. The Underwriter is committed to purchase all Securities offered by this Prospectus, if any are purchased.

     The Company has been advised by the Representative that the Underwriter proposes initially to offer the Securities offered hereby to the public at the offering price set forth on the cover page of this Prospectus. The Representative has advised the Company that the Underwriter proposes to offer the Securities through members of the NASD, and may allow a concession, in their discretion, to certain dealers who are members of the NASD and who agree to sell the Securities in conformity with the NASD Conduct Rules. Such concessions shall not exceed the amount of the underwriting discount that the Underwriter is to receive.

     The Company has granted to the Representative an option, exercisable for 30 days from the date of this Prospectus, to purchase up to an additional 180,000 shares of Common Stock, an additional 180,000 Series A Warrants and an additional 180,000 Series B Warrants at the public offering price less the underwriting discount set forth on the cover page of this Prospectus (the "Over-Allotment Option"). The Representative may exercise the Over-Allotment Option solely to cover over-allotments in the sale of the Securities being offered by this Prospectus.

     Officers and directors of the Company may introduce the Representative to persons to consider the Offering and purchase Securities either through the Representative, other Underwriters, or through participating dealers. In this connection, officers and directors will not receive any commissions or any other compensation.

     The Company has agreed to pay the Representative a commission of 10% of the gross proceeds of the Offering (the "Underwriting Discount"), including the gross proceeds from the sale of the Over-Allotment Option, if exercised. In addition, the Company has agreed to pay to the Representative a non-accountable expense allowance of three percent (3%) of the gross proceeds of this Offering, including proceeds from any Securities purchased pursuant to the Over-Allotment Option. The Representative's expenses in excess of the non-accountable expense allowance will be paid by the Representative. To the extent that the expenses of the Representative are less than the amount of the non-accountable expense allowance received, such excess shall be deemed to be additional compensation to the Representative. The Company has agreed to pay the Representative upon the exercise or redemption of the Warrants a fee equal to 5% of the gross proceeds received by the Company from the exercise of the Warrants and 5% of the aggregate redemption price for Warrants redeemed. Such fee will be paid to the Representative or its designees no sooner than 12 months after the effective date of this Offering. The Representative has informed the Company that they do not expect sales to discretionary accounts to exceed 5% of the total number of Securities offered by the Company hereby.

     Prior to this Offering, there has been no public market for the Securities. Consequently, the initial public offering price for the Securities, and the terms of the Warrants (including the exercise price of the Warrants), have been determined by negotiation between the Company and the Representative. Among the factors considered in determining the public offering price were the history of, and the prospect for, the Company's business, an assessment of the Company's management, its past and present operations, the Company's development and the general condition of the securities market at the time of this Offering. The initial public offering price does not necessarily bear any relationship to the Company's assets, book value, earnings or other established criteria of value. Such price is subject to change as a result of market conditions and other factors, and no assurance can be given that a public market for the Common Stock or Warrants will develop after the close of this Offering, or if a public market in fact develops, that such public market will be sustained, or that the Common Stock or Warrants can be resold at any time at the offering or any other price. See "Risk Factors."

     At the closing of this Offering, the Company will issue to the Representative or its designee, for nominal consideration, Representative's Warrants to purchase up to 120,000 shares of Common Stock, 120,000 Series A Warrants and 120,000 Series B Warrants. The Representative's Warrants will be exercisable for a four-year period commencing one year from the effective date of this Offering at a purchase price of 120% of the price at which the Common Stock and Warrants are sold to the public, subject to adjustment. The Representative's Warrants will not be transferable, except (i) to officers of the Representative, other Underwriters, and officers and partners thereof; (ii) by will; or (iii) by operation of law. The Representative's Warrants contain provisions providing for appropriate adjustment in the event of any merger, consolidation, recapitalization, reclassification, stock dividend, stock split or similar transaction. The Representative's Warrants contain net issuance provisions permitting the holders thereof to elect to exercise the Representative's Warrants in whole or in part and instruct the Company to withhold from the securities issuable upon exercise, a number of securities, valued at the current fair market value on the date of exercise, to pay the exercise price. Such net exercise provision has the effect of requiring the Company to issue shares of Common Stock without a corresponding increase in capital. A net exercise of the Representative's Warrants will have the same dilutive effect on the interests of the Company's stockholders as will a cash exercise. The Representative's Warrants do not entitle the holders thereof to any rights as a shareholder of the Company until such Representative's Warrants are exercised and shares of Common Stock are purchased thereunder.

     The Company has granted to the holders of the Representative's Warrants certain rights with respect to registration of the Shares, the Underlying Warrants and the Common Stock issuable upon exercise of the Representative's Warrants (the "Registrable Securities") under the Securities Act. For a period of four years commencing one year following the date of this Prospectus, the holders representing more than 50% of the Registrable Securities may require the Company at the Company's sole expense to prepare and file one registration statement under the Securities Act with respect to the Registrable Securities. For a period of four years commencing one year following the date of this Prospectus, the holders representing more than 50% of the Registrable Securities also have the right at the Representative's or holders' expense to require the Company to prepare and file one registration statement with respect to the Registrable Securities. In addition, subject to certain limitations, in the event the Company proposes to register any of its securities under the Securities Act during the seven year period following the date of this Prospectus, the holders of the Registrable Securities are entitled to notice of such registration and may elect to include the Registrable Securities held by them in such registration statement at the sole expense of the Company.

     The Company has agreed to indemnify the Underwriter against any costs or liabilities incurred by the Underwriter by reasons of misstatements or omissions to state material facts in connection with the statements made in the Registration Statement and the Prospectus. The Underwriter has in turn agreed to indemnify the Company against any liabilities by reason of misstatements or omissions to state material facts in connection with the statements made in the Prospectus, based on information relating to the Underwriter and furnished in writing by the Underwriter. To the extent that this section may purport to provide exculpation from possible liabilities arising from the federal securities laws, in the opinion of the Commission, such indemnification is contrary to public policy and therefore unenforceable.

     The foregoing is a summary of the principal terms of the agreements described above and does not purport to be complete. Reference is made to copies of each such agreement which are filed as exhibits to the Registration Statement. See "Available Information."

                                  LEGAL MATTERS

     The validity of the Securities offered hereby will be passed upon for the Company by Jordaan, Howard & Pennington, P.L.L.C., Dallas, Texas. Certain legal matters in connection with the sale of the Securities offered hereby will be passed on for the Underwriter by Jackson Walker L.L.P., Dallas, Texas. Members of Jordaan & Pennington, P.L.L.C. own beneficially an aggregate of 90,677 shares of Common Stock.


                                     EXPERTS

     The consolidated financial statements of PawnMart, Inc. as of January 26, 1997 and January 28, 1996, and for the years then ended have been included herein in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing. The report of KPMG Peat Marwick LLP contains an explanatory paragraph that states that the Company has suffered recurring losses from operations, has experienced negative cash flows from operating activities and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                       PAWNMART, INC. AND SUBSIDIARIES

                  INDEX TO CONSOLIDATED FINANCIAL STATEMENTS


                                                               Page
                                                               ----
Independent Auditor's Report                                    F-2
Consolidated Balance Sheets                                     F-3
Consolidated Statements of Operations                           F-5
Consolidated Statements of Stockholder's Equity (Deficit)       F-6
Consolidated Statements of Cash Flows                           F-8
Notes to Consolidated Financial Statements                      F-9

                          Independent Auditors' Report




The Board of Directors and Stockholders
PawnMart, Inc.:

We have audited the accompanying consolidated balance sheets of PawnMart, Inc. and subsidiaries, (formerly PCI Capital Corporation and subsidiaries) as of January 28, 1996 and January 26, 1997, and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of PawnMart, Inc. and subsidiaries as of January 28, 1996 and January 26, 1997, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in note 2(j) to the consolidated financial statements, the Company has suffered recurring losses from operations, has experienced negative cash flows from operating activities, and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in note 2(j). The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.



                                               KPMG Peat Marwick LLP
Fort Worth, Texas
June 27, 1997, except for the
      last four paragraphs of note 11
      which are as of August 21, 1997

                         PAWNMART, INC. AND SUBSIDIARIES

                           Consolidated Balance Sheets





                                                                                                                       Pro Forma
                                                                        January 28,   January 26,    October 26,    October 26, 1997
                                                                           1996           1997           1997        (note 2(o))
                                                                           -----          ----           ----        -----------
                                    Assets                                                            (Unaudited)    (Unaudited)

  Current assets:
     Cash and cash equivalents                                            $  126,918        142,993        166,776        166,776
     Accounts receivable                                                      10,239         22,735         38,073         38,073
     Pawn service charges receivable                                         207,746        229,918        250,606        250,606
     Loans (note 5)                                                        1,446,503      2,227,565      2,426,158      2,426,158
     Inventories, net (note 5)                                             1,489,529      1,970,741      2,227,782      2,227,782
     Prepaid expenses and other current assets                                47,230         18,117        177,079        177,079
                                                                          ----------     ----------     ----------     ----------
           Total current assets                                            3,328,165      4,612,069      5,286,474      5,286,474
                                                                          ----------     ----------     ----------     ----------

  Property and equipment, net (notes 3 and 5)                              1,205,245      1,049,281        879,258        879,258

  Goodwill and other intangible assets, net (note 4)                         182,781        122,787         77,792         77,792

  Debt issuance costs, net of accumulated amortization of $101,480,
     $329,838, $525,063 and $212,655 at January 28, 1996, January 26,
     1997, October 26, 1997 (actual)
     and October 26, 1997 (pro forma), respectively (note 5)                 408,535        555,262        612,438         63,545

  Other assets                                                               123,864        134,296        180,801        180,801
                                                                          ----------     ----------     ----------     ----------

                                                                          $5,248,590      6,473,695      7,036,763      6,487,870
                                                                          ==========     ==========     ==========     ==========
                Liabilities and Stockholders' Equity (Deficit)

  Current liabilities:
     Accounts payable, including $80,000 to a company
        owned by a stockholder at January 26, 1997                        $  299,727        331,489        163,569        163,569
     Bank overdraft                                                           28,347        109,915             --             --
     Accrued interest payable                                                 88,281        103,291        131,838        131,838
     Accrued payroll and payroll taxes                                       147,044        384,930        109,185        109,185
     Deferred rent                                                           112,722        115,316        115,316        115,316
     Accrued bonuses                                                          79,708         78,573         25,721         25,721
     Other accrued expenses                                                  128,402        284,130        141,145        141,145
     Current installments of notes payable, including $103,100,
     $50,000 and $50,000 payable to stockholders at
     January 28, 1996, January 26, 1997 and October 26, 1997
     (actual) and (pro forma), respectively (note 5)                         193,100      1,056,667      1,554,032      1,554,032
                                                                          ----------     ----------     ----------     ----------
              Total current liabilities                                    1,077,331      2,464,311      2,240,806      2,240,806
                                                                          ----------     ----------     ----------     ----------

  Long-term notes payable, net of current
     installments (note 5)                                                 5,445,150      8,287,333     10,272,000        752,000
                                                                          ----------     ----------     ----------     ----------
              Total liabilities                                            6,522,481     10,751,644     12,512,806      2,992,806
                                                                          ----------     ----------     ----------     ----------

                         PAWNMART, INC. AND SUBSIDIARIES

                     Consolidated Balance Sheets - Continued



                                                                                                                       Pro Forma
                                                                        January 28,   January 26,      October 26,  October 26, 1997
                                                                           1996         1997              1997          note 2(o)
                                                                           ----         ----              ----          --------
                                                                                                       (Unaudited)      (Unaudited)
Stockholders' equity (deficit) (notes 5, 7, 8, 10, 11, and 12):
   Preferred stock, $.01 par value; authorized 10,000,000 shares:
      $.50 Series A Convertible Preferred stock; 2,000,000
         shares issued and outstanding (liquidation
         preference of $.50 per share)                                  $    20,000        20,000        20,000            --
      Series B Convertible Preferred stock; 1,074,626, 1,089,020, and 1,091,858 shares issued at January 28, 1996, January 26,
         1997 and October 26, 1997, respectively (liquidation
         preference of $2.00 per share)                                      10,746        10,890        10,918            --
      Series C Convertible Preferred stock; 26,842 shares issued and outstanding at October 26, 1997 (liquidation preference
         of $2.50 per share)                                                     --            --           269            --
      12% Series D Convertible Exchangeable Preferred stock;
         542,500 shares issued and outstanding at October 26, 1997
         (liquidation preference of $2.00 per share)                             --            --         5,425            --
   Common stock, $.01 par value; authorized 20,000,000 shares;
      1,759,071 shares issued and outstanding at January 28, 1996 and 1,844,998, 1,950,424 and 5,821,432 shares issued at
      January 26, 1997, October 26, 1997 (actual) and October 26,
      1997 (pro forma), respectively                                         17,591        18,450        19,504        58,214
   Additional paid-in capital                                             3,209,553     3,275,807     4,453,588    16,625,894
   Accumulated deficit                                                   (4,481,781)   (7,538,096)   (9,915,747)  (13,119,044)
                                                                        -----------   -----------   -----------   -----------
                                                                         (1,223,891)   (4,212,949)   (5,406,043)    3,565,064
                                                                        -----------   -----------   -----------   -----------
   Less treasury stock, at cost; 25,000 Series B Convertible
     Preferred shares at January 28, 1996, 9,892 common shares
     and 25,000 Series B Convertible Preferred shares at
     January 26, 1997, 13,189 common shares and 25,000
     Series B Convertible Preferred shares at October 26, 1997
     (actual), and 21,432 common shares at October 26, 1997
     (pro forma) (note 7)                                                   (50,000)      (65,000)      (70,000)      (70,000)
                                                                        -----------   -----------   -----------   -----------

            Total stockholders' equity (deficit)                         (1,273,891)   (4,277,949)   (5,476,043)    3,495,064

Commitments, contingencies and subsequent events
   (notes 9, 11 and 12)
                                                                        -----------   -----------   -----------   -----------
                                                                        $ 5,248,590     6,473,695     7,036,763     6,487,870
                                                                        ===========   ===========   ===========   ===========




          See accompanying notes to consolidated financial statements.

                         PAWNMART, INC. AND SUBSIDIARIES

                      Consolidated Statements of Operations



         Years Ended January 28, 1996 and January 26, 1997 and the Nine
               Months Ended October 27, 1996 and October 26, 1997





                             Year Ended    Year Ended    Nine Months    Nine Months
                             January 28,   January 26  Ended October  Ended October
                               1996           1997        27, 1996      26, 1997
                               ----           ----        --------      --------
                                                        (Unaudited)    (Unaudited)
Revenues:
   Merchandise sales        $ 3,051,678     5,522,731     3,887,577     4,981,240
   Pawn service charges       1,337,618     2,291,104     1,622,310     2,106,525
   Other                         34,206        89,567         8,050        67,320
                            -----------   -----------   -----------   -----------
         Total revenues       4,423,502     7,903,402     5,517,937     7,155,085

Cost of sales                 1,941,489     3,527,670     2,540,902     3,458,769
                            -----------   -----------   -----------   -----------
                              2,482,013     4,375,732     2,977,035     3,696,316
                            -----------   -----------   -----------   -----------

Expenses:
   Operating                  2,625,716     3,863,843     2,553,588     2,788,950
   Interest (note 5)            720,301     1,360,511       947,015     1,355,951
   Depreciation                 315,028       435,131       344,559       332,099
   Amortization                  59,995        59,994        44,995        44,995
   Administrative (note 7)    1,588,600     1,712,568     1,343,400     1,518,913
                            -----------   -----------   -----------   -----------
         Total expenses       5,309,640     7,432,047     5,233,557     6,040,908
                            -----------   -----------   -----------   -----------

         Net loss           $(2,827,627)   (3,056,315)   (2,256,522)   (2,344,592)
                            ===========   ===========   ===========   ===========

         Pro forma
         loss per common
         share (note 2(o))                $    (0.34)                 $    (0.19)

                                          ============                ============













See accompanying notes to consolidated financial statements.

                         PAWNMART, INC. AND SUBSIDIARIES

            Consolidated Statements of Stockholders' Equity (Deficit)



   Years Ended January 28, 1996 and January 26, 1997 and the Nine Months Ended
                                October 26, 1997




                                                                 $.50 Series A              Series B               Series C
                                                                  Convertible             Convertible            Convertible
                                         Common stock           Preferred stock        Preferred stock         Preferred Stock
                                      Shares       Amount      Shares     Amount      Shares      Amount      Shares      Amount
                                      ------       ------      ------     ------      ------      ------      ------      ------
Balance at
   January 29, 1995                  1,604,766  $   16,048   2,000,000  $   20,000     448,139  $    4,481          --  $       --

Issuance of common
   stock (note 7)                      154,305       1,543          --          --          --          --          --          --

Issuance of preferred
   stock, net of $96,365 issue
   costs (notes 7 and 10)                   --          --          --          --     626,487       6,265          --          --

Acquisition of 25,000 shares
   of Series B Convertible
   Preferred stock (note 7)                 --          --          --          --          --          --          --          --


Capital contribution
   for services (note 7)                    --          --          --          --          --          --          --          --

Net loss                                    --          --          --          --          --          --          --          --

                                    ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------

Balance at
   January 28, 1996                  1,759,071      17,591   2,000,000      20,000   1,074,626      10,746          --          --


Issuance of common
   stock (note 7)                       85,927         859          --          --          --          --          --          --


Issuance of preferred stock
   (notes 7 and 10)                         --          --          --          --      14,394         144          --          --


Acquisition of  9,892 shares
   of common stock (note 7)                 --          --          --          --          --          --          --          --

Net loss                                    --          --          --          --          --          --          --          --
                                    ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------

Balance at
   January 26, 1997                  1,844,998      18,450   2,000,000      20,000   1,089,020      10,890          --          --


Issuance of common stock
   (Unaudited)                         105,426       1,054          --          --          --          --          --          --


Acquisition of 3,297 shares of
   common stock (Unaudited)                 --          --          --          --          --          --          --          --


Issuance of preferred stock
   (Unaudited)                              --          --          --          --       2,838          28      26,842          269


Dividends paid (Unaudited)                  --          --          --          --          --          --          --          --

Net loss (Unaudited)                        --          --          --          --          --          --          --          --

                                    ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------

Balance at October 26, 1997
   (Unaudited)                       1,950,424  $   19,504   2,000,000  $   20,000   1,091,858  $   10,918      26,842  $      269
                                    ==========  ==========  ==========  ==========  ==========  ==========  ==========  ==========


                                                   Series D                                                  Total
                                                  Convertible       Additional                            stockholders'
                                                Preferred Stock       paid-in   Accumulated    Treasury     equity
                                               Shares      Amount     capital     deficit       stock      (deficit)
                                               ------      ------     -------     -------       ------      -------

Balance at
   January 29, 1995                                --  $       --   2,036,072  (1,654,154)          --      422,447

Issuance of common
   stock (note 7)                                  --          --       3,137          --           --        4,680

Issuance of preferred
   stock, net of $96,365 issue
   costs (notes 7 and 10)                          --          --   1,150,344          --           --    1,156,609

Acquisition of 25,000 shares
   of Series B Convertible
   Preferred stock (note 7)                        --          --          --          --      (50,000)     (50,000)


Capital contribution
   for services (note 7)                           --          --      20,000          --           --       20,000

Net loss                                           --          --          --  (2,827,627)          --   (2,827,627)

                                           ----------  ----------  ----------  ----------   ----------   ----------

Balance at
   January 28, 1996                                --          --   3,209,553  (4,481,781)     (50,000)  (1,273,891)


Issuance of common
   stock (note 7)                                  --          --      30,413          --           --       31,272


Issuance of preferred stock
   (notes 7 and 10)                                --          --      35,841          --           --       35,985


Acquisition of  9,892 shares
   of common stock (note 7)                        --          --          --          --      (15,000)     (15,000)

Net loss                                           --          --          --  (3,056,315)          --   (3,056,315)
                                           ----------  ----------  ----------  ----------   ----------   ----------

Balance at
   January 26, 1997                                --          --   3,275,807  (7,538,096)     (65,000)  (4,277,949)


Issuance of common stock (Unaudited)               --          --      29,996          --           --       31,050


Acquisition of 3,297 shares of
   common stock (Unaudited)                        --          --          --          --       (5,000)      (5,000)


Issuance of preferred stock (Unaudited)       542,500       5,425   1,147,785          --           --    1,153,507


Dividends paid (Unaudited)                         --          --          --     (33,059)          --      (33,059)

Net loss (Unaudited)                               --          --          --  (2,344,592)          --   (2,344,592)

                                           ----------  ----------  ----------  ----------   ----------   ----------

Balance at October 26, 1997
   (Unaudited)                                542,500  $    5,425   4,453,588  (9,915,747)     (70,000)  (5,476,043)
                                           ==========  ==========  ==========  ==========   ==========   ==========


See accompanying notes to consolidated financial statements

                         PAWNMART, INC. AND SUBSIDIARIES

                      Consolidated Statements of Cash Flows


         Years Ended January 28, 1996 and January 26, 1997 and the Nine
               Months Ended October 27, 1996 and October 26, 1997






                                                        Year Ended   Year Ended    Nine Months          Nine Months
                                                        January 28   January 26,   Ended October        Ended October
                                                           1996         1997         27, 1996            26, 1997
                                                           ----         ----         --------            --------
                                                                                   (Unaudited)         (Unaudited)
Cash flows from operating activities:
   Net loss                                            $(2,827,627)   (3,056,315)   (2,256,522)         (2,344,592)
   Adjustments to reconcile net loss to net cash used
      in operating activities:
         Depreciation and amortization                     375,023       495,125       389,554             377,094
         Amortization of debt issuance costs                92,696       228,358       145,610             195,225
         Capital contribution for services                  20,000            --            --                  --
         Common and preferred stock issued for               4,180        31,272        31,272              29,275
         services
         Changes in operating assets and liabilities:
               Accounts receivable                          18,440       (12,496)      (36,840)            (15,338)
               Pawn service charges receivable            (131,793)      (22,172)      (15,943)            (20,688)
               Inventories                                (929,663)     (481,212)     (405,347)           (257,041)
               Prepaid expenses and other current          (21,128)       29,113        (7,549)           (158,962)
               assets
               Other assets                                (63,520)      (10,432)         (232)            (46,505)
               Accounts payable                           (124,474)       31,762       204,958            (167,920)
               Accrued liabilities                         233,096       410,083        54,551            (443,035)
                                                       -----------   -----------   -----------         -----------
                     Net cash used in operating
                     activities                         (3,354,770)   (2,356,914)   (1,896,488)         (2,852,487)
                                                       -----------   -----------   -----------         -----------

Cash flows from investing activities:
   Net increase in pawn loans                             (875,426)     (781,062)     (721,035)           (198,593)
   Purchases of property and equipment                    (821,984)     (279,167)     (222,027)           (162,076)
                                                       -----------   -----------   -----------         -----------
                     Net cash used in investing
                     activities                         (1,697,410)   (1,060,229)     (943,062)           (360,669)
                                                       -----------   -----------   -----------         -----------

Cash flows from financing activities:
   Proceeds from issuance of notes payable               4,558,550     4,269,168     3,265,821           2,589,203
   Principal payments on notes payable                    (226,581)     (563,418)      (97,571)           (107,171)
   Proceeds from issuance of common stock                      500            --            --               2,500
   Purchases of treasury stock                                  --       (15,000)           --              (5,000)
   Payment of debt issuance costs                         (438,915)     (375,085)     (317,878)           (252,401)
   Net proceeds from issuance of preferred stock         1,156,609        35,985        28,889           1,152,782
   Preferred stock dividends                                    --            --            --             (33,059)
   Increase (decrease) in bank overdraft                     9,410        81,568       (28,347)           (109,915)
                                                       -----------   -----------   -----------         -----------
                     Net cash provided by financing
                        activities                       5,059,573     3,433,218     2,850,914           3,236,939
                                                       -----------   -----------   -----------         -----------

Net increase in cash and cash equivalents                    7,393        16,075        11,364              23,783
Cash and cash equivalents at beginning of period           119,525       126,918       126,918             142,993
                                                       -----------   -----------   -----------         -----------
Cash and cash equivalents at end of period             $   126,918       142,993       138,282             166,776
                                                       ===========   ===========   ===========         ===========

Supplemental disclosures of cash flow information -
   Cash paid for interest                              $   652,669     1,341,293
                                                       ===========   ===========

Noncash activities - Acquisition of 25,000 shares of
Series B
   Convertible Preferred stock in exchange for 14%
   unsecured
   Convertible Subordinated Debentures (note 7)        $    50,000             -
                                                       ===========    ==========


See accompanying notes to consolidated financial statements.

                         PAWNMART, INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements


 (1)   Organization and Business

       PawnMart, Inc. (the Company), formerly PCI Capital Corporation (note 12), was incorporated in Delaware on January 13, 1994. The Company is engaged in establishing, acquiring and operating pawnshops that lend money on the security of pledged tangible personal property. In addition to making short-term loans, the Company offers for resale the personal property forfeited by individuals on loans, as well as personal property purchased directly from customers. As of January 26, 1997, the Company owned and operated 19 stores located in Texas, Georgia, North Carolina, and Alabama.

(2)    Summary of Significant Accounting Policies

       (a)    Principles of Consolidation and Fiscal Years

              The consolidated financial statements include the financial statements of the Company and its single purpose, wholly owned subsidiaries PCI Finance 1994-I, Inc., PCI Finance 1995-I, Inc., PCI Finance 1996-1, Inc., and PCI Finance 1996-2, Inc. (Note 5). All significant intercompany balances and transactions have been eliminated in consolidation.

              Effective April 16, 1996, the Company retroactively changed its year end to a fiscal year which ends on the last Sunday of January. Accordingly, the fiscal years ended January 26, 1997 and January 28, 1996 consist of 52 weeks. Certain future fiscal years will consist of 53 weeks.

       (b)    Cash and Cash Equivalents

              The Company considers any highly liquid investments with original maturities of three months or less to be cash equivalents.

       (c)    Loans and Income Recognition

              Pawnloans (loans) are generally made on the pledge of tangible personal property for a one month period, with an automatic sixty day extension period. Pawn service charges on loans are recognized on an accrual basis during the initial thirty day loan period and applicable sixty day extension period, net of an allowance for pawn service charges deemed uncollectible, based on the Company's historical loan redemption rate. If a loan is not repaid, the principal amount advanced on the loan, exclusive of any uncollected pawn service charges, becomes the carrying value of the forfeited collateral (inventory), which is recovered through sale.


                                                            (Continued)

                         PAWNMART, INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements


 (2)   Summary of Significant Accounting Policies, Continued

       (d)    Inventories


              Inventories are recorded at cost and represent merchandise acquired from forfeited loans, merchandise purchased directly from the public and merchandise purchased from vendors. Inventories from forfeited loans are recorded at the principal amount advanced on the related collateral, exclusive of any uncollected pawn service charges. The cost of inventories is determined on the specific identification method. Inventories are stated at the lower of cost or market. Interim payments from customers on layaway sales are credited to deferred revenue and subsequently recorded as income during the period in which final payment is received. Deferred revenues totaling $47,754 related to layaway sales are included in other accrued expenses in the accompanying consolidated balance sheet at January 26, 1997.


               The Company provides an allowance for shrinkage and valuation based on management's evaluation of the merchandise. The allowance deducted from the carrying value of inventory totaled $83,767 and $51,830 at January 26, 1997 and January 28, 1996, respectively.

       (e)    Property and Equipment

              Property and equipment are recorded at cost. Depreciation is determined on the straight-line method based on estimated useful lives of three to five years for equipment. The costs of improvements on leased stores are capitalized as leasehold improvements and are amortized on the straight-line method over the shorter of the lease term or their estimated useful lives.

              The cost of property retired or sold and the related
                  accumulated depreciation is removed from the accounts and any resulting gain or loss is recorded in the results of operations in the period retired.

       (f)    Goodwill

              Goodwill, which represents the excess of purchase price over fair value of net assets acquired, is amortized on a straight-line basis over the expected periods to be benefited, generally five years. The Company assesses the recoverability of goodwill by determining whether the amortization of the goodwill balance over its remaining life can be recovered through undiscounted future operating cash flows of the acquired operation. The amount of goodwill impairment, if any, is measured based on projected discounted future operating cash flows using a discount rate reflecting the Company's average cost of funds. The assessment of the recoverability of goodwill will be impacted if estimated future operating cash flows are not achieved.

       (g)    Intangible Assets

              Intangible assets consisting of an amount applicable to a
                  noncompete agreement with a founding stockholder and the cost of acquiring a trade name are being amortized over an estimated useful life of five years.


                                                            (Continued)

                         PAWNMART, INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements


 (2)   Summary of Significant Accounting Policies, Continued

       (h)    Income Taxes


              The Company and its subsidiaries file a consolidated Federal income tax return. Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the fiscal years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.


       (i)    Advertising Costs

              Advertising costs are expensed the first time advertising
                  takes place. Advertising expense was approximately $104,000 and $161,000 for the fiscal years ended January 26, 1997 and January 28, 1996, respectively.

       (j)    Net Losses and Management's Plans

              The accompanying consolidated financial statements have been prepared on a going concern basis. At January 26, 1997, the Company's total stockholders' deficit totaled $4,277,949. Additionally, the Company has incurred net losses of $3,056,315 and $2,827,627 and used net cash from its operating activities of $2,356,914 and $3,354,770 during the fiscal years ended January 26, 1997 and January 28, 1996, respectively. Subsequent to January 26, 1997, the Company has incurred additional net losses (unaudited). These factors raise substantial doubt about the Company's ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

              The Company has issued an additional $3,433,000 in long-term financing and equity funding subsequent to January 26, 1997 (note 11). Management plans to pursue additional funds which will be used to open additional stores and fund operating needs through further equity funding, other long-term financing plans and a potential initial public offering. Management expects, although there can be no assurance, that these funds will be sufficient for its operating needs through July 31, 1998.


                                                            (Continued)

                         PAWNMART, INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements


 (2)   Summary of Significant Accounting Policies, Continued

       (k)    Use of Estimates

              Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these consolidated financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

       (l)    New Accounting Standards

              Effective January 29, 1996, the Company adopted the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of " (Statement No. 121). Statement No. 121 requires long-lived assets and certain identifiable intangibles to be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. When it is determined that an asset's estimated future net cash flows will not be sufficient to recover its carrying amount, an impairment loss must be recorded to reduce the carrying amount to its estimated fair value. The adoption of Statement No. 121 did not have a material effect on the Company's consolidated financial position or results of operations.

              Effective January 29, 1996, the Company adopted Statement of
                  Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" (Statement No. 123), which establishes financial accounting and reporting standards for stock-based employee compensation plans. Statement No. 123 defines a fair value based method of accounting for an employee stock option or similar equity instrument and encourages the adoption of that method of accounting for all employee stock option compensation plans. Statement No. 123 allows an entity to continue to measure compensation cost for those plans using the intrinsic value based method of accounting as prescribed by the Accounting Principles Board Opinion (APB) No. 25, "Accounting for Stock Issued to Employees." The Company elected to remain with the accounting method prescribed by APB No. 25. Pro forma disclosures required by Statement No. 123 as if the fair value based method of accounting had been adopted have not been presented in the consolidated financial statements as the effect of such adoption would not have been material.


                                                                     (Continued)

                         PAWNMART, INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements






(2)    Summary of Significant Accounting Policies, Continued

       (l)    New Accounting Standards, Continued


              In February 1997, the Financial Accounting Standards Board
                  (FASB) issued Statement of Financial Accounting Standards No. 128, "Earnings per Share" (Statement No. 128), which is required to be adopted for financial statements issued for annual or interim periods after December 15, 1997. The adoption of Statement No. 128 will require a change in the presentation of earnings per share (EPS) to replace primary and fully diluted EPS with a presentation of basic and diluted EPS and to restate EPS for all periods presented. The adoption of Statement No. 128 is not expected to have a material impact on the Company's consolidated financial statements.

              In February 1997, the FASB also issued Statement of Financial
                  Accounting Standards No. 129, "Disclosure of Information about Capital Structure" (Statement No. 129). Statement No. 129 establishes standards for disclosing information about entity's capital structure and applies to all entities. Statement No. 129 continues the previous requirements to disclose certain information about an entity's capital structure found in APB Opinions No. 10, "Ominibus Opinion - 1966", and 15, "Earnings per Share", and FASB Statements of Financial Accounting Standards No. 47, "Disclosure of Long-Term Obligations", for entities that were subject to the requirements of APB Opinions 10 and 15 and Statement No. 47 and consolidates them for ease of retrieval and for greater visibility to non-public entities. Statement No. 129 is effective for financial statements for periods ending after December 15, 1997. It is not expected that the Company will experience any material revision in its disclosures when Statement No. 129 is adopted.

              In June 1997, the FASB issued Statement of Financial
                  Accounting Standards No. 130, "Reporting Comprehensive Income" (Statement No. 130). Statement No. 130 establishes standards for reporting and display of comprehensive income and its components (revenues, expenses, gains and losses) in a full set of general purpose financial statements. Statement No. 130 requires that all items that are required to be recognized under accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. It does not require a specific format for that financial statement but requires that an entity display an amount representing total comprehensive income for the period in that financial statement. Statement No. 130 is effective for fiscal years beginning after December 15, 1997. Reclassification of financial statements for earlier periods provided for comparative purposes is required. Statement No. 130 will have no impact on the financial condition or results of operations of the Company, but will require changes in the Company's disclosure and presentation requirements.


       (m)    Reclassifications

              Certain amounts in 1996 have been reclassified to conform with the 1997 presentation.


                                                                     (Continued)

                         PAWNMART, INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements


(2)    Summary of Significant Accounting Policies, Continued


       (n)    Interim Financial Data (Unaudited)

              The accompanying consolidated balance sheet as of October 26,
                  1997, and the accompanying consolidated statements of operations, and the accompanying consolidated statements of stockholders' equity (deficit) for the nine months ended October 26, 1997 and cash flows for the nine months ended October 26, 1997 and October 27, 1996, have been prepared by the Company without an audit. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, considered necessary for a fair presentation for such periods have been made. Results for interim periods should not be considered as indicative of results for a full year.

               Footnote disclosures normally included in annual financial statements prepared in accordance with generally accepted accounting principles have been omitted herein with respect to the interim financial data.

       (o)    Pro Forma Balance Sheet (Unaudited) and Pro Forma Loss Per Share

              The accompanying unaudited pro forma consolidated balance
                  sheet at October 26, 1997 gives effect to the planned conversion of the Company's convertible subordinated debentures and all classes of convertible preferred stock upon completion of the Company's contemplated initial public offering.

              Transactions reflected in the pro forma adjustments to the balance sheet include the following:

              o The conversion of $9,520,000 in convertible subordinated debentures, net of issuance costs totaling $548,893 at October 26, 1997 into 2,380,000 shares of common stock.

              o Recognition of the value of the beneficial conversion features totaling $3,203,297 related to amendments of the preferred stock and convertible subordinated debenture agreements (see note 12).

              o The conversion of all outstanding preferred stock classes into 1,482,766 shares of common stock and the conversion of preferred treasury stock into 8,243 shares of common stock.

              Pro forma loss per common share is based on the weighted
                  average number of common and common equivalent shares outstanding adjusted for the effect of the planned conversion of the Company's convertible subordinated debentures and all classes of convertible preferred stock and related warrants, the retroactive effect of the reverse stock splits discussed in note 12 and stock options issued.


                                                                     (Continued)

                         PAWNMART, INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements


(2)    Summary of Significant Accounting Policies, Continued

       (o) Pro Forma Balance Sheet (Unaudited) and Pro Forma Loss Per Share, Continued

              Pursuant to Securities and Exchange Commission Staff Accounting
                  Bulletin No. 83, common stock, warrants, convertible securities and common stock options issued during the twelve-month period prior to the initial filing of the registration statement applicable to the contemplated initial public offering, with issue or exercise prices below the assumed initial public offering price, have been included in the calculation of common share equivalents, using the treasury stock method, as if they were outstanding for all periods presented.


              Pro forma net loss attributable to common stockholders used to calculate the pro forma loss per common share excludes $956,306 and $1,097,683 (unaudited) of interest expense and amortization associated with debt issuance costs for the fiscal year ended January 26, 1997 and the nine months ended October 26, 1997, respectively. Pro forma net loss attributable to common stockholders used to calculate the pro forma loss per common share also excludes $33,059 (unaudited) in Series D preferred stock dividends for the nine months ended October 26, 1997. The pro forma weighted average number of common and common equivalent shares outstanding was 6,145,847 and 6,398,644 (unaudited) for the fiscal year ended January 26, 1997 and the nine months ended October 26, 1997, respectively.


(3)    Property and Equipment

       Property and equipment consists of the following at January 26, 1997 and January 28, 1996:


                                                    1997         1996
                                                -----------   -----------

Automobiles                                     $    64,038        64,038
Furniture and equipment                           1,183,742     1,020,357
Leasehold improvements                              687,409       571,627
                                                -----------   -----------
                                                  1,935,189     1,656,022
Less accumulated depreciation and amortization     (885,908)     (450,777)
                                                -----------   -----------
                                                $ 1,049,281     1,205,245
                                                ===========   ===========


                                                                     (Continued)

                         PAWNMART, INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements


(4)    Goodwill and Other Intangible Assets

       Goodwill and other intangible assets consist of the following at January 26, 1997 and January 28, 1996:

                                                      1997              1996
                                                    ---------         ---------

Goodwill                                            $ 189,057           189,057
Noncompete agreement                                   60,000            60,000
Corporate trademark                                    50,000            50,000
                                                    ---------         ---------
                                                      299,057           299,057
Less accumulated amortization                        (176,270)         (116,276)
                                                    ---------         ---------
                                                    $ 122,787           182,781
                                                    =========         =========

(5)    Notes Payable

       Notes payable consist of the following at January 26, 1997 and January 28, 1996:


                                                                     1997         1996
                                                                     ----         ----

Unsecured convertible subordinated debentures to various
   individuals, bearing interest at 14% payable monthly,
   to mature on June 30, 1999                                      $4,865,000   3,075,150

Unsecured convertible subordinated debentures to various
   individuals, bearing interest at 14% payable
   monthly, 14%  payable  monthly,  to  mature on June 30, 2000     2,000,000          --


Unsecured convertible subordinated debentures to various
   individuals, bearing interest at 14% payable monthly,
   to mature on January 31, 2001 (note 11)                            461,000          --

Notes payable issued by PCI Finance 1995-I, Inc. to various
   individuals, principal due in monthly installments beginning
   October 15, 1997, bearing interest at 15% payable monthly, to mature on March 31, 1998, secured by pawn loans and associated
   collateral                                                       1,390,000   1,390,000






                                                                     (Continued)

                    PCI CAPITAL CORPORATION AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements



(5)    Notes Payable, Continued


                                                                         1997              1996
                                                                         ----              ----
Notes payable issued by PCI Finance 1996-2, Inc. to various
   individuals, principal due in monthly installments beginning July
   15, 2000, bearing interest at 15% payable monthly, to mature on
   December 31, 2000, secured by
   pawn loans and associated collateral (note 11)                     $   220,000            --

Notes payable issued by PCI Finance 1996-1, Inc. to various
   individuals, principal due in monthly installments beginning
   October 15, 1999, bearing interest at 15% payable monthly, to mature on March 31, 2000, secured by pawn loans and
   associated collateral                                                  278,000            --

Notes payable issued by PCI Finance 1994-I, Inc. to
   various individuals, principal due in quarterly
   installments beginning July 1, 1997, bearing interest
   at 15% payable monthly, to mature on December 31,
   1997, secured by pawn loans and associated collateral
   (see below)                                                                 --       980,000

Note payable to a bank, principal and interest due on January 31,
   1997, with interest at 8.75%, guaranteed by an officer of the
   Company and secured by collateral of a
   stockholder (see below)                                                 80,000        90,000

Note payable to a stockholder of the Company pursuant to a $50,000 revolving line of credit, due on demand, with interest at 15%, secured
   by certain property and equipment                                       50,000        50,000

Other unsecured notes payable to stockholders                                  --        53,100
                                                                      -----------   -----------
                                                                        9,344,000     5,638,250

      Less current portion                                             (1,056,667)     (193,100)
                                                                      -----------   -----------
                                                                      $ 8,287,333     5,445,150
                                                                      ===========   ===========

The aggregate sinking fund requirements and maturities of notes payable subsequent to January 26, 1997 are as follows: 1998, $1,056,667; 1999, $463,333; 2000, $5,050,333, and 2001, $2,773,667.


                                                                     (Continued)

                         PAWNMART, INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements


(5)    Notes Payable, Continued


       On June 13, 1995, the Company began marketing a private placement offering for up to $6,000,000 in principal amount of 14% unsecured Convertible Subordinated Debentures due June 30, 1999 (1999 Debentures). The 1999 Debentures are to be sold in minimum denominations of $1,000 with a minimum subscription of $250,000 and a maximum subscription of $6,000,000. Interest on the 1999 Debentures is payable monthly commencing on August 15, 1995. At the option of the holder, each 1999 Debenture is convertible at any time into shares of common stock at a conversion price of $9.10, subject to adjustments should the Company issue common stock dividends, initiate stock splits, or issue common stock rights or warrants for the purchase of common stock at below market prices. In the event that the Company consummates a publicly registered offering of at least $5,000,000, the 1999 Debentures will be automatically converted into common stock at a conversion price equal to the lower of $9.10 in principal amount per share or 80 percent of the contemplated initial public offering price (note 12). The 1999 Debentures may be redeemed at the option of the Company, subject to certain notification requirements, prior to the maturity date at a stipulated redemption price. At January 26, 1997 and January 28, 1996, the Company had issued $4,865,000 and $3,075,150, respectively, in 1999 Debentures.

       On June 21, 1996, the Company began marketing a private placement offering for up to $2,000,000 in principal amount of 14% unsecured Convertible Subordinated Debentures due June 30, 2000 (2000 Debentures). The 2000 Debentures are to be sold in minimum denominations of $1,000 with a minimum subscription of $50,000 and a maximum subscription of $2,000,000. Interest on the 2000 Debentures is payable monthly commencing on August 15, 1996. At the option of the holder, 2000 Debenture is convertible at any time into shares of common stock at a conversion price of $9.10, subject to adjustments should the Company issue common stock dividends, initiate stock splits, or issue common stock rights or warrants for the purchase of common stock at below market prices. In the event that the Company consummates a publicly registered offering of at least $5,000,000, the 2000 Debentures will be automatically converted into common stock at a conversion price equal to the lower of $9.10 in principal amount per share or 80 percent of the contemplated initial public offering price (note 12). The 2000 Debentures may be redeemed, subject to certain notification requirements, prior to the maturity date at a stipulated redemption price. At January 26, 1997, $2,000,000 of 2000 Debentures had been issued.



                                                                     (Continued)

                         PAWNMART, INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements


(5)    Notes Payable, Continued


       On December 13, 1996, the Company began marketing a private placement offering for up to $2,500,000 in principal amount of 14% unsecured Convertible Subordinated Debentures due January 31, 2001 (2001 Debentures). The 2001 Debentures are to be sold in minimum denominations of $1,000 with a minimum subscription of $50,000 and a maximum subscription of $2,500,000. Interest on the 2001 Debentures is payable monthly commencing on February 15, 1997. At the option of the holder, each 2001 Debenture is convertible at any time into shares of common stock at a conversion price of $9.10, subject to adjustments should the Company issue common stock dividends, initiate stock splits, or issue common stock rights or warrants for the purchase of common stock at below market prices. In the event that the Company consummates a publicly registered offering of at least $5,000,000 at an offering price of $5.00 per share, the 2001 Debentures will be automatically converted into common stock at a conversion price equal to the lower of $9.10 in principal amount per share or 80 percent of the contemplated initial public offering price (note 12). The 2001 Debentures may be redeemed, subject to certain notification requirements, prior to the maturity date at a stipulated redemption price. At January 26, 1997, $461,000 of 2001 Debentures had been issued.

       In connection with the sale of the 1999 Debentures, the Company has agreed to issue warrants to purchase up to 131,894 shares of the Company's common stock to participating National Association of Securities Dealers, Inc. broker-dealers (NASD Broker-Dealers). The warrants have an exercise price of $5.50 per share and are exercisable through January 2, 2002. At January 26, 1997, 97,280 warrants had been granted in connection with the sale of the 1999 Debentures.

       In connection with the sale of the 2000 Debentures, the Company has agreed to issue warrants to purchase up to 43,965 shares of the Company's common stock to participating NASD Broker-Dealers. The warrants have an exercise price of $5.50 per share and are exercisable through January 2, 2002. At January 26, 1997, 38,601 warrants had been granted in connection with the sale of the 2000 Debentures.

       In connection with the sale of the 2001 Debentures, the Company has agreed to issue warrants to purchase up to 54,956 shares of the Company's common stock to participating NASD Broker-Dealers. The warrants have an exercise price of $5.50 per share and are exercisable through January 2, 2002. At January 26, 1997, 6,287 warrants had been granted in connection with the sale of the 2001 Debentures.


       At January 26, 1997, debt issuance costs totaling $885,100 have been paid in connection with the sale of the 1999 Debentures, 2000 Debentures, 2001 Debentures, and notes payable issued by PCI Finance 1994-I, Inc., PCI Finance 1995-I, Inc., PCI Finance 1996-1, Inc., and PCI Finance 1996-2, Inc. Such amounts are being amortized on a straight-line basis through the respective maturity date of each debenture or notes payable. Amortization expense related to debt issuance costs was $228,358 and $92,696 for the fiscal years ended January 26, 1997 and January 28, 1996, respectively, and is included in interest expense in the accompanying consolidated statements of operations.


                                                                     (Continued)

                         PAWNMART, INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

(5)    Notes Payable, Continued

       During fiscal 1997, the Company repaid $411,000 in notes payable issued by PCI Finance 1994-I, Inc. Additionally, $220,000, $249,000 and $100,000 in notes payable issued by PCI Finance 1994-I, Inc. were converted to PCI Finance 1996-2, Inc. notes payable, 2001 Debentures and 2000 Debentures, respectively.

       On February 11, 1997, the $80,000 note payable to a bank was paid in full.

(6)    Income Taxes

       The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at January 26, 1997 and January 28, 1996 are presented below:

                                                          1997          1996
                                                          ----          ----
Deferred tax assets:
   Net operating loss carryforwards                   $ 2,780,817     1,652,322
   Intangible assets                                       43,531        28,722
                                                      -----------   -----------
            Total gross deferred tax assets             2,824,348     1,681,044
            Less valuation allowance                   (2,699,808)   (1,585,258)
                                                      -----------   -----------
               Net deferred tax assets                    124,540        95,786
                                                      -----------   -----------

Deferred tax liabilities:
   Property and equipment                                 124,540        95,786
                                                      -----------   -----------
            Total deferred tax liabilities                124,540        95,786
                                                      -----------   -----------
               Net deferred tax assets (liabilities)  $        --            --
                                                      ===========   ===========

       At January 26, 1997, the Company has net operating loss carryforwards for tax purposes of approximately $7,500,000 which are available to offset future federal taxable income, if any, through 2012. Deferred tax valuation allowances of $2,699,808 and $1,585,258 offset deferred tax assets at January 26, 1997 and January 28, 1996, respectively, based on management's determination that it is more likely than not that such amounts may not be subsequently realized.

(7)    Equity Transactions

       On July 22, 1994, the Company's Board of Directors authorized 1,925,000 shares of Series B Convertible Preferred stock to be issued through a private placement offering to accredited investors in units of 25,000 shares at $2.00 per share with a minimum subscription of $300,000 and a maximum subscription of $3,500,000. At January 26, 1997 and January 28, 1996, 1,046,000 shares had been issued with net proceeds received by the Company under this offering totaling $1,749,042.


                                                                    (Continued)

                         PAWNMART, INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements


(7)    Equity Transactions, Continued

       During the fiscal years ended January 26, 1997 and January 28, 1996, the
           Company issued 14,394 and 24,237 shares, respectively, of Series B Convertible Preferred stock in connection with the Company's employee stock purchase plan (note 10).

       During the fiscal year ended January 28, 1996, the Company acquired
           25,000 shares of Series B Convertible Preferred stock in exchange for the issuance of $50,000 in 14% unsecured Convertible Subordinated Debentures due June 30, 1999.


       During the fiscal year ended January 26, 1997, the Company acquired 9,892 shares of common stock from a former officer of the Company at a price of $1.52 per share.

       During the fiscal years ended January 26, 1997 and January 28, 1996, the
           Company issued 85,927 and 137,818 shares, respectively, of the Company's common stock to certain officers, employees and other individuals in exchange for various services rendered on behalf of the Company. The Company has recorded administrative expenses related to the issuance of such shares of $31,272 and $4,180 during the fiscal years ended January 26, 1997 and January 28, 1996, respectively.


       During the fiscal year ended January 28, 1996, three stockholders performed services for the Company without receiving compensation. The Company has recorded $20,000 in administrative expenses during the fiscal year ended January 28, 1996 which represents the estimated value of the services contributed by the stockholders with a corresponding increase to additional paid-in capital.


       In January 1994, the Board of Directors authorized the issuance of a warrant to purchase 32,973 shares of the Company's common stock at an exercise price of $.03 per share to a former director. On December 29, 1995, the former director exercised the warrant to purchase 16,487 shares of the Company's common stock. The remaining warrants expired on January 20, 1996.

       During fiscal 1995, the Company granted nonqualified stock options to purchase an aggregate of 21,433 shares of the Company's common stock, at a price of $.76 per share, to two former directors and nonqualified stock options to purchase an aggregate of 8,243 shares of the Company's common stock, at a price of $6.07 per share, to a former director. The options were exercisable over a period commencing with the date of the agreement and ending April 19, 1997, at which time all such options expired unexercised.



                                                                    (Continued)

                         PAWNMART, INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements


(8)    Preferred Stock


       Each share of $.50 Series A Convertible Preferred stock (Series A) has a liquidation preference of $.50 per share. Holders of Series A are not entitled to receive any cash dividends. The Company is restricted from the declaration of dividends to holders of common stock or any other class of stock of the Company ranking junior to Series A as long as Series A is outstanding. At the option of the holder, each share of Series A is convertible at any time into 0.33 shares of common stock, subject to adjustment should the Company pay common stock dividends or initiate stock splits or similar changes to its common stock. Shares of Series A are automatically convertible into
           0.33 shares of common stock immediately upon the earlier of (i) the date specified by the vote or written consent or agreement of holders of at least a majority of Series A or (ii) the closing of the sale of the Company's securities in an underwritten public offering, the aggregate proceeds of which equal or exceed $5,000,000 (note 12). At the option of the Company, shares of Series A can be redeemed at $1.00 per share. Holders have the option of converting such shares into common stock in lieu of redemption, pursuant to certain requirements.


       Each share of the Series B Convertible Preferred stock (Series B) has a liquidation preference of $2.00 per share after considering the liquidation preference for Series A. At the option of the holder, each share of Series B is convertible at any time into 0.33 shares of common stock, subject to adjustments should the Company pay common stock dividends or initiate stock splits or similar changes to its common stock. Each share of Series B shall automatically be converted into shares of common stock immediately upon the earlier of (i) the date specified by agreement of the holders of a majority of the shares of such series or (ii) the closing of the sale of the Company's common stock in a public offering where the aggregate proceeds exceed $5,000,000 at a conversion price equal to the lower of $6.07 or 80 percent of the contemplated initial public offering price (note 12). At the option of the Company, subject to certain notice requirements, shares of Series B can be redeemed at $4.00 per share. Holders have the option of converting such shares into common stock in lieu of redemption, pursuant to certain requirements.

       In connection with the Series B offering, the Company has agreed to issue Series B stock purchase warrants to participating NASD Broker-Dealers to purchase up to 10 percent of the Series B shares sold by the NASD Broker-Dealers. The warrants have an exercise price of $2.40 per share and are exercisable for four years commencing July 22, 1995. At January 26, 1997, 80,850 warrants had been granted. Upon completion of the closing of a sale of the Company's common stock in a public offering where the aggregate proceeds exceed $5,000,000, the Series B stock purchase warrants will convert to 26,659 common stock purchase warrants with an exercise price of $5.50 per share exercisable through January 2, 2002 (note 12).




                                                                    (Continued)

                         PAWNMART, INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements


(9)    Commitments and Contingencies

       The Company is obligated under various long-term operating lease agreements for store locations and office space. Total rent expense for all operating leases, including leases with a related party, was approximately $1,055,000 and $744,000 for the fiscal years ended January 26, 1997 and January 28, 1996, respectively.

       Future minimum lease payments under noncancelable operating leases as of January 26, 1997 are:


                     Fiscal years ending                   Related
                           January                          Party        Other            Total
                           -------                          -----        -----            -----
                            1998                         $  48,000       1,032,793        1,080,793
                            1999                            48,000       1,026,329        1,074,329
                            2000                              -            689,001          689,001
                            2001                              -            376,153          376,153
                            2002                              -             60,490           60,490
                                                         ----------    ------------     ------------

                   Total minimum
                         lease payments                  $  96,000       3,184,766        3,280,766
                                                         ==========    ============     ============

       The Company leases its Weatherford, Texas pawnshop from a joint venture owned by certain stockholders of the Company. Rent expense related to this lease totaled $48,000 during each of the fiscal years ended January 26, 1997 and January 28, 1996.

       The Company is involved in various claims and lawsuits arising in the ordinary course of business. In the opinion of management, the resolution of these matters will not have a material adverse effect on the Company's consolidated financial statements.

(10)   Employee Stock Purchase Plan

       Effective October 1, 1994, the Company established an employee stock purchase plan (Plan) covering substantially all employees. The Plan allows participating employees to purchase, through payroll deductions and Company matches approved by the Board of Directors, shares of the Company's Series B Convertible Preferred stock at a price of $2.50 per share. The Plan provides limitations for annual offerings of the Company's Series B Convertible Preferred stock subject to a cumulative limitation of 100,000 shares and provides for no awards after December 31, 1997. The Company has issued 43,020 shares of its Series B Convertible Preferred stock under the Plan as of January 26, 1997. The Company has recorded $10,282 and $13,871 in compensation expense during the fiscal years ended January 26, 1997 and January 28, 1996, respectively, which represents the value of Company matches approved by the Board of Directors.





                                                                    (Continued)

                         PAWNMART, INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements


(11)   Subsequent Events


       Subsequent to January 26, 1997, the Company issued 34,533 shares of the Company's common stock to certain officers, employees and other individuals in exchange for various services rendered on behalf of the Company. In connection with such issuances, the Company has recorded administrative expenses totaling approximately $9,400 based upon the Company's most recent independent valuation of common stock of $0.27 per share at January 26, 1997.


       On May 27, 1997, the Company began marketing a franchise offering circular for the sale of single unit franchises for an initial per unit franchise fee of $29,500 and a $10,000 software fee due upon signing of the franchise agreement.


       On June 20, 1997, the Company's Board of Directors authorized the issuance of 500,000 shares of Series C Convertible Preferred stock (Series C) with a par value of $.01 per share. Holders of Series C are not entitled to receive any cash dividends. Each share of Series C has a liquidation preference of $2.50 per share and has the same ranking as Series A and Series B. At the option of the holder, each share of Series C is convertible at any time into 0.33 shares of common stock, subject to adjustments should the Company pay common stock dividends or initiate stock splits or similar changes to its common stock. Each share of Series C shall automatically be converted into shares of common stock immediately upon the earlier of (i) the date specified by agreement of the holders of a majority of the shares of such series or (ii) the closing of the sale of the Company's common stock in a public offering where the aggregate proceeds exceed $5,000,000 at a conversion price equal to the lower of $7.58 or 80 percent of the contemplated initial public offering price (note 12). At the option of the Company, subject to certain notice requirements, shares of Series C can be redeemed at $4.00 per share. Holders have the option of converting such shares into common stock in lieu of redemption, pursuant to certain requirements. As of August 21, 1997, 26,592 Series C shares had been issued in connection with the Company's employee stock purchase plan.




                                                                    (Continued)

                         PAWNMART, INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements


(11)   Subsequent Events


       On July 10, 1997, the Company's Board of Directors authorized the issuance of 1,000,000 shares of 12% Series D Convertible Exchangeable Preferred stock (Series D) with a par value of $.01 per share. Dividends on Series D are payable in arrears in monthly installments when, and if, declared by the Board of Directors. Each share of Series D has a liquidation preference of $2.00 per share and has the same ranking as Series A, Series B, and Series C. At the option of the holder, each share of Series D is convertible at any time into
          0.33 shares of common stock, subject to adjustments should the Company pay common stock dividends or initiate stock splits or similar changes to its common stock. Each share of Series D shall automatically be converted into shares of common stock immediately upon the earlier of (i) the date specified by agreement of the holders of a majority of the shares of such series or (ii) the closing of the sale of the Company's common stock in a public offering where the aggregate proceeds exceed $5,000,000 at a conversion price equal to the lower of $6.07 or 80 percent of the contemplated initial public offering price (note 12). At the option of the Company, subject to certain notice requirements, shares of Series D can be redeemed at $5.00 per share. Holders have the option of converting such shares into common stock in lieu of redemption, pursuant to certain requirements. As of August 21, 1997, 492,500 shares had been issued with net proceeds received by the Company totaling $985,000.

       As of August 21, 1997, the Company had issued $2,655,000 in 2001
          Debentures. As of August 21, 1997, an additional 44,628 warrants to purchase the Company's common stock had been granted to NASD Broker-Dealers (note 5).

       As of August 21, 1997, PCI Finance 1996-2, Inc. had issued $474,000 in principal amount of 15% secured notes due December 31, 2000.


(12)   Events Subsequent to Date of Independent Auditors' Report (Unaudited)

       At the Company's October 16, 1997 "Annual Meeting of Stockholders," the following were approved:

       o The Company changed its name from PCI Capital Corporation to PawnMart, Inc. This name change has been reflected throughout the consolidated financial statements.

       o The Company adopted a reverse stock split of its issued and outstanding shares of common stock on a basis of one new share for each two shares currently outstanding. The effect of the reverse stock split has been accounted for retroactively to January 29, 1995 in the accompanying consolidated financial statements and, accordingly, all applicable share and per share amounts have been restated to reflect this reverse stock split (see below).

       o The Company approved the 1997 Director Stock Option Plan and the 1997 Employee Stock Option Plan to reserve 263,788 and 494,602 shares, respectively, of common stock for issuance thereunder.




                                                                    (Continued)

                         PAWNMART, INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements


(12) Events Subsequent to Date of Independent Auditors' Report (Unaudited), Continued


       o The Company amended the conversion price related to the automatic conversion of the convertible subordinated debentures in the event of an initial public offering to be the lower of $9.10 principal amount per share or 80 percent of the contemplated initial public offering stock price. Such amendment was approved by the subordinated debt holders on October 30, 1997. The Company will account for the value of the resulting beneficial conversion feature as additional financing costs by recording approximately $2,380,000 in debt discount and additional paid-in-capital. Such amount will be amortized into interest expense over the period from October 30, 1997 until the expected date of the contemplated initial public offering.

       During January 1998, the Company announced its intention to submit the following items for approval by its common and preferred stockholders:

       o The Company announced its intention to adopt an additional reverse stock split of its issued and outstanding shares of common stock on a basis of one new share for each 1.5163715 shares currently outstanding. The effect of this reverse stock split has been accounted for retroactively to January 29, 1995 in the accompanying consolidated financial statements and, accordingly, all applicable share and per share amounts have been restated to reflect this reverse stock split.

       o The Company announced its intention to amend the Series A, Series B, Series C, and Series D Preferred stock certificates of designations to change the conversion price related to the automatic conversion of preferred stock in the event of an initial public offering to be equal to the lower of the conversion price in effect at the time of an initial public offering or 80 percent of the contemplated initial public offering price. The Company will account for the value of the resulting beneficial conversion feature as a return to the preferred shareholders by recording $823,297 in preferred stock discounts and additional paid-in capital. Such amounts will be amortized as a return to the preferred shareholders using the effective interest method over the period from the date such amendments are approved until the expected date of the contemplated initial public offering.

       On January 2, 1998, the Company's Board of Directors adopted a resolution changing the exercise price for existing common stock purchase warrants to be $5.50 per share and extending the period at which such warrants are exercisable through January 2, 2002.

       During November 1997, the Company entered into an unsecured line of credit agreement with a stockholder to borrow up to $200,000. The line of credit bears interest at 12 percent and is due on demand. At January 7, 1998, the Company had outstanding borrowings of $175,000 under this line of credit.


                                                                    (Continued)

                         PAWNMART, INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements



(12) Events Subsequent to Date of Independent Auditors' Report (Unaudited), Continued


       As of January 7, 1998, a total of 308,764 options to purchase common stock at an exercise price of $3.79 had been granted under the 1997 Employee Stock Option Plan.

       Subsequent to August 21, 1997, the Company issued 70,069 shares of the Company's common stock to certain officers, employees and other individuals in exchange for various services rendered on behalf of the Company. In connection with such issuances, the Company has recorded administrative expenses totaling approximately $18,900 based upon the Company's most recent independent valuation of common stock of $0.27 per share at January 26, 1997.

================================================================================



         NO DEALER, SALES REPRESENTATIVE OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE UNDERWRITER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF, ANY PERSON IN ANY JURISDICTION WHERE SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.


               --------------------------------------------------

                               TABLE OF CONTENTS


                                                                           PAGE
                                                                           ----
Prospectus Summary  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
Risk Factors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
Dividend Policy . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
Capitalization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
Dilution  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
Selected Consolidated Financial Data  . . . . . . . . . . . . . . . . . .  16
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
Business  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
Management  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
Financial Restructuring . . . . . . . . . . . . . . . . . . . . . . . . .  31
Certain Transactions  . . . . . . . . . . . . . . . . . . . . . . . . . .  31
Principal Stockholders  . . . . . . . . . . . . . . . . . . . . . . . . .  32
Description of Capital Stock  . . . . . . . . . . . . . . . . . . . . . .  33
Shares Eligible for Future Sale . . . . . . . . . . . . . . . . . . . . .  37
Underwriting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
Legal Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
Experts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . F-1


               --------------------------------------------------


         UNTIL                    , 1998 (25 DAYS AFTER THE DATE OF THIS
PROSPECTUS), ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.




================================================================================

================================================================================


                        1,200,000 SHARES OF COMMON STOCK

                          1,200,000 REDEEMABLE CLASS A
                         COMMON STOCK PURCHASE WARRANTS

                          1,200,000 REDEEMABLE CLASS B
                         COMMON STOCK PURCHASE WARRANTS





                                 PAWNMART, INC.






               --------------------------------------------------

                                   PROSPECTUS

               --------------------------------------------------




                     FIRST LONDON SECURITIES CORPORATION





                          February   , 1998



================================================================================

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145 of the Delaware General Corporation Law ("DGCL") permits a corporation to indemnify a person who was or is a director, officer, employee, or agent of a corporation or who serves at the corporation's request as a director, officer, partner, proprietor, trustee, employee, or agent of another corporation, partnership, trust, joint venture, or other enterprise (an "outside enterprise"), who was, is, or is threatened to be named a defendant in a legal proceeding by virtue of such person's position in the corporation or in an outside enterprise, but only if the person acted in good faith and reasonably believed, in the case of conduct in the person's official capacity, that the conduct was in or, in the case of all other conduct, that the conduct was not opposed to the corporation's best interest, and, in the case of a criminal proceeding, the person had no reasonable cause to believe the conduct was unlawful. A person may be indemnified within the above limitations against judgments, fines, settlements, and reasonable expenses actually incurred. Generally, an officer, director, agent, or employee of a corporation or a person who serves at the corporation's request as an officer, director, agent, or employee of an outside enterprise may not be indemnified, however, against judgments, fines, and settlements incurred in a proceeding in which the person is found liable to the corporation or is found to have improperly received a personal benefit and may not be indemnified for expenses unless, and only to the extent that, in view of all the circumstances, the person is fairly and reasonably entitled to indemnification for such expenses. A corporation must indemnify a director, officer, employee, or agent against reasonable expenses incurred in connection with a proceeding in which the person is a party because of the person's corporate position, if the person was successful, on the merits or otherwise, in the defense of the proceeding. Under certain circumstances, a corporation may also advance expenses to such person.

         Section 145 of the DGCL also permits a corporation to purchase and maintain insurance or to make other arrangements on behalf of any of the above persons against any liability asserted against and incurred by the person in such capacity, or arising out of the person's status as such a person, whether or not the corporation would have the powers to indemnify the person against the liability under applicable law.

         The Company's Restated Certificate of Incorporation provides that the Company's directors will have no personal liability to the Company or its stockholders for monetary damages for breach of, or an alleged breach of, a director's fiduciary duty of care. This provision has no effect on director liability for (i) a breach of the directors' duty of loyalty to the Company or its stockholders, (ii) acts or omissions not in good faith that constitute a breach of duty of a director or involving intentional misconduct or knowing violations of law, (iii) approval of any transaction from which a director derives an improper personal benefit, or (iv) an act or omission for which the liability of a director is expressly provided by an applicable statute. In addition, the Company's Restated Certificate of Incorporation provides that any additional liabilities permitted to be eliminated by subsequent legislation will automatically be eliminated without further stockholder vote, unless additional stockholder approval is required by such legislation. The Company is generally required to indemnify its directors, officers, employees, and agents against all judgments, fines, settlements, legal fees, and other expenses incurred in connection with pending or threatened legal proceedings because of the person's position with the Company or another entity that the person serves at the Company's request, subject to certain conditions, and to advance funds to enable them to defend against such proceedings. Article X of the Company's Restated Certificate of Incorporation permits the Company to enter into agreements with its directors, officers, employees and agents to provide such indemnification as deemed appropriate. Article X also provides that the Company may extend to its directors and executive officers such indemnification and additional indemnification.

         The Company has entered into an indemnification agreement with certain of its directors and officers. The form of indemnity agreement provides that each such person will be indemnified to the full extent permitted by applicable law against all expenses (including attorneys' fees), judgments, fines, penalties and amounts paid in settlement of any threatened, pending or completed action, suit or proceeding, on account of his services as a director and officer of the Company or any other company or enterprise in which he is serving at the request of the Company, or as a guarantor of any debt of the Company. To the extent the indemnification provided under the agreement exceeds that permitted by applicable law, indemnification may be unenforceable or may be limited to the extent it is found by a court of competent jurisdiction to be contrary to public policy.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table sets forth the expenses to be incurred in connection with this Registration Statement, all of which will be borne by the Company. All of such expenses are estimates, other than the filing fees payable to the Securities and Exchange Commission and the National Association of Securities Dealers, Inc.





                                                                                                  Amount
                                                                                                  ------
                SEC Registration Fee  . . . . . . . . . . . . . . . . . . . . . . . . . .       $  8,442.94

                NASD Filing Fee . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       $  1,500.00

                **Pacific Stock Exchange and
                Nasdaq SmallCap Market Listing Fee  . . . . . . . . . . . . . . . . . . .       $ 30,000.00

                **Agent's Non-accountable Expense Allowance . . . . . . . . . . . . . . .       $186,750.00

                **Printing and Engraving Expenses . . . . . . . . . . . . . . . . . . . .       $ 30,000.00

                **Legal Fees and Expenses . . . . . . . . . . . . . . . . . . . . . . . .       $125,000.00

                **Accounting Fees and Expenses  . . . . . . . . . . . . . . . . . . . . .       $ 50,000.00

                **Blue Sky Taxes, Fees and Expenses . . . . . . . . . . . . . . . . . . .       $  5,000.00

                *Miscellaneous  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       $ 13,307.06

                                 **TOTAL                                                        $450,000.00
                                                                                                ===========




----------------------------
*To be supplied by amendment.
**Estimated amount.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

         During the past three years, the Company has sold the securities listed below pursuant to exemptions under the Securities Act.

         1. During the fiscal year ended January 29, 1995, the Company sold 1,160,000 shares of Series A Convertible Preferred Stock at a price of $.50 per share resulting in net proceeds of $570,248 to the Company after deduction of $9,752 in Offering costs. These issuances completed the Company's private placement offering of up to 2,000,000 shares of such shares to accredited investors.

         2. On July 22, 1994, the Company's Board of Directors authorized 1,925,000 shares of Series B Convertible Preferred Stock ("Series B") to be issued through a private placement offering to accredited investors. During the fiscal years ended January 29, 1995 and January 28, 1996, the Company issued 1,046,000 Series B at a price of $2.00 per share. In connection with Series B issuances, the Company paid $342,958 in underwriting commissions and has issued 80,850 Series B stock purchase warrants to participating National Association of Securities Dealers, Inc. broker-dealers ("NASD Broker-Dealers"). The warrants have an exercise price of $2.40 per share and are exercisable for four years commencing July 22, 1995. Upon the completion of the closing of a sale of the Company's Common Stock in a public offering where the aggregate proceeds exceed $5,000,000, the Series B stock purchase warrants will convert to 26,659 Common Stock purchase warrants with an exercise price of $5.50 per share exercisable through January 2, 2002.

         3. From June 1995 through April 1996, the Company made a private placement offering to accredited investors for up to $6,000,000 in principal amount of 14% unsecured Convertible Subordinated Debentures due June 30, 1999 ("1999 Debentures"). The total underwriting commissions associated with the 1999 Debentures were $437,600. As of January 26, 1997, the Company has sold $4,865,000 in 1999 Debentures. In connection with the 1999 Debentures, the Company has issued 97,280 Common Stock purchase warrants to participating NASD Broker-Dealers. The warrants have an exercise price of $5.50 per share and are exercisable through January 2, 2002.

         4. From June 1996 through January 1997, the Company made a private placement offering to accredited investors for up to $2,000,000 in principal amount of 14% unsecured Convertible Subordinated Debentures due June 30, 2000 ("2000 Debentures"). The total underwriting commissions associated with the 2000 Debentures were $161,600. As of January 26, 1997, the Company has sold $2,000,000 in 2000 Debentures. In connection with the 2000 Debentures, the Company has issued 38,601 Common Stock purchase warrants to participating NASD Broker-Dealers. The warrants have an exercise price of $5.50 per share and are exercisable through January 2, 2002.

         5. From December 1996 through June 1997, the Company made a private placement offering to accredited investors for up to $2,655,000 in principal amount of 14% unsecured Convertible Subordinated Debentures due January 31, 2001 ("2001 Debentures"). The total underwriting commissions associated with the 2001 Debentures were $231,600. As of October 20, 1997, the Company has sold $2,655,000 in 2001 Debentures. In connection with the 2001 Debentures, the Company has issued 50,915 Common Stock purchase warrants to participating NASD Broker-Dealers. The warrants have an exercise price of $5.50 per share and are exercisable through January 2, 2002.

         6. In June 1997, the Company's Board of Directors authorized the issuance of up to 500,000 shares of Series C Convertible Preferred Stock ("Series C") with a par value of $.01 per share to be issued to employees in connection with the Company's employee stock purchase plan. The employee stock purchase plan allows employees to purchase, through payroll deductions and Company matches approved by the Board of Directors, shares of Series C at a price of $2.50 per share. At June 23, 1997, the Company issued 26,592 Series C shares and, on September 10, 1997, the Company issued 250 Series C shares with total proceeds received by the Company from both issuances of $38,346.

         7. In July 1997, the Company's Board of Directors authorized the issuance of up to 1,000,000 shares of 12% Series D Convertible Exchangeable Preferred Stock ("Series D") with a par value of $.01 per share to be issued to accredited investors. From July 10, 1997 to October 26, 1997, the Company issued 542,500 Series D shares with total proceeds received by the Company of $1,085,000.

         8. From January 13, 1994 through January 26, 1997, the Company issued 245,786 shares of Common Stock to certain officers, employees and other individuals in exchange for Board of Director services, legal services, consulting services and employment services. From January 27, 1997 to October 26, 1997, the Company issued 104,602 shares of Common Stock to certain officers, employees and other individuals in exchange for various services rendered on behalf of the Company. On May 8, 1997, the Company issued 824 shares of Common Stock to an employee for $3.03 per share.

         9. On December 29, 1995, a former director exercised a warrant to purchase 16,487 shares of the Company's Common Stock at $.03 per share.

         10. From October 1994 to March 1995, the Company issued $980,000 in 15% notes payable, to mature on December 31, 1997, to 14 non-accredited investors and a class of accredited investors. From February 1995 to May 1995, the Company issued $1,390,000 in 15% notes payable, to mature on March 31, 1998, to 20 non-accredited investors and a class of accredited investors. From April 1996 to August 1996, the Company issued $278,000 in 15% notes payable, to mature on March 31, 2000 to 5 non-accredited investors and a class of accredited investors. From January 1997 to July 1997, the Company issued $474,000 in 15% notes payable, to mature on December 31, 2000 to 11 non-accredited investors and a class of accredited investors.

         11. From January 1995 through November 1996, the Company issued 43,358 Series B shares in connection with its employee stock purchase plan. The employee stock purchase plan in effect during that time allowed employees to purchase, through payroll deductions and Company matches approved by the Board of Directors, shares of Series B at a price of $2.00 per share.






         The sale of securities above were made in reliance upon Rule 701 which provides for exemption for offers and sales of securities pursuant to compensatory benefit plans and contracts relating to compensation and Section 4(2) and Regulation D of the Securities Act, which provide exemptions for transactions not involving a public offering. The purchasers of securities described above acquired them for their own account and not with a view to any distribution thereof to the public. The certificates evidencing the securities bear legends stating that the shares are not to be offered, sold or transferred other than pursuant to an effective registration statement under the Securities Act, or an exemption from such registration requirements.


ITEM 27.  EXHIBITS

            Exhibit Number             Description
            --------------             -----------
                   1                   *Form of Underwriting Agreement

                  3.1                  **Restated and Amended Certificate of Incorporation

                  3.2                  **Second Amended and Restated Bylaws of the Company

                  4.1                  *Form of Series A Warrant Agreement

                  4.2                  *Form of Series B Warrant Agreement

                  4.3                  *Form of Certificate evidencing Common Stock

                  4.4                  *Form of Representative's Warrants

                  5.1                  *Opinion of Jordaan & Pennington, P.L.L.C. as to the validity of the issuance of the securities registered hereby

                 10.1                  *Form of Indemnity Agreement with Officers and Directors

                 10.2                  **1997 PawnMart, Inc. Employee Stock Option Plan

                 10.3                  *1997 PawnMart, Inc. Director Stock Option Plan

                  11                   Statement re computation of per share earnings

                  21                   *Subsidiaries of the small business issuer

                 23.1                  Consent of KPMG Peat Marwick LLP, independent certified
                                       public accountants

                 23.2                  *Consent of Jordaan, Howard & Pennington, PLLC.  (included in the opinion filed as Exhibit 5 to this Registration
                                       Statement)

                  24                   **Powers of Attorney of directors and officers of the
                                       Registrant

                  27.1                 Financial Data Schedule for October 26, 1997
                                       (Filed in EDGAR version only)

                  27.2                 Financial Data Schedule for January 26, 1997
                                       (Filed in EDGAR version only)



---------------------------
*  To be filed by amendment.
** Previously Filed.

ITEM 28.  UNDERTAKINGS


(a) The Company, a small business issuer, before the Offering had no duty to file reports with the Commission under section 13(a) or 15(d) of the Securities Exchange Act of 1934 is registering equity securities for sale in an underwritten offering. Therefore, the small business issuer will provide to the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(b)      The Registrant hereby undertakes that:

         (1) For purposes of determining any liability under the Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant
                 pursuant to Rule 424(b)(1) or (4) or   497(h) under the Act
                 shall be deemed to be part of this Registration Statement as of the time it was declared effective.

         (2) For the purpose of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement
                 relating to the securities offered   therein, and the offering
                 of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The Registrant hereby undertakes (1) to file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement, to include any prospectus required by section 10(a)(3) of the Act, to reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statements, and to include any additional or changed material information on the plan of distribution; (2) that, for the purpose of determining any liability under the Act, to treat each post-effective amendment as a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to file a post-effective amendment to remove from registration any of the securities being registered which remain unsold at the termination of the Offering.

         Insofar as indemnification for liabilities arising from the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on January 14, 1998:


PAWNMART, INC.
   (Registrant)

By:  /s/ Carson R. Thompson                By:  /s/ Thomas W. White
     -----------------------------              -------------------------
     Carson R. Thompson                         Thomas W. White
     Chief Executive Officer                    Vice President - Finance and
     (Principal Executive Officer)              Accounting
                                                (Principal Financial and
                                                Accounting Officer)





         In accordance with the requirements of the Securities Act of 1933, this registration statement was signed below by the following persons on behalf of the registrant and in the capacities and on the dates stated:







 Signature                        Title                                             Date
 ---------                        -----                                             ----
 /s/ Carson R. Thompson           Chief Executive Officer, Director and Chairman    January 14, 1998
 ----------------------           of the Board
 Carson R. Thompson


               *                  President, Chief Operating Officer and            January 14, 1998
 -----------------------------    Director
 Robert Bourland, Jr.


               *                  Vice President -- Finance and Accounting          January 14, 1998
 -----------------------------
 Thomas W. White



               *                  Vice President -- Information Services            January 14, 1998
 -----------------------------
 Randy Haden


               *                  Director                                          January 14, 1998
 -----------------------------
 Robert E. Camp


               *                  Director                                          January 14, 1998
 -----------------------------
 James E. Berk


               *                  Director                                          January 14, 1998
 -----------------------------
 Monty R. Standifer



               *                  Director                                          January 14, 1998
 -----------------------------
 Mark E. Kane



By:      /s/ Carson R. Thompson
         -----------------------------
         CARSON R. THOMPSON
         ATTORNEY-IN-FACT

                                 EXHIBIT INDEX



            Exhibit Number             Description
            --------------             -----------
                   1                   *Form of Underwriting Agreement

                  3.1                  **Restated and Amended Certificate of Incorporation

                  3.2                  **Second Amended and Restated Bylaws of the Company

                  4.1                  *Form of Series A Warrant Agreement

                  4.2                  *Form of Series B Warrant Agreement

                  4.3                  *Form of Certificate evidencing Common Stock

                  4.4                  *Form of Representative's Warrants

                  5.1                  *Opinion of Jordaan & Pennington, P.L.L.C. as to the validity of the issuance of the securities registered hereby

                 10.1                  *Form of Indemnity Agreement with Officers and Directors

                 10.2                  **1997 PawnMart, Inc. Employee Stock Option Plan

                 10.3                  *1997 PawnMart, Inc. Director Stock Option Plan

                  11                   Statement re computation of per share earnings

                  21                   *Subsidiaries of the small business issuer

                 23.1                  Consent of KPMG Peat Marwick LLP, independent certified
                                       public accountants

                 23.2                  *Consent of Jordaan, Howard & Pennington, PLLC.  (included in the opinion filed as Exhibit 5 to this Registration
                                       Statement)

                  24                   **Powers of Attorney of directors and officers of the
                                       Registrant

                  27.1                 Financial Data Schedule for October 26, 1997
                                       (Filed in EDGAR version only)

                  27.2                 Financial Data Schedule for January 26, 1997
                                       (Filed in EDGAR version only)



---------------------------
*  To be filed by amendment.
** Previously Filed.